Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and

Stockholders of R&G Financial Corporation:

We have audited the accompanying consolidated statements of financial condition of R&G Financial Corporation and its subsidiaries (the “Company”) as of December 31, 2007, 2006 and 2005, and the related consolidated statements of (loss) income, of comprehensive (loss) income, of changes in stockholders’ equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of R&G Financial Corporation and its subsidiaries at December 31, 2007, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company changed the manner in which it accounts for the servicing of financial assets in 2006.

As more fully discussed in Note 2 to the consolidated financial statements, the Company must undertake a number of initiatives during 2009 in order to satisfy its ongoing capital and liquidity requirements. Failure to recapitalize the Company and maintain its banking subsidiary’s well-capitalized status would have a material adverse effect on the Company’s liquidity and financial condition and could result in banking regulators placing further restrictions on the Company and the banking subsidiary’s operations, or taking actions that could have a material adverse effect on the value of the Company’s preferred and common stock.

/s/ PricewaterhouseCoopers LLP

June 9, 2009

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
Assets
Cash and cash equivalents:
Cash and due from banks	$16,207,296	$44,340,661	$60,125,064
Securities purchased under agreements to resell	—	4,153,756	56,685,951
Time deposits with other banks	38,647,037	178,694,052	50,357,341

Cash and cash equivalents	54,854,333	227,188,469	167,168,356

Restricted cash	41,875,120	120,767,906	55,356,129
Pledged investment securities that can be repledged by counterparties:
Securities held for trading, at fair value	—	13,353,903	39,122,692
Securities available for sale, at fair value	1,563,007,590	1,988,873,134	2,579,816,921
Securities held to maturity, at amortized cost (estimated fair value – 2006: $10,603,823, 2005: $11,552,676)	—	10,436,982	11,276,578

Total pledged investment securities that can be repledged	1,563,007,590	2,012,664,019	2,630,216,191

Other investment securities:
Securities held for trading, at fair value	5,942,218	4,274,901	8,138,603
Securities available for sale, at fair value	121,570,716	451,630,669	296,138,882
Securities held to maturity, at amortized cost (estimated fair value – 2006: $54,896,375, 2005: $47,277,666)	—	55,826,908	47,512,999
Other investment securities	78,970,916	87,441,588	95,440,388

Total other investment securities	206,483,850	599,174,066	447,230,872

Total investment securities	1,769,491,440	2,611,838,085	3,077,447,063

Loans and leases:
Mortgage loans held for sale, at lower of cost or market, pledged with creditors’ right to repledge	44,835,734	130,339,744	595,085,759
Other mortgage loans held for sale, at lower of cost or market	506,047,998	890,250,861	1,708,787,498
Loans and leases receivable, net of allowance for loan and lease losses (2007: $115,371,884; 2006: $59,851,237; 2005: $47,719,349)	5,172,779,003	4,671,571,789	3,742,725,024

Total loans and leases	5,723,662,735	5,692,162,394	6,046,598,281
Accrued interest receivable	43,525,528	48,690,309	48,379,593
Servicing assets (at fair value in 2007 and 2006; net in 2005)	75,327,091	76,185,227	57,889,478
Premises and equipment, net	32,717,407	56,453,238	60,405,396
Other real estate held for sale	38,934,183	44,748,691	30,536,153
Deferred taxes, net	73,531,350	48,232,270	35,196,668
Accounts receivable	33,603,700	15,738,327	18,114,225
Other assets	51,980,593	54,527,408	50,072,935
Assets from discontinued operations	—	3,434,589,799	3,262,954,686

Total assets	$7,939,503,480	$12,431,122,123	$12,910,118,963

The accompanying notes are an integral part of these consolidated financial statements.

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION, CONTINUED

DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
Liabilities
Deposits:
Non interest-bearing deposits	$286,433,241	$327,876,492	$341,424,304
Interest-bearing deposits	4,099,502,818	4,117,916,564	3,608,434,747

Total deposits	4,385,936,059	4,445,793,056	3,949,859,051
Federal funds purchased	—	45,000,000	90,000,000
Securities sold under agreements to repurchase	1,492,423,934	1,949,740,321	2,621,445,249
Notes payable	120,824,722	213,218,228	251,966,043
Advances from Federal Home Loan Bank	712,500,000	826,500,000	723,500,000
Secured borrowings, net	338,871,760	825,683,195	1,445,402,568
Other borrowings	335,051,546	404,725,104	406,107,321
Accrued interest payable	35,030,601	35,132,345	27,598,660
Other liabilities	240,573,005	274,472,567	244,902,901
Liabilities from discontinued operations	—	2,830,180,573	2,633,965,396

Total liabilities	7,661,211,627	11,850,445,389	12,394,747,189

Commitments and contingencies

Redeemable Preferred Stock, Series A, $.01 par value, with a redemption and liquidation value of $1,000 per share; 150,000 shares authorized, issued and outstanding, net of issue costs	—	88,487,461	—

Stockholders’ Equity
Preferred stock, $.01 par value; 20,000,000 shares authorized:
Non-cumulative perpetual, $25 liquidation value:
7.40% Series A, 2,000,000 shares authorized, issued and outstanding	50,000,000	50,000,000	50,000,000
7.75% Series B, 1,000,000 shares authorized, issued and outstanding	25,000,000	25,000,000	25,000,000
7.60% Series C, 2,760,000 shares authorized, issued and outstanding	69,000,000	69,000,000	69,000,000
7.25% Series D, 2,760,000 shares authorized, issued and outstanding	69,000,000	69,000,000	69,000,000
Common stock:
Class A - $.01 par value, 80,000,000 shares authorized; 21,559,584 issued and outstanding	215,596	215,596	215,596
Class B - $.01 par value, 120,000,000 shares authorized; 29,625,684 issued and outstanding in 2007 and 2006 (2005 –29,623,320)	296,257	296,257	296,233

Additional paid-in capital	116,276,074	116,276,074	116,248,782
(Accumulated deficit) retained earnings	(75,574,709)	176,004,509	209,527,420
Capital reserves	41,014,977	41,014,977	37,762,811
Accumulated other comprehensive loss, net of income taxes	(16,936,342)	(54,618,140)	(61,679,068)

Total stockholders’ equity	278,291,853	492,189,273	515,371,774

Total liabilities and stockholders’ equity	$7,939,503,480	$12,431,122,123	$12,910,118,963

The accompanying notes are an integral part of these consolidated financial statements.

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
Interest income:
Loans and leases	$407,559,755	$419,964,345	$405,486,272
Investment securities:
Exempt	24,796,617	39,652,436	45,621,912
Taxable	72,497,747	86,565,488	103,636,575
Dividends	7,087,412	6,286,760	5,297,573
Trading securities	—	5,063	1,269,152
Money market and other	3,860,499	3,227,700	3,205,518

Total interest income	515,802,030	555,701,792	564,517,002

Interest expense:
Deposits	194,536,053	155,735,514	104,010,388
Securities sold under agreements to repurchase	85,152,745	105,332,496	95,266,219
Notes payable	13,403,460	14,216,711	8,633,685
Advances from Federal Home Loan Bank	44,926,191	43,196,518	32,162,462
Secured borrowings	31,023,571	77,217,105	103,229,636
Other borrowings	23,272,994	26,183,737	25,536,040

Total interest expense	392,315,014	421,882,081	368,838,430

Net interest income	123,487,016	133,819,711	195,678,572
Provision for loan and lease losses	68,990,804	19,720,781	23,562,837

Net interest income after provision for loan and lease losses	54,496,212	114,098,930	172,115,735

Non-interest income:
Net (loss) gain on loan sales	(672,229)	10,472,106	17,589,326
Net gain on sales of securities available for sale	2,591,433	13,235,022	9,708,370
Servicing income, net	21,140,267	19,575,246	10,784,310
Trading gains	504,723	1,820,239	30,028,292
Insurance commissions	14,365,140	15,222,160	14,607,087
Fees, service charges and other commissions	20,312,853	17,492,080	15,019,789
Losses on mortgage loans held-for-sale	(33,310,400)	(12,990,910)	(7,667,871)
Change in fair value of warrants liability	29,989,806	36,011,793	—
Other income	73,060	673,650	766,737

Total non-interest income	54,994,653	101,511,386	90,836,040

Non-interest expense:
Compensation and benefits	71,013,006	69,809,963	66,967,325
Taxes, other than payroll and income taxes	14,942,023	10,287,619	8,216,052
Advertising	9,639,911	11,727,427	18,169,401
Professional services	57,484,727	57,159,636	34,899,285
Communication and information systems	4,038,198	3,886,805	4,953,528
Occupancy and other office expenses	19,958,288	17,901,723	18,627,607
Depreciation and amortization	11,151,385	11,757,867	11,464,790
Provision for class action settlement	—	—	29,000,000
Loss (gain) on extinguishment of debt	2,688,258	(10,298,349)	7,275,156
Other than temporary impairment of other investment securities	3,557,880	—	—
Other general and administrative expenses	38,660,258	23,364,975	27,790,746

Total non-interest expense	233,133,934	195,597,666	227,363,890

(Loss) income from continuing operations before income taxes	(123,643,069)	20,012,650	35,587,885
Income tax (benefit) expense	(25,026,040)	2,318,982	19,113,664

(Loss) income from continuing operations	(98,617,029)	17,693,668	16,474,221
Discontinued operations (less applicable income tax (benefit) expense - 2007: $(5,573,396); 2006: $7,520,311 and 2005: $3,422,831)	(33,478,148)	(8,695,242)	(2,192,166)

Net (loss) income	$(132,095,177)	$8,998,426	$14,282,055

Net loss to common stockholders	$(190,452,422)	$(32,322,329)	$(1,601,945)

Net (loss) income per common share:
Continuing operations-basic	$(3.07)	$(0.46)	$0.01

Continuing operations-diluted	$(3.06)	$(0.46)	$0.01

Discontinued operations-basic/diluted	$(0.65)	$(0.17)	$(0.04)

Net (loss) income-basic	$(3.72)	$(0.63)	$(0.03)

Net (loss) income-diluted	$(3.72)	$(0.63)	$(0.03)

Dividends per common share	$—	$0.05	$0.42

The accompanying notes are an integral part of these consolidated financial statements.

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
Net (loss) income	$(132,095,177)	$8,998,426	$14,282,055

Other comprehensive income (loss), before tax:

Unrealized gains (losses) on securities arising during the period in continuing operations	34,953,840	14,392,313	(62,471,350)
Unrealized gains (losses) on securities arising during the period in discontinued operations	5,784,216	1,680,529	(4,182,293)
Less: Reclassification adjustments for net gains (losses) included in discontinued operations	—	47,240	(354,538)
Less: Reclassification adjustments for net gains included in continuing operations	2,591,433	13,235,022	9,708,370

Other comprehensive income (loss), before tax	38,146,623	2,790,580	(76,007,475)
Income tax related to items of other comprehensive income (loss)	(464,825)	4,270,348	7,937,698

Other comprehensive income (loss), net of tax	37,681,798	7,060,928	(68,069,777)

Comprehensive (loss) income, net of tax	$(94,413,379)	$16,059,354	$(53,787,722)

The accompanying notes are an integral part of these consolidated financial statements.

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	Preferred Stock		Common Stock Class A		Common Stock Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2004	8,520,000	$213,000,000	21,559,584	$215,596	29,572,120	$295,721
Adjustment to beginning stockholders’ equity (Note 1)	—	—	—	—	—	—

Balance at January 1, 2005, as revised	8,520,000	213,000,000	21,559,584	215,596	29,572,120	295,721
Issuance of common stock	—	—	—	—	51,200	512
Cash dividends declared:	—	—	—	—	—	—
Common stock
Class A	—	—	—	—	—	—
Class B	—	—	—	—	—	—
Non-cumulative perpetual preferred stock	—	—	—	—	—	—
Net income	—	—	—	—	—	—
Transfer to capital reserves	—	—	—	—	—	—
Other comprehensive loss, net of tax	—	—	—	—	—	—

Balance at December 31, 2005	8,520,000	213,000,000	21,559,584	215,596	29,623,320	296,233
Issuance of common stock	—	—	—	—	2,364	24
Cash dividends declared:	—	—	—	—	—	—
Common stock- Class A	—	—	—	—	—	—
Non-cumulative perpetual preferred stock	—	—	—	—	—	—
Series A redeemable preferred stock	—	—	—	—	—	—
Accretion on Series A redeemable preferred stock	—	—	—	—	—	—
Net income	—	—	—	—	—	—
Cumulative effect of accounting change (adoption of SFAS No. 156, net of tax)	—	—	—	—	—	—
Transfer to capital reserves	—	—	—	—	—	—
Other comprehensive income, net of tax	—	—	—	—	—	—

Balance at December 31, 2006	8,520,000	213,000,000	21,559,584	215,596	29,625,684	296,257
Cash dividends declared:	—	—	—	—	—	—
Non-cumulative perpetual preferred stock	—	—	—	—	—	—
Series A redeemable preferred stock	—	—	—	—	—	—
Accretion on Series A redeemable preferred stock	—	—	—	—	—	—
Net loss	—	—	—	—	—	—
Cumulative effect of accounting change (adoption of FIN 48, net of tax)	—	—	—	—	—	—
Reclassification of preferred shares subject to mandatory redemption	—	—	—	—	—	—
Other comprehensive income, net of tax	—	—	—	—	—	—

Balance at December 31, 2007	8,520,000	$213,000,000	21,559,584	$215,596	29,625,684	$296,257

The accompanying notes are an integral part of these consolidated financial statements.

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY, CONTINUED

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	Additional paid-in capital	(Accumulated deficit)/Retained earnings	Capital reserves	Accumulated other comprehensive income (loss), net	Total
Balance at December 31, 2004	$115,747,903	$249,207,745	$28,565,960	$10,137,713	$617,170,638
Adjustment to beginning stockholders’ equity (Note 1)	—	(6,686,958)	(533,130)	(3,747,004)	(10,967,092)

Balance at January 1, 2005, as revised	115,747,903	242,520,787	28,032,830	6,390,709	606,203,546
Issuance of common stock	500,879	—	—	—	501,391
Cash dividends declared:					—
Common stock:
Class A	—	(7,955,487)	—	—	(7,955,487)
Class B	—	(13,705,954)	—	—	(13,705,954)
Non-cumulative perpetual preferred stock	—	(15,884,000)	—	—	(15,884,000)
Net income	—	14,282,055	—	—	14,282,055
Transfer to capital reserves	—	(9,729,981)	9,729,981	—	—
Other comprehensive loss, net of tax	—	—	—	(68,069,777)	(68,069,777)

Balance at December 31, 2005	116,248,782	209,527,420	37,762,811	(61,679,068)	515,371,774
Issuance of common stock	27,292	—	—	—	27,316
Cash dividends declared:
Common stock- Class A	—	(2,777,141)	—	—	(2,777,141)
Non-cumulative perpetual preferred stock	—	(15,884,000)	—	—	(15,884,000)
Series A redeemable preferred stock	—	(10,687,500)	—	—	(10,687,500)
Accretion on Series A redeemable preferred stock	—	(14,749,255)	—	—	(14,749,255)
Net income	—	8,998,426	—	—	8,998,426
Cumulative effect of accounting change (adoption of SFAS No. 156, net of tax)	—	4,828,725	—	—	4,828,725
Transfer to capital reserves	—	(3,252,166)	3,252,166	—	—
Other comprehensive income, net of tax	—	—	—	7,060,928	7,060,928

Balance at December 31, 2006	116,276,074	176,004,509	41,014,977	(54,618,140)	492,189,273
Cash dividends declared:
Non-cumulative perpetual preferred stock	—	(15,884,000)	—	—	(15,884,000)
Series A redeemable preferred stock	—	(11,954,167)	—	—	(11,954,167)
Accretion on Series A redeemable preferred stock	—	(30,519,078)	—	—	(30,519,078)
Net loss	—	(132,095,177)	—	—	(132,095,177)
Cumulative effect of accounting change (adoption of FIN 48, net of tax)	—	(927,181)	—	—	(927,181)
Reclassification of preferred shares subject to mandatory redemption	—	(60,199,615)	—	—	(60,199,615)
Other comprehensive income, net of tax	—	—	—	37,681,798	37,681,798

Balance at December 31, 2007	$116,276,074	$(75,574,709)	$41,014,977	$(16,936,342)	$278,291,853

The accompanying notes are an integral part of these consolidated financial statements.

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
Cash flows from operating activities:
Net (loss) income	$(132,095,177)	$8,998,426	$14,282,055
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,151,385	11,757,867	11,464,790
Net amortization of premiums on investment securities	915,607	941,463	4,806,359
Net accretion of net deferred loan fees	(7,953,858)	(5,832,170)	(15,804,407)
Net amortization of premiums on secured borrowings and deposits	125,213	1,070,874	2,533,339
Mark-to-market adjustment (2007-2006); amortization and impairment (2005) of servicing assets	7,061,212	6,919,422	14,961,448
Other-than-temporary impairment in other investment securities	3,557,880	—	—
Provision for loan and lease losses	68,990,804	19,720,781	23,562,837
Provision and valuation allowances, net (1)	30,482,917	8,840,446	7,392,736
Provision for class action settlement	—	—	29,000,000
Net gain on sale of securities available for sale	(2,591,433)	(13,235,022)	(9,708,370)
Net loss (gain) on sale of loans	672,229	(10,472,106)	(17,589,326)
Net loss (gain) on sale of real estate owned	3,537,228	(2,037,461)	(3,214,018)
Net loss (gain) on extinguishment of debt	2,688,258	(10,298,349)	7,275,156
Deferred tax benefit	(22,941,742)	(8,765,254)	(7,866,237)
Change in fair value of warrants liability	(29,989,806)	(36,011,793)	—
Accretion of recourse liability	(4,451,735)	(4,380,553)	(4,223,480)
Net originations of mortgage loans held for sale	(598,316,990)	(712,777,116)	(1,075,988,118)
Acquisitions of mortgage loans held for sale	(41,260,083)	(16,659,600)	(13,339,377)
Proceeds from sales of mortgage loans held for sale	687,208,315	1,046,712,677	446,609,171
Net decrease in securities held for trading	27,661,539	34,867,729	1,309,974,334
Increase in other assets	(9,380,904)	(4,117,491)	(2,125,190)
(Decrease) increase in accrued interest payable	(861,251)	1,999,106	15,664,739
Decrease in derivative instruments	(4,975,526)	(1,825,058)	(8,673,485)
Increase (decrease) in other liabilities	3,256,210	7,785,276	(60,295,701)
Net operating activities from discontinued operations	219,028,834	(180,535,563)	(78,654,346)

Total adjustments	343,614,303	133,668,105	575,762,854

Net cash provided by operating activities	211,519,126	142,666,531	590,044,909

Cash flows from investing activities:
Decrease (increase) in restricted cash	79,537,061	(65,411,777)	6,638,047
Purchases of securities available for sale	(779,767)	(306,475,772)	(1,000,054,069)
Proceeds from sales of securities available for sale	207,110,903	406,066,072	569,736,054
Principal repayments, maturities and redemptions of securities available for sale	654,020,254	827,846,798	805,748,325
Purchases of securities held to maturity	(1,378,422)	(16,611,599)	—
Principal repayments and redemptions of securities held to maturity	27,094,029	9,068,983	18,727,838
Decrease in other investment securities	3,366,400	7,998,800	10,257,200
Acquisition of loans and loan participations	(81,594,115)	(30,677,563)	(28,276,427)
Net origination of loans receivable	(278,986,026)	(872,939,898)	(984,847,534)
Acquisition of premises and equipment	(3,210,790)	(7,034,037)	(14,671,949)
Sale (acquisition) of servicing assets	2,933,959	(169,963)	(83,378)
Proceeds from sales of other real estate owned	27,739,102	22,713,202	20,747,542
Net investing activities from discontinued operations	402,298,743	35,368,273	(580,041,719)

Net cash provided (used) by investing activities	1,038,151,331	9,741,519	(1,176,120,070)

Cash flows from financing activities:
Net (decrease) increase in deposits	(59,889,232)	495,880,063	768,185,303
Net (decrease) increase in escrow deposits	(2,367,660)	(6,770,854)	14,760,819
Net (decrease) increase in federal funds purchased	(45,000,000)	(45,000,000)	60,000,000

R&G FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
Net decrease in securities sold under agreements to repurchase	(455,988,853)	(665,905,746)	(262,874,171)
Net (decrease) increase in notes payable	(92,393,506)	(38,747,814)	130,300,317
Net (decrease) increase in advances from FHLB	(114,000,000)	103,000,000	(135,100,000)
Repayment of other borrowings	(379,141)	(1,382,217)	(641,901)
Changes in secured borrowings:
Proceeds from secured borrowings	—	—	579,065,995
Repayment of secured borrowings	(134,043,269)	(217,845,141)	(732,368,197)
Net proceeds from issuance of redeemable preferred stock and warrants	—	139,739,801	—
Redemption of redeemable preferred stock	(165,000,000)	—	—
Net proceeds from issuance of common stock	—	27,316	501,391
Dividends paid	(27,838,167)	(29,348,641)	(37,545,441)
Net financing activities from discontinued operations	(376,744,710)	197,563,554	150,431,854

Net cash (used) provided by financing activities	(1,473,644,538)	(68,789,679)	534,715,969

Net (decrease) increase in cash and cash equivalents	(223,974,081)	83,618,371	(51,359,192)
Cash and cash equivalents at beginning of year	227,188,469	167,168,356	202,182,867
Cash and cash equivalents at beginning of year from discontinued operations	51,639,945	28,041,687	44,386,368

Cash and cash equivalents at end of year	54,854,333	278,828,414	195,210,043
Cash and cash equivalents at end of year from discontinued operations	—	(51,639,945)	(28,041,687)

Cash and cash equivalents at end of year from continuing operations	$54,854,333	$227,188,469	$167,168,356

Supplemental information from continuing operations:
Interest paid	$393,051,052	$418,812,101	$350,640,351

Income taxes paid	$6,436,059	$5,031,988	$11,219,032

Non-cash transactions from continuing operations:
Loans converted to securities, net	$28,658,086	$478,465,996	$—
Loans converted to trading securities, net	$12,357,755	$5,235,239	$1,316,741,746
Loans foreclosed	$27,062,307	$35,079,833	$28,013,589
Servicing assets resulting from sales and securitizations	$9,137,035	$22,673,717	$19,748,322
Additions to construction in progress acquired through financing lease	$—	$—	$894,590
Reclassification from loans held for sale to loans receivable	$—	$—	$50,676,873
Payment in kind and extinguishment of liability	$174,812,226	$402,638,120	$135,817,824
Reclassification of preferred shares subject to mandatory redemption to liability	$60,199,615	$—	$—
Accretion of redeemable preferred stock	$30,519,074	$14,749,260	$—
Sale and leaseback of corporate headquarters	$20,803,842	$—	$—
Reclassification from loans receivable to loans held for sale	$260,434,352	$44,534,785	$—
Transfer of junior subordinated notes	$50,000,000	$—	$—

(1)	Includes provision for other real estate held for sale, delinquent loans, and losses on mortgage loans held for sale.

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

During the preparation of the consolidated financial statements for the three years ended December 31, 2007, 2006 and 2005, the Company discovered several errors that affected years prior to 2005 that were immaterial to the respective years. However, correcting these errors by adjusting the 2005 consolidated financial statements would have been material to these statements. Accordingly, management has revised prior years’ financial statements, not presented herein, by adjusting certain elements of opening stockholders’ equity for these errors.

The nature of these errors, and the impact on opening stockholders’ equity (net of tax) is as follows:

	Retained Earnings and Capital Reserves	Accumulated Other Comprehensive Loss, Net	Total Stockholders’ Equity
Impact of accounting errors on:

Net interest income	$(9,501,042)	$—	$(9,501,042)
Loan loss provision	(514,938)	—	(514,938)
Non-interest income	19,049	—	19,049
Non-interest expense	596,090	—	596,090
Accumulated other comprehensive income	—	(3,157,655)	(3,157,655)

Total adjustments	(9,400,841)	(3,157,655)	(12,558,496)
Income tax impact of adjustments	2,180,753	(589,349)	1,591,404

Total impact	$(7,220,088)	$(3,747,004)	$(10,967,092)

The significant items comprising the above adjustments included the following:

Net Interest Income

•	The incorrect posting of an accrued interest adjustment, which overstated interest income by approximately $4.5 million; and

•	The over accrual of interest income accrued on certain delinquent loans, which overstated interest income by approximately $2.6 million.

•	The under accrual of interest expense on the Company’s junior subordinated debentures, which understated interest expense by approximately $1.1 million;

Loan loss provision

•	The incorrect timing of losses incurred on certain land acquisition and development loans, which understated the loan loss provision by approximately $515,000.

Non-interest income

•	An adjustment to the Company’s recourse liability on loans sold, which overstated the gain on sale of loans by approximately $1.2 million; and

•	Errors associated with the accrual and recognition of certain loan fees receivable, which understated fee income by approximately $1.2 million.

Non-interest expense

•	The identification of unreconciled differences associated with the unwinding of the Company’s secured borrowing transactions, which overstated certain expense accounts by approximately $985,000.

Accumulated Other Comprehensive Income, net

•	The identification of an error in the deferred tax calculation, which overstated other comprehensive income by approximately $4.7 million; and

•	The incorrect inclusion of certain premiums on loans as part of the valuation of available for sale securities, which understated other comprehensive income by approximately $1.5 million.

These adjustments (decreased) increased previously reported net income by approximately $(2.6) million and $1.6 million for the years ended December 31, 2004 and 2003, respectively, and approximately $(6.1) million for the years ended December 31, 2002 and earlier.

2. REPORTING ENTITY, OPERATIONS AND LIQUIDITY

Reporting Entity

As of December 31, 2007, R&G Financial Corporation (“R&G Financial” or the “Company”) operated as a bank holding company, and was engaged in banking, mortgage banking, and insurance agency activities through the following subsidiaries:

•

R-G Premier Bank of Puerto Rico (“Premier Bank”), a commercial bank chartered under the laws of the Commonwealth of Puerto Rico and its international banking division, R-G Premier Bank of Puerto Rico-International Branch (“R&G International Branch”). Effective September 7, 2007 R-G Insurance Corporation (“R-G Insurance”), formerly Home & Property Insurance Corp. until September 2005 a Puerto Rico corporation and insurance agency, became a subsidiary of Premier Bank. Refer to Note 22 for additional information.

•

R&G Acquisition Holdings Corporation (“RAC”), a Florida corporation and savings and loan holding company that was the parent of R-G Crown Bank, FSB (“Crown Bank”) and its wholly owned subsidiary Continental Capital Corporation (“Continental”). Crown Bank was a Florida-based federal savings bank, until November 2, 2007, when the Company completed a stock purchase agreement (“Crown Agreement “) for the sale of Crown Bank to Fifth Third Financial Corporation (“Fifth Third”). For additional information regarding the disposition of Crown Bank and Continental, refer to Note 4.

•	R&G Mortgage Corp. (“R&G Mortgage”), a Puerto Rico mortgage banking corporation. During 2006, The Mortgage Store of Puerto Rico, Inc. was liquidated and merged into its parent company, R&G Mortgage.

•

R-G International Corporation (“R&G International”), an international banking subsidiary chartered under the laws of the Commonwealth of Puerto Rico. For additional information regarding the reorganization of R&G International, refer to Note 32.

From April 2002 through August 2003, the Company, through RAC, formed a total of three capital trusts (R&G Capital Trust I, II and IV), as Delaware statutory business trusts. These trusts then issued $50 million of trust preferred securities in separate private placements. From October 2003 through November 2004, the Company formed three additional capital trusts (R&G Capital Trust III, V and VI), also as Delaware statutory business trusts. These trusts then issued $325 million of trust preferred securities in separate public offerings. Each of these six trusts used the proceeds of the issuance of the securities (together with the initial capitalization) to purchase subordinated notes of the Company. Those notes have identical payment terms to the trust preferred securities. The trusts are presented on an unconsolidated basis in conformity with FASB Interpretation FIN No. 46R, “Variable Interest Entities” (“FIN 46 (R)”) and the subordinated notes are included within other borrowings in the consolidated statements of financial condition. Refer to Note 15 for additional information regarding the elimination of all RAC-formed Capital Trusts as part of the disposition of Crown Bank.

Effective October 10, 2006, the Company sold certain assets of the retail brokerage business of R-G Investments Corporation (“R-G Investments”) to UBS Financial Services Incorporated of Puerto Rico (“UBS”). Refer to Note 4 for additional information.

Operations

Premier Bank provides a range of banking services, residential, commercial and personal loans and a variety of deposit products. As of December 31, 2007, Premier Bank operated through 36 branches located mainly in the northeastern part of the Commonwealth of Puerto Rico. Premier Bank also provides private banking, trust and other financial services to its customers. During August 2007, Premier Bank was approved by the U.S. Department of Housing and Urban Development (“HUD”) to be a Title II FHA supervised mortgagee. Also during the same month, Premier Bank became a Federal Home Loan Mortgage Corporation (“FHLMC”) authorized Seller/Servicer and approved Certified Lender for Rural Housing Loan Programs enhancing the bank’s capabilities to originate residential mortgage loans. Premier Bank is now subject to supervision and examination by such entities at all times to ensure compliance with applicable regulations, policies and procedures. As discussed in Note 22 to the consolidated financial statements, Premier Bank is also subject to regulation and supervision by certain federal and local agencies, and undergoes periodic examinations by those agencies.

As of December 31, 2007 R&G Mortgage was engaged primarily in the business of originating Federal Housing Administration (“FHA”)-insured, Veterans Administration (“VA”)-guaranteed and conventional first and second mortgage loans on residential real estate (1-4 families). R&G Mortgage historically pooled FHA and VA loans into Government National Mortgage Association or “GNMA” mortgage-backed securities and collateralized mortgage obligation (“CMO”) certificates for sale to permanent investors. Upon selling the loans, R&G Mortgage generally retained the rights to service the loans. R&G Mortgage is a FHLMC and a Federal National Mortgage Association (“FNMA” and collectively with GNMA and FHLMC, “GSE”) servicer of mortgage loans. Refer to Note 32 for additional information regarding the status of R&G Financial’s mortgage banking operations and licenses.

For additional information regarding R&G Financial’s current status as a bank holding company, refer to Note 22.

Liquidity

R&G Financial’s business requires continuous access to various funding sources, both short-term and long-term. R&G Financial and its operating subsidiaries, including Premier Bank, have different liquidity and capital positions, as well as different liquidity risk management policies and funding plans, as each has different funding needs and sources of liquidity. Premier Bank is also subject to regulatory capital requirements.

Liquidity of the Holding Company

The principal sources of liquidity of the bank holding company (“Holding Company”) are dividends from its subsidiaries, in particular its banking and mortgage banking subsidiaries, and funds raised in capital market transactions. During the period of, and following the restatement of its 2002-2004 financial statements (the “02-04 Restatement”), the Holding Company has had and expects that it will continue to have limited access to financing arrangements or other external sources of liquidity. In addition, the Holding Company’s access to liquidity at its banking subsidiary is subject to regulatory restrictions. As a result of the cease and desist orders entered into with various banking regulators further described in Note 22, Premier Bank is currently subject to restrictions on its ability to make dividend payments without prior regulatory permission.

While R&G Financial believes that it has cash on hand to cover the financial obligations and expenses of the Holding Company through the beginning of the fourth quarter of 2009, R&G Financial management believes that certain initiatives (some of which are discussed later in this Note) will be required to generate the financial resources needed to fund Holding Company operations and to discharge the maturing financial obligations through the end of 2009. The Company cannot provide any assurance that it will ultimately be successful in implementing any of these initiatives. Failure to obtain sufficient financial resources would have a material adverse effect on the Company.

The Holding Company also supports the operations of certain of its subsidiaries, and its liquidity is dependent on the financial obligations of such subsidiaries. The Company is the guarantor under R&G International’s line of credit with a commercial bank in Puerto Rico (refer to Note 12). That line of credit was used to fund land acquisition and development loans to residential real estate projects in Central/North Florida. The line of credit had a balance of $69.5 million as of December 31, 2007. The weakening of the real estate market in Florida and the over supply of residential units has resulted in the impairment of a substantial portion of these loans. The repayment of this line of credit is dependent on the completion of construction and sell-out of these real estate projects. The Company has been working with the developers of these real estate projects to develop a solution to the situation they face but currently a workable solution has not been put in place. The Company can give no assurance it will be able to obtain a satisfactory resolution to this situation. For additional information regarding the operations of R&G International and the restructuring of its line of credit, refer to Note 32.

As of December 31, 2007, the Company was also a guarantor under R&G Mortgage’s warehousing lines of credit with other commercial banks in Puerto Rico, all of which were terminated during 2008.

Liquidity of the Banking and Mortgage Banking Subsidiaries

The principal sources of liquidity for R&G Financial’s banking and mortgage banking subsidiaries have been deposits, including a significant amount of brokered deposits, short-term borrowings under Federal Home Loan Bank (“FHLB”) advances, repurchase agreements secured by pledges of its mortgage loans and mortgage-backed securities, warehousing lines of credit and sales of mortgage loans in the secondary market to agencies or U.S. financial institutions.

Deposits are the major source of funds for the lending and other investment activities of Premier Bank. Consumer and commercial deposits are attracted within Puerto Rico, the Company’s primary market area, through the offering of a broad selection of deposit instruments, including passbook, negotiable order of withdrawal, or NOW, and Super NOW, checking and commercial checking accounts and time deposits ranging in terms from 7 days to 10 years. As of December 31, 2007, approximately $1.9 billion, or 44.17% of Premier Bank’s total deposits, consisted of brokered deposits. Brokered deposits are used by Premier Bank as a source of short and long-term funds. Brokered deposits, however, are generally considered a less stable source of funding than core deposits obtained through retail bank branches. Brokered-deposit investors are generally very sensitive to interest rates and will generally move funds from one depository institution to another based on minor differences in rates offered on deposits. Federal regulators have been continuously monitoring the potential risks associated with excessive reliance on brokered and other highly rate-sensitive deposits by federally regulated depository institutions. There can be no assurance that Federal regulators will not take action to limit Premier Bank’s ability to rely on brokered deposits or take administrative action if they deem Premier Bank’s reliance on brokered deposits to be excessive. Refer to Note 10 for additional information regarding the composition of deposits and Notes 22 and 32 for regulatory capital status and possible restrictions on Premier Bank’s ability to accept, renew or rollover brokered deposits.

As further disclosed in Notes 22 and 32, Premier Bank’s Total Capital Ratio could, at some point fall below the minimum to be considered a “well capitalized” bank under the FDIC’s prompt corrective action regulations. Premier Bank is considering certain transactions to improve its capital position and maintain its “well capitalized” status. Some of these transactions, which include the transfer to Premier Bank of certain assets by the Holding Company and R&G Mortgage, require prior approval of the FDIC. The Company can give no assurance that Premier Bank will be able to effect these transactions or whether such transactions would be sufficient to maintain Premier Bank as a “well capitalized” bank. However, the Company expects that, even if it were not able to effectuate any of the proposed, Premier Bank would still meet the minimum regulatory capital requirements applicable to it in order to be considered “adequately capitalized”. Under FDIC regulations, if at any time Premier Bank is not well-capitalized under applicable regulations, it will not be able to accept, renew or roll over brokered deposits without the approval of the FDIC.

In addition to its deposits, another source of liquidity for Premier Bank is its ability to utilize borrowings from the FHLB, as needed. FHLB borrowings in the form of advances, both on a short- and long-term basis, have been an important source of liquidity for Premier Bank and remain so today. FHLB advances are secured by residential first mortgage loans, commercial loans, securities and cash deposits, provided certain standards related to the credit-worthiness of Premier Bank have been met. FHLB advances are available for general business purposes to expand lending and investing activities. The amount the FHLB is willing to advance differs based on the quality and character of qualifying collateral offered, and the advance rates for the same collateral may be adjusted upwards or downwards by the FHLB from time to time. Advances from the FHLB are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The FHLB is not obligated to lend under these loan facilities. For additional information regarding advances from FHLB, please refer to Note 13. To the extent deposit renewals and deposit growth are not sufficient to fund maturing and withdrawable deposits, repay maturing borrowings, fund existing and future loans and investment securities and otherwise fund working capital needs and capital expenditures, Premier Bank may have to utilize additional borrowing capacity from its FHLB borrowing arrangements.

Another significant source of liquidity for Premier Bank is repurchase agreements secured by pledges of its mortgage loans and mortgage-backed securities.

If elevated levels of net deposit outflows occur, Premier Bank’s usual sources of liquidity could become depleted, and R&G Financial would be required to raise additional capital or enter into new financing arrangements to satisfy Premier Bank’s liquidity needs. As a result of the issues affecting R&G Financial including its inability to access the capital markets, its credit downgrades and the current economic conditions, there are no assurances that it will be able to raise additional capital or enter into additional financing arrangements.

The primary source of short-term funds for R&G Financial’s mortgage banking operations has historically been sales of mortgage loans and mortgage-backed securities in the secondary market.

Historically, loan originations by the Company’s mortgage banking subsidiaries have been funded by borrowings under warehousing lines of credit provided by various commercial banks. Warehousing lines are used to fund loan commitments and must generally be repaid within 180 days after the loan is closed or when payment from the sale of the funded loan is received, whichever occurs first. Until the sale closes, the warehousing lines provide that the funded loan is pledged to secure the outstanding borrowings. In addition, R&G Financial’s banking and mortgage banking subsidiaries fund certain of their operations with lines of credit partially or wholly collateralized by mortgage servicing rights (“MSRs”) and commercial loans. All warehousing credit facilities were terminated in 2008.

Refer to Note 32 for additional information regarding the status of R&G Financial’s mortgage banking operations.

Factors Affecting Liquidity

The liquidity and capital resources of R&G Financial and certain of its subsidiaries have been materially and adversely affected by a number of factors, some of which are associated with the 02-04 Restatement and others which relate to the adverse conditions in the U.S. mortgage and credit markets, including:

•	its inability to access the capital markets;

•	its inability to file its reports required under the Securities Exchange Act of 1934;

•	the decision of some of its creditors not to renew credit facilities;

•

the limited ability to sell non-conforming mortgage loans in the local market, and reliance on sales in the U.S. secondary markets, which have stricter underwriting requirements and have experienced substantial adverse conditions;

•	the downgrades to its credit ratings;

•	recent communications from banking regulators on non-compliance with C&D Orders;

•	increased demand for loan repurchases pursuant to recourse; and

•	deteriorating economic conditions in Puerto Rico and the United States.

Some of Premier Bank’s sources of liquidity are more stable sources of funding and have not been as adversely impacted by the 02-04 Restatement process or the adverse conditions in the U.S. mortgage and credit markets. Restrictions on its ability to accept, renew or rollover brokered deposits could materially and adversely affect its funding sources in the future.

R&G Financial has taken a number of steps to enhance its liquidity and capital positions, including:

•

On December 29, 2006, Crown Bank sold to EverBank, a federal savings association based in Jacksonville, Florida, the portion of its MSRs portfolio which was serviced for others with an unpaid principal balance of approximately $1.5 billion and an MSR fair value of approximately $18.7 million at the time of the sale. This transaction resulted in net proceeds of approximately $16.7 million and a realized loss on sale of approximately $2.0 million.

•

On September 28, 2007, R&G Mortgage completed the sale of a residential mortgage loan portfolio, primarily sub-performing and non-performing mortgage loans, with an unpaid principal balance of $94.4 million to a private investor. R&G Mortgage used the proceeds of the sale to repay approximately $51.4 million of outstanding borrowings under its mortgage loan warehousing and working capital credit facilities and to meet certain other operational commitments. This transaction resulted in net proceeds of approximately $63.7 million and a realized loss on the sale of approximately $24.6 million.

•

On November 2, 2007, R&G Financial effected the Crown Agreement with Fifth Third, pursuant to which Fifth Third acquired all of the outstanding shares of common stock of Crown Bank for $258.8 million, and assumed approximately $50.0 million of outstanding trust preferred obligations of RAC. Following the closing of the transaction, RAC used a portion of the proceeds to redeem its $150.0 million of outstanding Series A preferred stock for $165.0 million, plus accrued dividends through the date of redemption. Remaining proceeds from the sale amounting to approximately $92.5 million were used to meet certain other operational commitments. Refer to Note 4 for more details.

•

In two separate transactions completed during the first quarter of 2008, R&G Mortgage sold to Victor J. Galan, the Company’s majority stockholder, delinquent mortgage loans with an unpaid principal balance of $8.3 million. The Company used the proceeds of these transactions of approximately $5.0 million to make the March 2008 dividend payment on its preferred stock and distributions on its trust preferred securities.

•

On April 25, 2008, believing it prudent while the Company continues to explore its strategic alternatives, the Board of Directors of R&G Financial voted to suspend dividends on the Company’s preferred stock and defer interest payments on its trust preferred securities, as permitted by the terms of these securities.

•

On May 16, 2008, R&G Mortgage entered into a Master Loan Purchase and Servicing Agreement with a third party for the sale of non-performing residential mortgage loans with an unpaid principal balance of approximately $19.7 million. The proceeds amounting to approximately $11.5 million were used to repay credit facilities and other operational commitments.

•

On September 9, 2008, R&G Mortgage entered into an Agreement for Purchase and Sale of MSRs with Doral Bank pursuant to which R&G Mortgage sold, transferred and assigned to the local financial institution all of its rights, title and interest in and to a mortgage loan portfolio with an unpaid principal balance of $329.7 million as of October 31, 2008, the closing date of the transaction. The purchase price for the assets was $3.8 million plus the value of the advances receivable relating to mortgage loans for which servicing was transferred.

•

On September 16, 2008, R&G Mortgage and Banco Popular de Puerto Rico (“Banco Popular”) entered into a Servicing Rights Purchase and Transfer Agreement, or the “Purchase Agreement” pursuant to which Banco Popular purchased substantially all of R&G Mortgage’s servicing rights and advances related to approximately $4.9 billion in mortgage loans owned by FHLMC and GNMA, and assumed R&G Mortgage’s recourse obligation in connection with approximately $1.1 billion of FHLMC mortgage loans subject to recourse. The transferred servicing rights represented more than 50% of R&G Mortgage’s servicing portfolio. This transaction did not affect R&G Mortgage’s remaining third party mortgage servicing portfolio or the mortgages that R&G Mortgage services for Premier Bank. This transaction was completed in November 2008.

Total proceeds for the transaction were approximately $31.5 million. A portion of the proceeds was used to repay approximately $14.0 million outstanding under a line of credit with Banco Popular secured by GNMA servicing rights and to deposit $5 million in escrow for two years to satisfy certain indemnification claims by Banco Popular. Moreover, under the terms of the agreement with Banco Popular, R&G Mortgage satisfied its recourse obligations to FHLMC prior to transferring of the $1.1 billion recourse portfolio, repurchasing approximately $27.5 million in mortgage loans.

•

On October 3, 2008, R&G Mortgage entered into a Master Loan Purchase and Servicing Agreement with a third party for the sale of non-performing residential loans with an unpaid principal balance of approximately $17.6 million. The proceeds amounting to approximately $9.8 million were used for operational commitments.

As of December 31, 2007, the Company was not in compliance with its consolidated Tier 1 Capital (to average assets) or Leverage Ratio, as discussed further in Note 22. Management is planning to undertake a number of initiatives in order to satisfy its ongoing capital and liquidity requirements and return to regulatory capital compliance. These initiatives could include the issuance of significant additional equity, including private equity and additional sales or pledges of assets. The issuance of additional equity could result in significant dilution to existing shareholders. Currently, because the Company is not in compliance with its reporting obligations under the federal securities laws it cannot offer securities publicly. In addition, the Company has explored the possibility of participating in various programs developed by the U.S. Treasury, but does not currently meet certain conditions for participating in such programs.

Management’s ability to implement these initiatives and the terms thereof are subject to risks and uncertainties and may be adversely affected by its lack of current financial statements, current adverse conditions in the U.S. financial markets, its current credit ratings, restrictions under banking regulations, the existing Cease and Desist Orders imposed by regulators as described further in Note 22 and the FDIC Letter described further in Note 32. The Company cannot provide any assurance that it will ultimately be successful in executing any strategic transaction or in implementing any of these initiatives. The failure to implement these initiatives and recapitalize the Holding Company, failure to maintain Premier Bank as a “well capitalized” bank or further regulatory actions would have a material adverse effect on the Holding Company’s financial condition.

For additional information, please refer to Note 32.

3. SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The following is a description of the most significant accounting policies followed in the preparation of the Company’s consolidated financial statements:

Basis of Consolidation

The consolidated financial statements include the accounts of the Company, its majority-owned subsidiaries and variable interest entities (“VIEs”), for which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

For VIEs, we assess the terms of our interest in the entity to determine if we are the primary beneficiary as prescribed by FIN 46(R). The primary beneficiary of a VIE is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests. Variable interests are the ownership, contractual, or other pecuniary interests in an entity that change with changes in the fair value of the entity’s net assets excluding variable interests. We consolidate one variable interest entity in which we are the primary beneficiary. The consolidation of this VIE added $47.1 million in residential mortgage loans to the Company’s statement of financial condition at December 31, 2007. No variable interest entities were consolidated at December 31, 2006 or 2005.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Various elements of the Company’s accounting policies, by their nature, are inherently subject to estimation, valuation assumptions and other subjective assessments. The accounting policies that have a significant impact on the Company’s consolidated financial statements and that require the most judgment include those relating to the assumptions underlying the determination of the allowance for loan and lease losses, determination and recognition of sale accounting, recognition and valuation of MSRs, goodwill and other intangibles, securities and derivatives, loans held for sale, recourse obligations, redeemable preferred stock, warrants liabilities, and deferred taxes. Actual results could differ from those estimates. Management believes that these estimates are reasonable.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, securities purchased under agreements to resell and time deposits with other banks. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes certain funds that are subject to withdrawal and usage restrictions. At December 31, restricted cash was as follows:

	2007	2006	2005
Collateral for borrowings and derivatives	$3,813,364	$19,387,463	$12,049,906
Mortgage appraisal and escrow accounts	33,499,406	35,210,228	39,097,076
Insurance agency fiduciary cash	4,562,350	4,823,446	4,209,147
Temporary holdback on sale of mortgage loans	—	61,346,769	—

Total Restricted Cash	$41,875,120	$120,767,906	$55,356,129

Securities Purchased Under Agreements to Resell

The Company purchases securities under agreements to resell the same or substantially the same securities. Amounts advanced under these agreements represent short-term loans and are reflected as assets in the consolidated statements of financial condition. It is the Company’s policy to take possession of the securities that collateralize such advances. Collateral is valued daily, and the Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate. These transactions are carried at the amounts at which they will be settled. The securities underlying the agreements are not recorded as assets of the Company because the counterparties retain effective control of such securities. The Company generally has the right to repledge the securities received as collateral.

Investment Securities

Investments in debt and marketable equity securities are classified at the time of acquisition and based on management’s intent and ability into one of three categories and accounted for as follows:

(i)	Held to maturity - debt securities which the Company has a positive intent and ability to hold to maturity. These securities are carried at amortized cost;

(ii)	Trading - debt and marketable equity securities that are bought and held principally for the purpose of selling them in the near term. These securities are carried at fair value, with changes in fair value recorded as part of trading gains (losses) in the period in which the change occurs;

(iii)	Available for sale - debt and marketable equity securities not classified as either held-to-maturity or trading. These securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as a separate component of equity until realized.

Securities reported at fair value generally are based on quoted market prices received from third-party intermediaries. For securities without quoted market prices, fair value represents quoted market prices for comparable instruments. In certain other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and discount rates reflecting appropriate degrees of risk (refer to Note 17 for valuation of retained interests).

Other investment securities include shares of the Federal Home Loan Bank and other non-marketable equity securities. These other investment securities are recorded at cost.

Investment security transactions are recorded on a trade-date basis, except for securities underlying forward purchases and sales contracts that are not exempt from the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Financial Instruments”, which are recorded on contractual settlement date. At the end of the period, unsettled purchase transactions exempt from the requirements of SFAS No. 133 are recorded as part of the Company’s investment portfolio and as a payable, while unsettled sale transactions are deducted from the company’s investments portfolio and recorded as a receivable. Realized gains and losses are determined on a specific identification method.

Premiums are amortized and discounts are accreted over the life of the related security as an adjustment to yield primarily using the effective interest method. If a prepayment occurs on a security, any related premium or discount is recognized as an adjustment to yield in the period in which the prepayment occurs. Dividend and interest income are recognized when earned.

R&G Financial reviews all securities, with the exception of trading securities, for other-than-temporary impairment (“OTTI”) whenever the security’s fair value is less than its amortized cost. Impairment is evaluated considering a number of indicators, which include the severity of the decline in fair value, credit ratings and the length of time the investment has been in an unrealized loss position. In addition, R&G Financial may recognize impairment when qualitative factors indicate that the Company may not recover the unrealized loss. When evaluating the impairment indicators and qualitative factors, R&G Financial considers its intent and ability to hold the investments until market price recovery and whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. When a security is deemed to be impaired, the cost basis of the security is written down to fair value, with a corresponding recognition of a realized loss in the period in which the OTTI is determined. The security cost basis is not changed to reflect subsequent recoveries in fair value.

In November 2005, the FASB issued FSP FAS 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” FSP FAS 115-1 discusses the three steps in determining whether an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The guidance in FSP FAS 115-1 should be applied to reporting periods beginning after December 15, 2005. The adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

Mortgage Loans Held For Sale

Mortgage loans intended for sale in the secondary market are carried at the lower of cost or estimated fair market value, computed in the aggregate. The amount by which cost exceeds fair market value is accounted for as a valuation allowance. Changes in the valuation allowance are included in the determination of income in the period in which the change occurs. The fair market value of mortgage loans held for sale is generally based on quoted market prices for mortgage-backed securities adjusted by particular characteristics like guarantee fees, servicing fees, actual delinquency and the credit risk associated with the individual loans. Loans that are more than 120 days delinquent are valued based on a discounted cash flow model that projects expected cash flow from the recovery of the collateral or comparable sales of loans with similar characteristics, if available. See “Loans and Leases Receivable” below for a description of the Company’s accounting policies regarding recognition of interest income and discontinuation of such recognition.

Loan origination fees and direct loan origination costs on loans held for sale as well as premiums or discounts on purchased loans are deferred as an adjustment to the carrying basis of the loans until sold or securitized. Premiums and discounts on loans classified as held for sale are not amortized to interest income during the period that such loans are classified as held for sale.

The Company transfers loans from its loans held for sale portfolio to its loans and leases receivable portfolio or vice-versa, based on changes to the Company’s intent and ability to either hold or sell the underlying loans. For all transfers, the Company performs a fair value calculation and recognizes an unrealized loss in current earnings, if the estimated fair value is below the loans’ amortized cost on an aggregate basis.

Loans and Leases Receivable

Loans are stated at their outstanding principal balance adjusted for deferred loan origination fees and direct loan origination costs, as well as premiums and discounts on purchased mortgage loans, less unearned interest and an allowance for loan and lease losses. Loan origination and commitment fees and related direct loan origination costs are deferred and the net amount is amortized over the term of the loan as an adjustment of yield primarily using the interest method.

Premiums and discounts on purchased mortgage loans are amortized or accreted to income over the remaining term of the loans as an adjustment to interest income using the effective interest method. When a loan is paid off or sold, any unamortized net deferred fee (cost) is credited, or charged, to income.

Interest on loans is credited to income based on the loan principal outstanding at stated interest rates. Recognition of interest is discontinued when loans are 90 days or more in arrears on payment of interest or when other factors indicate that collection of interest or principal is doubtful. Loans for which the recognition of interest income has been discontinued are designated as non-accruing. The amortization of deferred loan origination fees and costs ceases when the loan is designated as non-accruing. All interest accrued but not collected for loans designated as non-accruing is reversed against interest income. If interest is subsequently collected, the amount collected is recognized as interest income on a cash basis, unless collection of principal is doubtful, in which case cash collections are applied to unpaid principal. Loans return to accrual status when there are no factors indicative of doubtful collection.

Certain construction and commercial loans considered impaired are placed on non-accrual status even when these loans are not more than 90 days delinquent.

The Company provides lease financing loans to individual and corporate customers to finance the acquisition of motor vehicles or business equipment. The finance method of accounting is used to recognize revenue on lease financing contracts that meet the criteria specified by SFAS No. 13, Accounting for Leases” (“SFAS 13”). Aggregate rental payments due over the term of the leases, less unearned income, are included in loans and leases receivable, net. Unearned income is amortized using a method that results in approximately level rates of return on the principal amounts outstanding. Lease financing origination fees and costs are deferred and amortized over the average life of the portfolio as an adjustment to yield.

Allowance for Loan and Lease Losses

The allowance for loan and lease losses is maintained at levels that are believed to be adequate to absorb probable credit losses inherent in the loan and lease portfolio as of the date of the consolidated financial statements. The Company has developed policies and procedures for assessing the adequacy of the allowance for loan and lease losses that reflect the assessment of credit risk considering all available information. It is the policy of the Company to maintain an allowance for estimated losses on loans and leases held for investment based on a number of quantitative and qualitative factors. These factors include levels and trends of past due and non-accrual loans, levels and trends in assets classifications, change in volume and mix of loans and collateral value. Quantitative factors used to assess the adequacy of the allowance for loan and lease losses are established based upon management’s assessment of the credit risk in the portfolio, historical loan and lease loss experience and the Company’s loan underwriting policies as well as management’s judgment and experience. The Company periodically reviews the assumptions and formulas by which additions are made to the specific and general valuation allowances for losses in an effort to refine such allowances in light of the current status of the factors described above. In developing this assessment, the Company relies on estimates and exercises judgment in assessing credit risk. Depending on changes in circumstances, future assessments of credit risk may yield materially different results from the estimates, and such differences may require an increase or a decrease in the allowance for loan and lease losses. The allowance for loan and lease losses is increased by provisions for loan and lease losses. Losses are charged and recoveries are credited to the allowance account at the time the loss is assessed or recovery is received.

The Company employs estimation tools for measuring credit risk that are used in developing an appropriate allowance for loan and lease losses. The allowance for loan and lease losses consists of (i) a formula-based component for the loan and lease portfolio (excluding impaired commercial loans) including an adjustment for historical loss variability, (ii) specific allowances for impaired commercial loans and (iii) an unallocated component. The factors supporting the allowance for loan and lease losses do not diminish the fact that the entire allowance for loan and lease losses is available to absorb losses in the loan portfolio. The Company’s principal focus, therefore, is on the adequacy of the total allowance for loan and lease losses.

The formula-based component of the allowance for loan and lease losses is based on estimates of the average losses observed for the loan and lease portfolio. Average losses are computed using the annualized historical rate at which loans have defaulted. The formula-based loss component includes additional amounts to establish reasonable ranges that consider observed historical variability in losses. Factors the Company may consider in setting these amounts include, but are not limited to, industry-specific data, portfolio-specific risks or concentrations, and macroeconomic conditions.

Specific allowances for loans and leases are established for impaired loans. Evaluation of impairment applies to all loans, uncollateralized as well as collateralized, except for (i) large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, such as credit card, residential mortgage, and consumer installment loans, (ii) loans that are measured at fair value or at the lower of cost or fair value, for example, in accordance with Statement of Financial Accounting Standards No. 65 “Accounting for Certain Mortgage Banking Activities” (“SFAS 65”), or other specialized industry practice, and (iii) leases as defined in SFAS 13. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The Company considers commercial and real estate-construction and development loans over $500,000 for individual impairment evaluation. A specific allowance is established for the difference between the loans’ carrying amount and, either, the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Loan modifications that are considered trouble debt restructurings are analyzed under the provisions of SFAS No. 114 “Accounting by Creditors for Impairment of a Loan” (as amended by SFAS No. 118).

Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan and lease losses may be necessary, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the initial determinations. The Company’s amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Company’s control and future losses may exceed current estimates.

The Company provides an allowance to absorb losses that are both probable and reasonably quantifiable as well as for those that are not specifically identified but can be reasonably estimated.

As a matter of policy, the Company charges off against its allowance for loan and lease losses unsecured consumer loans delinquent over 120 days.

The Company does not maintain an allowance for losses associated with its portfolio of loans held for sale. Rather, the credit risk inherent in that portfolio is factored into the lower of cost or market analysis in valuing those loans.

Accounting for Transfers of Financial Assets

The Company routinely securitizes and sells mortgage loans into the secondary market. As a result of this process, the Company typically retains certain interests in the loans sold, primarily interest-only strips (“IOs”). At the time of the sale, the cost of the mortgage loans sold is allocated between the loans and the IOs, based on their relative fair value. The Company also recognizes MSRs and assumed recourse obligations, at fair value.

The Company recognizes the financial assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when they are extinguished.

The Company accounts for the transfer of financial assets, mostly mortgage loans, depending on whether the transaction meets the following conditions: (1) the assets have been isolated from the Company – put presumptively beyond the reach of its creditors, even in bankruptcy or other receivership, (2) each transferee has the right to pledge or exchange the assets it received, and no condition both constrains the transferee from taking advantage of its rights to pledge or exchange and provides more than a trivial benefit to the Company, and (3) the Company does not maintain effective control over the transferred assets through either (a) an agreement that both entitles and obligates the Company to repurchase or redeem them before their maturity, or (b) the ability to unilaterally cause the holder to return specific assets other than through a cleanup call.

The transfers of financial assets meeting the above criteria are accounted for as sales to the extent that consideration, other than beneficial interests in the transferred assets, is received in exchange. If no consideration is received, the related MSR, IO and recourse obligation, if any, are recognized as a basis adjustment on the resulting security. No gain or loss is recognized until the securities are sold. In the event these securities are subsequently sold to third party investors, any gains/losses are recorded in the consolidated statements of (loss) income as part of gains/losses on securities available for sale or trading gains/losses depending on the classification of the securities.

If a transfer of financial assets does not meet the sale criteria, as described above, the Company accounts for the transfer as a secured borrowing with pledge of collateral. The mortgage loans transferred are not derecognized and the cash received is accounted for as a borrowing.

In order to account for securitizations as sales, in addition to the sale criteria described above, the securitization vehicles have to comply with the SFAS 140 qualified special purpose entity (QSPE) criteria. QSPE’s are not included in the Company’s consolidated financial statements if the consolidation requirements of FIN 46(R) are not met.

The Company recognizes the fair value of its recourse obligation by estimating the amount that it would be required to pay a third-party in order to be relieved of its obligation under the contracts; amortizes its recourse obligation following a systematic and rational amortization method and increases the unamortized obligation only when an estimated contingent liability would result in a probable loss that exceeds the recorded amount.

Retained Interests

Retained interests on sales and securitizations, primarily IOs, are recorded as securities available for sale or securities held for trading. For retained interests classified as available for sale, the Company recognizes as interest income the excess of all estimated cash flows attributable to these interests over their recorded balance using the effective yield method in accordance with Emerging Issues Task Force Issue No. 99-20, “Recognition of Interest

Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“EITF 99-20”). The Company updates estimates of expected cash flows periodically and recognizes changes in calculated effective yield on a prospective basis. Management reviews the fair values of the IOs quarterly using updated assumptions and compares such amounts with the IOs carrying value. When the carrying value exceeds the fair value, management determines whether the decline in fair value is other than temporary. When management determines the decline is other than temporary, the Company writes down the IOs to fair value with a corresponding charge to income. When a change in fair value of IOs is deemed temporary, the Company records a corresponding credit or charge to other comprehensive income for any unrealized gains or losses.

The IOs classified as held for trading are carried at fair value, with changes in fair value recognized currently in earnings, as part of trading gains (losses) in the statements of (loss) income.

The fair value of the IOs is determined using pricing models developed by an independent third-party valuation firm based on the 3 month LIBOR forward rate and other observable market data.

Servicing Assets

MSRs arise from contractual agreements between the Company and investors in mortgage-backed securities and mortgage loans sold with servicing rights retained. In addition, a servicing asset arises when the Company purchases servicing rights from third parties. The value of the MSR is derived from the net positive cash flows associated with the servicing contracts. Under these contracts, the Company performs loan servicing functions in exchange for fees and other remuneration. The servicing function typically includes: collecting and remitting loan payments, responding to borrower inquiries, accounting for principal and interest, holding custodial funds for payment of property taxes and insurance premiums, supervising foreclosures and property dispositions, and generally administering the loans.

Prior to the adoption of Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), the Company’s MSRs were recorded at the lower of cost or fair value; impairment charges were recognized through a valuation allowance for each individual stratum of servicing assets. Stratification was based on the MSRs predominant risk characteristics, primarily loan size, product type and mortgage coupons. The valuation allowance was adjusted to reflect the amount, if any, by which the cost basis of the servicing asset for a given stratum of loans being serviced exceeded its fair value. Any fair value in excess of the cost basis of the servicing asset for a given stratum was not recognized. OTTI, if any, was recognized as a direct write-down of the servicing assets, and the valuation allowance was created to reduce the cost basis of the servicing asset. Purchased servicing rights are recognized at fair value, which is presumptively the price paid. The amortization of the MSRs was based on an income forecast cash-flow method. The amortization was calculated by applying to the carrying amount of the MSRs the ratio of the cash flows projected for the current period to the total remaining forecasted cash flow.

Effective January 1, 2006, the Company elected to implement early the provisions of SFAS 156. The standard requires servicing assets and liabilities to be initially measured at fair value. In addition, it allows for subsequent measurement at either fair value or amortized cost, determined by servicing class. The Company has elected to subsequently measure servicing assets at fair value and report changes in fair value in earnings in the period in which the changes occur. Since the Company does not economically hedge the income statement impact of changes in fair value of its MSRs, it did not transfer any securities from available for sale to trading category as part of the implementation. The adoption of SFAS 156 resulted in a $4.8 million increase in the 2006 beginning retained earnings, net of tax, as a cumulative effect of change in accounting principle.

The Company determines the fair value of its MSRs using a third party vendor model. The fair value of the MSRs is determined based on a combination of market information on comparable trading activity, benchmarking of servicing assets and cash flow modeling. The valuation of the Company’s MSRs incorporate two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market derived assumptions adjusted for the Company’s loan characteristics and portfolio behavior, for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties.

Loan servicing fees, which are based on a percentage of the principal balance of the loans serviced and ancillary income, are credited to income as loan payments are collected.

Other Real Estate Held for Sale

Real estate acquired through, or in lieu of, loan foreclosure is classified as held for sale and is initially recorded at the lower of cost or fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Any difference between the fair value less cost to sell and the unpaid principal balance is charged to the allowance for loan and lease losses (loans and leases receivable) or to earnings (mortgage loans held for sale) immediately prior to repossession. Subsequent to foreclosure, the assets are carried at the lower of cost or fair value less cost to sell, with any adjustments recognized through a valuation allowance. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property including legal fees and other direct costs incurred in a foreclosure, are expensed as incurred. Revenues, including gain/loss on sale, and expenses from operations and changes in the valuation allowance are included in net cost of operation of real estate held for sale in other general and administrative expenses.

Premises and Equipment

Premises and equipment, including leasehold improvements, are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the lesser of estimated useful life of each type of asset or the term of the lease. The lease term is defined as the contractual term plus lease renewals that are considered to be “reasonably assured.” Major additions and improvements which extend the life of the assets are capitalized, while repairs and maintenance are charged to expense.

The Company evaluates for impairment long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, an estimate of the future cash flows expected to result from the use of the asset and its eventual disposition must be made. If the sum of the future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized for the difference, if any, between the discounted future cash flows and the carrying value of the asset.

Goodwill and Other Intangibles

Goodwill and identified intangible assets with indefinite useful lives are not subject to amortization. Rather they are subject to impairment testing on an annual basis, or more often if events or circumstances indicate there may be impairment. This test involves assigning tangible assets and liabilities, identified intangible assets and goodwill to reporting units and comparing the fair value of each reporting unit to its carrying amount. If the fair value is less than the carrying amount, a further test is required to measure the amount of impairment.

Identified intangible assets that have a finite useful life are amortized over that life in a manner that approximates the estimated decline in the economic value of the identified intangible asset. Identified intangible assets that have a finite useful life are periodically reviewed to determine whether there have been any events or circumstances to indicate the recorded amount is not recoverable from projected undiscounted net operating cash flows. If the projected undiscounted net operating cash flows are less than the carrying amount, a loss is recognized to reduce the carrying amount to fair value, and when appropriate, the amortization period is also reduced. Unamortized intangible assets associated with disposed assets are included in the determination of gain or loss on sale of the disposed assets.

Assets to be Disposed of by Sale

Long-lived assets to be sold by the Company are classified as held for sale if the following criteria is met: (1) management, having the authority to approve the action, commits to a plan to sell the asset; (2) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets; (3) an active program to locate a buyer and other actions required to complete the plan to sell the assets have been initiated; (4) the sale of the asset is probable and transfer of the asset is expected to qualify for recognition as completed sale, within one year; (5) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (6) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Assets classified as held for sale are recorded at the lower of their carrying amount or fair value less cost to sell. A loss is recognized for any initial or subsequent write-down to fair value less cost to sell. A gain is recognized for any subsequent increase in fair value less cost to sell, but not in excess of the cumulative loss previously recognized. A gain or loss not previously recognized that results from the sale of the asset classified as held for sale is recognized at the date of the sale.

A long-lived asset classified as held for sale is presented separately in the consolidated statements of financial position. The assets and liabilities of a disposal group classified as held for sale are presented separately in the asset and liability sections, respectively, of the consolidated statements of financial position. The major classes of assets and liabilities classified as held for sale are separately disclosed in the notes to the consolidated financial statements.

Securities Sold Under Agreements to Repurchase

The Company sells securities under agreements to repurchase the same or similar securities. The Company retains effective control over the securities pledged as collateral on these agreements. The securities underlying such agreements were delivered to, and are being held by, the dealers with whom the securities sold under agreements to repurchase were transacted. The dealers may have lent or otherwise disposed of such securities to other parties in the normal course of their operations, but have agreed to resell the Company the same or substantially the same securities at the maturities of the agreements. Accordingly, amounts received under these agreements represent short-term borrowings and the securities underlying the agreements remain in the Company’s asset accounts as pledged assets.

The Company, as well as counterparties, monitors the value of the securities pledged as collateral on these repurchase agreements. Additional collateral is provided when the fair market value of the securities pledged falls below the amounts lent by the counterparty. These additional securities are sometimes provided to cover fair market value shortfalls by counterparty and not necessarily by repurchase agreement.

Derivative Financial Instruments

The Company is a limited user of derivative financial instruments but enters into derivative contracts, including interest rate swaps, caps, options and future contracts, to manage its interest rate exposure. The Company does not enter into derivative financial instruments for speculative purposes. Derivatives are financial instruments with little or no initial net investment in comparison to their notional amount and whose value is based upon an underlying asset, index, reference rate or other variable. Derivatives may be standardized contracts executed through organized exchanges or privately negotiated contractual agreements that can be customized to meet specific needs, including certain commitments to purchase and sell mortgage loans and mortgage related securities.

The Company may designate a derivative as either an accounting hedge of the fair value of a recognized fixed-rate asset or liability or an unrecognized firm commitment (“fair value” hedge) or an accounting hedge of a forecasted transaction or of the variability of future cash flows of a floating rate asset or liability (“cash flow” hedge). At inception of a hedge transaction, the Company would formally document the hedge relationship and the risk management objective and strategy for undertaking the hedge. None of the Company’s derivatives at December 31, 2007, 2006 and 2005 are designated in hedge accounting relationships. In accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, all derivative instruments are measured and recognized on the consolidated statement of financial condition at their fair value with changes in fair value recorded in earnings as trading gain or loss along with the changes in cash flows and cash exchange.

The Company’s interest-bearing financial instruments could contain embedded derivatives such as interest rate caps, floors and put options. The accounting for these derivative instruments depends on whether the embedded derivative is clearly and closely related to the host contract. If the embedded derivative is clearly and closely related there would be no need to separate the embedded derivative from the host contract and account for it separately. The embedded derivative and the host contract is measured at fair value with changes in fair value reported in earnings, as trading gain or loss. Otherwise, the embedded derivative would be accounted for as a non-hedge derivative.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). SFAS 155 permits companies to elect, on a transaction-by-transaction basis, to apply a fair value measurement to hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation under SFAS 133. The statement also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement of Financial Accounting Standards No. 140, “Accounting for Transfers of Financial Assets and Extinguishments of Liabilities” (“SFAS 140), to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The adoption of SFAS No. 155 did not have a material impact on the Company’s consolidated financial statements.

Redeemable Preferred Stock and Warrants Liability

Preferred stock is reported in stockholders’ equity unless it is mandatorily redeemable or it embodies an unconditional obligation that the Company must or may settle in shares and whose monetary value at inception is based solely or predominantly on any of the following: (1) a fixed amount known at inception, (2) variations in something other than the fair value of the Company’s equity shares, or (3) variations inversely related to changes in the fair value of the Company’s equity shares as prescribed in FASB Statement No. 150. Dividends declared on preferred stock are accounted for as a reduction to retained earnings. Features embedded in the terms of preferred stock with derivative characteristics such as warrant options and purchase rights to convert into the Company’s common shares are evaluated under Statement No. 133. If these features are determined to be freestanding derivatives, they are reported separately as a derivative asset or liability with changes in the fair value recognized in earnings.

Redeemable preferred stock is initially recorded as minority interest reduced by the initial fair value of warrants, purchase rights, and issuance costs, following the residual method. Redeemable preferred stock and the issuance costs are accreted to dividends thru the first redemption date, consistent with the provisions of EITF D-98. Pursuant to SFAS 150, when circumstances change such that an otherwise not mandatorily redeemable instrument meets the definition of mandatorily redeemable (that is, the event is no longer conditional because the event has occurred, the condition is resolved, or the event has become certain to occur), the financial instrument is reclassified as a liability. Upon reclassification, the instrument is initially recorded at fair value with the difference between the fair value of the instrument and its carrying amount recorded in retained earnings. Subsequent changes in the fair value of the liability are recognized as a component of interest cost.

Income Taxes

The Company follows an asset and liability approach to the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recognized for any deferred tax asset for which, based on management’s evaluation, it is more likely than not that some portion of or the entire deferred tax asset will not be realized.

In 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of the accounting provisions of FIN 48 reduced the beginning balance of retained earnings as of January 1, 2007 by approximately $927,000.

Comprehensive Income

Comprehensive income includes net income or loss and the unrealized gain or loss on securities available for sale, net of income taxes.

Capital Reserve

The Banking Act of the Commonwealth of Puerto Rico, as amended, requires that a minimum of 10% of the annual net income of Premier Bank be transferred to capital surplus until such surplus equals the sum of Premier Bank’s common and preferred stock and paid-in capital. Amounts transferred to the legal surplus account from retained earnings are not available for distribution to stockholders.

Stock Option Plan

The Company has adopted stock option plans and granted stock options thereunder to certain employees, which is described more fully in Note 23. On January 1, 2006, the Company adopted SFAS 123 (Revised), Accounting for Stock-Based Compensation (“SFAS 123R”), using the “modified prospective” method. However, there were no stock options granted during the years 2007, 2006, and 2005. Prior to adoption, the Company accounted for the plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations where no stock-based employee compensation cost was reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant.

Insurance Commissions

Insurance commissions are recorded when related policies become effective. Insurance commissions related to additional premium and rate adjustments are recorded as those adjustments occur. Contingent insurance commissions are recorded on an accrual basis when the insurance company is notified of the amount to be received. Insurance commission income from advance business is deferred until the related policies become effective.

Discontinued Operations

The results of operations of a component of an entity that either has been disposed of or is classified as held for sale are reported in discontinued operations if both of the following conditions are met: (a) the operations and cash flows of the component have been (or will be) eliminated from the ongoing operations of the entity as a result of the disposal transaction and (b) the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction.

In a period in which a component of the Company either has been disposed of or is classified as held for sale, the consolidated statements of (loss) income for current and prior periods reports the results of operations of the component, including any gain or loss recognized on disposal, in discontinued operations.

Earnings Per Share

Basic earnings per common share are computed by dividing net income available to common stockholders by the weighted average number of shares outstanding during the year. Outstanding stock options granted under the Company’s stock option plans are included in the weighted average number of shares for purposes of the diluted earnings per share computation using the treasury stock method. No other adjustments are made to the computation of earnings per share to arrive at diluted earnings per share.

Loss Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Accounting Changes

Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), expressing the SEC staff’s views regarding the process of quantifying financial statement misstatements and the build up of improper amounts on the balance sheet. SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. The adoption of SAB 108 did not result in a material impact to the Company’s consolidated financial statements.

Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds

Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS 131”) requires a public business enterprise to report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments.

In June 2005, the EITF reached a consensus on EITF Issue No. 04-10, “Determining Whether to Aggregate Operating Segments that Do Not Meet the Quantitative Thresholds” (“EITF 04-10”), that operating segments that do not meet the quantitative thresholds can be aggregated only if aggregation is consistent with the objective and basic principles of SFAS 131, the segments have similar economic characteristics, and the segments share a majority of the aggregation criteria listed in (a)-(e) of paragraph 17 of SFAS 131. The EITF agreed that the consensus in this issue should be applied for fiscal years ending after September 15, 2005, and the corresponding information for earlier periods, including interim periods, should be restated unless it is impractical to do so. The adoption of EITF 04-10 did not have a material effect on the Company’s consolidated financial statements.

Exchanges of Nonmonetary Assets

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets” (“SFAS 153”). This statement amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The entity’s future cash flows are expected to significantly change if either of the following criteria is met:

a.	The configuration (risk, timing, and amount) of the future cash flows of the asset(s) received differs significantly from the configuration of the future cash flows of the asset(s) transferred; or

b.	The entity-specific value of the asset(s) received differs from the entity-specific value of the asset(s) transferred, and the difference is significant in relation to the fair values of the assets exchanged.

A qualitative assessment will, in some cases, be conclusive in determining that the estimated cash flows of the entity are expected to significantly change as a result of the exchange. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

Accounting Changes and Error Corrections

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Errors Corrections” (“SFAS 154”). This Statement replaces APB Opinion No. 20, “Accounting Changes” (“APB 20”), and Statement of Financial Accounting Standards No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. APB 20 previously required that such changes in accounting principle be reported as a change in accounting principle by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

SFAS 154 is effective for accounting changes and corrections made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after June 1, 2005. This statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of this statement. The adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

Share-Based Payments

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” (“EITF 06-11”), which requires on a prospective basis that tax benefits related to dividend equivalents paid on restricted stock and restricted stock units which are expected to vest be recorded as an increase to additional paid-in capital. EITF 06-11 should be applied prospectively to the income tax benefits that result from dividends on equity-classified employee share-based payment awards that are declared in fiscal years beginning after December 15, 2007. The Company is evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

Fair Value Measurements

Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), issued in September 2006, defines fair value, establishes a framework of measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the three categories in accordance with the hierarchy. The three levels of the fair value hierarchy are: Level 1 - quoted prices (unadjusted) in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date; Level 2 - inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and Level 3 - unobservable inputs for the asset or liability. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of Statement No. 157,” which delays the effective date of SFAS 157 to fiscal years (and interim periods within those fiscal years) beginning after November 15, 2008, for nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4 “Determining Fair Value when the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying the Transactions That are not Orderly”, which supersedes FSP FAS 157-3. This FSP provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP FAS 157-4 also includes guidance on identifying circumstances that indicate when a transaction is not orderly. This FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. This FSP is effective for interim and annual reporting periods ending after June 15, 2009, and should be applied prospectively. FSP FAS 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The Company is evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

Other-Than-Temporary Impairment

In January 2009, the FASB issued FASB Staff Position No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20,” which amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an OTTI has occurred. This FSP aligns the impairment model of Issue 99-20 with that of FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”). SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008, and must be applied prospectively. Earlier application is not permitted. The Company is evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

In April 2009, the FASB issued FSP FAS 115-2. The FSP modifies the requirements for recognizing OTTI for debt securities, increases the frequency of OTTI, and modifies the presentation of OTTI. For debt securities which the Company does not intend to sell and for which it is not likely that the Company will be required to sell the security before recovery of its amortized cost basis, OTTI is bifurcated into credit and non-credit components, with the credit portion recognized in earnings and the non-credit portion recognized in other comprehensive income. The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. Also in April 2009, the SEC issued Staff Accounting Bulletin No. 111 (“SAB 111”), which amends Topic 5.M., “Other Than Temporary Impairment of Certain Investments in Debt and Equity Securities,” to exclude debt securities from its scope. SAB 111 maintains the SEC staff’s previous views related to OTTI of equity securities. The Company is evaluating the effect, if any, of the adoption of these accounting pronouncements on its consolidated financial statements.

Interim Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP FAS 107-1. This FSP requires that entities provide the disclosures required by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” which were previously required in annual financial statements only, in interim financial statements as well. The FSP requires the Company to disclose fair values, carrying amounts, methods of valuation, and significant assumptions.

FSP FAS 107-1 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The Company is currently evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The new statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 or SFAS 107. The standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

Written Loan Commitments Recorded at Fair Value Through Earnings

In November 2007, the SEC issued Staff Accounting Bulletin No. No. 109, “Written Loan Commitments That Are Accounted For At Fair Value Through Earnings Under Generally Accepted Accounting Principles” (“SAB 109”). This interpretation expresses the views of the staff regarding written loan commitments that are accounted for at fair value through earnings under generally accepted accounting principles. SAB 109 supersedes Staff Accounting Bulletin No. 105, “Application of Accounting Principles to Loan Commitments,” which provided the prior views of the staff regarding derivative loan commitments that are accounted for at fair value through earnings pursuant to SFAS 133. SAB 109 expresses the current view of the staff that, consistent with the guidance in SFAS 156 and SFAS 159, the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. SAB 109 is effective for fiscal quarters beginning after December 15, 2007. The Company does not expect the adoption of SAB 109 to result in a material impact to the Company’s consolidated financial statements.

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). This Statement amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the effect, if any, of the adoption of this statement on its consolidated financial statements.

At the March 12, 2008 EITF meeting, the SEC staff announced revisions to EITF Topic No. D-98, “Classification and Measurement of Redeemable Securities” (“EITF D-98”), primarily related to the FASB’s issuance of SFAS 160. The revisions clarify that redeemable noncontrolling equity interests should be classified as “temporary” equity in SEC filings and provide guidance on measuring and performing earnings per share (“EPS”) calculations for such interests. Companies that have not historically classified noncontrolling common interests that are redeemable at fair value (or based on a formula akin to fair value) within temporary equity will be required to reclassify those interests when they adopt SFAS 160 (i.e., for fiscal years beginning on or after December 15, 2008). The Company is currently evaluating the effect, if any, of the adoption of this revision to EITF D-98 on its consolidated financial statements.

Business Combinations

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised December 2007), “Business Combinations” (“SFAS 141R”). This Statement retains the fundamental requirements in Statement of Financial Accounting Standards No, 141, “Business Combination,” that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, including contingent liabilities and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is not permitted. The Company is currently evaluating the effect, if any, of the adoption of this statement on its consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. FAS 141(R) -1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies,” which amends the accounting in SFAS 141R for assets and liabilities arising from contingencies in a business combination. The FSP is effective January 1, 2009, and requires pre-acquisition contingencies to be recognized at fair value, if fair value can be reasonably determined during the measurement period. If fair value cannot be reasonably determined, the FSP requires measurement based on the recognition and measurement criteria of Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies.” The Company is evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

Derivative Instruments and Hedging Activities

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). The standard requires enhanced disclosures about derivative instruments and hedged items that are accounted for under SFAS 133 and related interpretations. The standard will be effective for all of the Company’s interim and annual financial statements for periods beginning after November 15, 2008, with early adoption permitted. The standard expands the disclosure requirements for derivatives and hedged items and has no impact on how the Company accounts for these instruments. The Company is evaluating the effect, if any, of the adoption of this accounting pronouncement on its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material impact on its consolidated financial statements.

Accounting for Transfers of Financial Assets and Repurchase Financing Transactions

In February 2008, the FASB issued FASB Staff Position No. FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions” (“FSP FAS 140-3”), to provide implementation guidance on whether the security transfer and contemporaneous repurchase financing involving the transferred financial asset must be evaluated as one linked transaction or two separate de-linked transactions. Current practice records the transfer as a sale and the repurchase agreement as a financing. The FSP FAS 140-3 requires the recognition of the transfer and the repurchase agreement as one linked transaction, unless all of the following criteria are met: (1) the initial transfer and the repurchase financing are not contractually contingent on one another; (2) the initial transferor has full recourse upon default, and the repurchase agreement’s price is fixed and not at fair value; (3) the financial asset is readily obtainable in the marketplace and the transfer and repurchase financing are executed at market rates; and (4) the maturity of the repurchase financing is before the maturity of the financial asset. The scope of this FSP is limited to transfers and subsequent repurchase financings that are entered into contemporaneously or in contemplation of one another. FSP FAS 140-3 will be effective for the Corporation on January 1, 2009. Early adoption is prohibited. The Company is currently evaluating the effect, if any, of the adoption of this FSP on its consolidated financial statements.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities,” which amends SFAS 140 to require public entities to provide additional disclosures about transferors’ continuing involvement with transferred financial assets. It also amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46R), to require public enterprises, including sponsors that have a variable interest in a VIE, to provide additional disclosures about their involvement with VIEs. The FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The Company is currently evaluating the effect, if any, of the adoption of this FSP on its consolidated financial statements.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FASB Staff Position No. FAS 142-3 “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” In developing these assumptions, an entity should consider its own historical experience in renewing or extending similar arrangements adjusted for entity’s specific factors or, in the absence of that experience, the assumptions that market participants would use about renewals or extensions adjusted for the entity specific factors. FSP FAS 142-3 shall be applied prospectively to intangible assets acquired in fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the effect, if any, of the adoption of this FSP on its consolidated financial statements.

Earnings Per Share

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.” which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing EPS under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, “Earnings per Share” (“SFAS 128”). This FSP applies to the calculation of EPS under SFAS 128 for share-based payment awards with rights to dividends or dividend equivalents. Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this FSP. Early application is not permitted. The Company is currently evaluating the effect, if any, of the adoption of this FSP on its consolidated financial statements.

4. DISCONTINUED OPERATIONS

During the second half of 2006, management and the Board of Directors of the Company began considering strategic alternatives to monetize the value of its wholly-owned subsidiary, Crown Bank. On May 20, 2007, the Company entered into the Crown Agreement with Fifth Third pursuant to which Fifth Third would acquire all of the outstanding shares of common stock of Crown Bank for $288.0 million, and assume approximately $50.0 million of outstanding trust preferred obligations of RAC. Concurrent with the execution of the Crown Agreement, and contingent upon the transactions contemplated therein, affiliates of Fifth Third entered into real estate purchase agreements with R-G Crown Real Estate, LLC (“RGCRE”), which is a limited liability company wholly owned by Victor J. Galan, the Company’s majority stockholder, with respect to the purchase of certain real property owned by RGCRE which leased branch offices to Crown Bank.

On November 2, 2007, the Company completed the sale of all of the outstanding common stock of Crown Bank to Fifth Third. Proceeds received by RAC in connection with the closing amounted to $258.8 million, less than the $288.0 million which was initially agreed to, due to certain adjustments taken pursuant to the provisions of the Crown Agreement. A third party escrow account with $5.0 million of said proceeds was held for one year to cover possible indemnification obligations. The Company received payment on the $5.0 million escrow during 2008. Immediately following the closing of the transaction RAC used a portion of the proceeds to redeem its $150.0 million of outstanding Series A preferred stock at a redemption price of $165.0 million, and R&G Financial repurchased all of the outstanding warrants to purchase 8.75 million shares of its common stock for nominal consideration.

This transaction led to the discontinuance of Crown Bank, which prior to 2005 was included as a banking segment for managerial reporting purposes. For financial reporting purposes, the disposal group consisting of Crown Bank’s assets and liabilities is presented as assets/liabilities from discontinued operations in the consolidated statements of financial condition and its results of operations as discontinued operations in the consolidated statements of (loss) income for the years ended December 31, 2007, 2006 and 2005.

On June 30, 2005, Continental sold its loan origination business, including certain assets, and assigned certain liabilities to Nation’s Standard Mortgage Corp., an entity organized by Continental’s senior management, for $80,000. Subsequently, Continental’s remaining net assets, consisting primarily of mortgage loans, were contributed to Crown Bank and the Company dissolved the corporate entity in 2007.

On December 29, 2006 Crown Bank sold the portion of its MSR portfolio which was serviced for others with an unpaid principal balance of approximately $1.5 billion and an MSR fair value of approximately $18.7 million; net proceeds amounted to $16.5 million. This transaction resulted in a loss on sale of approximately $2.0 million.

On October 10, 2006, R-G Investments entered into an Account Transfer & Asset Purchase Agreement with UBS whereby substantially all of the broker-dealer customer relationships were transferred from R-G Investments to UBS. Subsequent to the transfer of the customer relationships to UBS, R-G Investments continued to operate as a broker-dealer for purposes of unwinding its operations. In June 2007, the Company and R-G Investments entered into an Agreement and Plan of Liquidation and Dissolution in which the Company assumed all assets and liabilities of its subsidiary and, in exchange, R-G Investments surrendered and cancelled all of its outstanding common stock. Based on the assessment performed of the criteria of SFAS No. 144 the assets and liabilities of R-G Investments are classified as held and used until its dissolution. The results of operations of R-G Investments, which prior to 2005 were included as a broker-dealer segment for managerial reporting purposes, are presented in discontinued operations in the consolidated statements of (loss) income for the years ended December 31, 2007, 2006 and 2005. The Company’s results from discontinued operations included income (loss) related to R-G Investments of approximately $302,000, $(1.2 million) and $566,000 for the years ended December 31, 2007, 2006 and 2005, respectively, net of income tax expense (benefit) of $95,000 in 2007 (2006-$(180,000); 2005-$482,000).

Broker-dealer commissions are recorded on a trade-date basis. Underwriting and advisory fees are recorded at the time the underwriting is completed and income is reasonably determinable.

The results from discontinued operations for the year ended December 31, are as follows:

	2007	2006	2005
Net interest income	$52,164,173	$68,515,344	$68,168,557
Provision for loan and lease losses	31,172,152	4,397,633	7,777,500

Net interest income after provision for loan and lease losses	20,992,021	64,117,711	60,391,057
Total non-interest income	9,465,311	8,383,195	22,044,588
Total non-interest expense	69,508,876	73,675,837	81,204,980

(Loss) income from discontinued operations before income taxes (including loss on disposal of $721,017 in 2007)	(39,051,544)	(1,174,931)	1,230,665
Income tax benefit (expense)	5,573,396	(7,520,311)	(3,422,831)

Loss from discontinued operations, net of tax	$(33,478,148)	$(8,695,242)	$(2,192,166)

The Company performs its annual goodwill impairment test during the fourth quarter. As a result of the Crown Agreement entered into in May 2007 for an amount below the reporting unit’s then carrying amount, the Company determined that a triggering event had occurred requiring an interim goodwill impairment evaluation as of June 30, 2007 at the reporting unit level. As part of its step 2 evaluation, in accordance with Statement of Accounting Financial Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”), the Company determined that no goodwill impairment existed. However, since the carrying amount of the disposal group exceeded its fair value less cost to sell by approximately $20.5 million, an impairment charge was recognized during the second quarter in accordance with the provisions of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). This impairment charge is included in non-interest expense as part of the results of discontinued operations in the table above.

The assets and liabilities associated with discontinued operations included in the Company’s consolidated statements of financial condition at December 31, consisted of the following:

	2006	2005
Assets:
Cash and cash equivalents	$51,639,945	$28,041,687
Investment securities	310,273,989	302,181,988
Mortgage loans held for sale	280,277,621	425,024,963
Loans and leases receivable, net	2,532,271,253	2,219,790,352
Servicing assets, (at fair value in 2006; net in 2005)	1,543,343	21,753,580
Goodwill	154,815,471	154,815,471
Other assets	103,768,177	111,346,645

Total assets	$3,434,589,799	$3,262,954,686

Liabilities:
Deposits	$1,936,786,083	$1,978,801,910
Securities sold under agreements to repurchase	131,797,732	84,495,140
Advances from Federal Home Loan Bank	742,000,000	550,000,000
Secured borrowings	2,354,422	3,162,872
Other liabilities	17,242,336	17,505,474

Total liabilities	$2,830,180,573	$2,633,965,396

Except for Note 19-Income Taxes, Note 22-Regulatory Requirements, and Note 28-Acquisitions, the notes to the consolidated financial statements exclude discontinued operations.

5. INVESTMENT SECURITIES

Securities Held for Trading

Investment securities held for trading are carried at fair value and consist of the following at December 31:

	2007	2006	2005
Mortgage-backed securities
GNMA certificates	$—	$16,296,674	$43,958,083

Investment securities
Preferred stock issued by other financial institutions	—	1,107,144	—
Mutual funds	—	—	1,748,991
Puerto Rico municipal securities	—	11,000	277,550
Variable rate interest-only-strips (IOs)	5,942,218	—	—
Other	—	213,986	1,276,671

Total	$5,942,218	$17,628,804	$47,261,295

Net unrealized gains on trading securities held at the reporting date amounted to approximately $1.3 million, $42,000 and $97,000 at December 31, 2007, 2006 and 2005, respectively. The weighted average yield on securities held for trading as of December 31, 2007, 2006 and 2005 was 3.68%, 5.97% and 6.17%, respectively.

Set forth below is a summary of the components of trading gains for the year ended December 31:

	2007	2006	2005
Net realized losses on sales of trading securities	$(176,049)	$—	$21,629,601

Net unrealized gains (losses) on trading securities	980,176	(202,482)	132,193
Net realized and unrealized gains (losses) on derivative instruments (Note 27)	(299,404)	2,022,721	8,266,498

Total	$504,723	$1,820,239	$30,028,292

Securities Available for Sale

The amortized cost, gross unrealized gains and losses, fair value, weighted average yield and contractual maturities of securities available for sale as of December 31 were as follows:

	2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield
Mortgage-backed securities:
Collateralized mortgage obligations (CMO) Certificates:
Due from one to five years	$32,478,355	$—	$412,250	$32,066,105	4.10%
Due from five to ten years	199,922,047	1,463	4,476,549	195,446,961	4.16%
Due over ten years	443,806,088	5,376	10,430,040	433,381,424	4.56%

CMO Residuals:
Due over ten years	1,478,487	1,336,285	386,389	2,428,383	15.63%

FHLMC certificates:
Due from one to five years	4,482,690	506	48,237	4,434,959	4.53%
Due from five to ten years	39,286,727	651,228	157,981	39,779,974	5.41%
Due over ten years	350,602,533	1,156,750	2,075,205	349,684,078	5.49%

FNMA certificates:
Due from one to five years	32,401	404	—	32,805	6.50%
Due from five to ten years	102,595,926	15,974	1,081,062	101,530,838	4.52%
Due over ten years	103,493,662	516,832	679,690	103,330,804	5.06%

GNMA certificates:
Due within one year	404,768	11,297	—	416,065	5.89%
Due from one to five years	862,517	32,557	—	895,074	6.41%
Due from five to ten years	12,897	505	—	13,402	8.00%
Due over ten years	10,671,201	488,042	19,905	11,139,338	6.86%

Debt securities:
Federal Farm Credit Notes:
Due within one year	36,564,337	—	143,474	36,420,863	3.44%

FHLB Notes:

	2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield
Due within one year	266,501,031	—	841,151	265,659,880	3.58%
Due from one to five years	67,850,059	152,525	51,360	67,951,224	4.04%

Puerto Rico Agency obligations:
Due within one year	4,060,000	—	25,043	4,034,957	3.89%
Due from one to five years	27,796,089	9,375	366,792	27,438,672	4.11%
Due from five to ten years	700,000	—	4,812	695,188	4.70%
Due over ten years	3,029,767	—	136,500	2,893,267	5.80%

Other investments:
Variable rate IOs:
Due over ten years	3,923,459	980,586	—	4,904,045	7.56%

Total	$1,700,555,041	$5,359,705	$21,336,440	$1,684,578,306	4.57%

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield

Mortgage-backed securities:
CMO Certificates:

Due within one year	$685,286	$—	$4,527	$680,759	4.00%
Due from one to five years	26,334,476	—	950,036	25,384,440	4.02%
Due from five to ten years	118,015,021	—	4,137,518	113,877,503	4.24%
Due over ten years	678,627,447	—	22,262,101	656,365,346	4.46%

CMO Residuals:
Due over ten years	1,899,304	1,226,813	434,172	2,691,945	16.91%

FHLMC certificates:
Due within one year	195,406	—	858	194,548	6.00%
Due from one to five years	13,821,230	1,493	422,999	13,399,724	4.52%
Due from five to ten years	29,239,115	49,296	774,236	28,514,175	4.85%
Due over ten years	478,824,588	1,312,042	5,136,470	475,000,160	5.51%

FNMA certificates:
Due from one to five years	75,295	678	—	75,973	6.50%
Due from five to ten years	151,135,701	2,528	4,934,164	146,204,065	4.53%
Due over ten years	140,620,291	217,136	2,279,267	138,558,160	4.88%

GNMA certificates:
Due from five to ten years	328,416	14,898	—	343,314	6.50%
Due over ten years	48,624,549	1,878,988	23,330	50,480,207	6.77%

Debt securities:
Federal Farm Credit Notes:
Due within one year	19,000,000	—	323,250	18,676,750	3.30%

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield
Due from one to five years	36,551,317	—	860,995	35,690,322	3.44%

FHLB Notes:
Due within one year	378,419,749	1,266	4,130,941	374,290,074	3.23%
Due from one to five years	336,533,293	—	7,066,848	329,466,445	3.67%

FNMA Notes:
Due within one year	25,000,000	—	293,000	24,707,000	4.00%

Other investments:
Variable rate IOs:
Due over ten years	4,912,461	990,432	—	5,902,893	8.00%

Total	$2,488,842,945	$5,695,570	$54,034,712	$2,440,503,803	4.42%

	2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield
Mortgage-backed securities:
CMO Certificates:
Due from one to five years	$16,313,859	$—	$448,094	$15,865,765	4.05%
Due from five to ten years	112,194,408	—	3,744,091	108,450,317	4.30%
Due over ten years	885,697,343	—	26,418,294	859,279,049	4.42%

CMO Residuals:
Due over ten years	2,458,289	857,963	499,022	2,817,230	17.71%

FHLMC certificates:
Due from one to five years	7,054,917	4,352	205,131	6,854,138	4.66%
Due from five to ten years	46,598,011	19,790	1,166,114	45,451,687	4.74%
Due over ten years	349,081,114	2,929,926	4,225,958	347,785,082	5.71%

FNMA certificates:
Due from one to five years	109,321	2,400	—	111,721	6.50%
Due from five to ten years	188,913,974	2,543	5,648,675	183,267,842	4.54%
Due over ten years	173,029,512	317,491	2,717,453	170,629,550	4.85%

GNMA certificates:
Due from one to five years	1,878,758	101,909	—	1,980,667	5.74%
Due from five to ten years	3,417,229	212,325	—	3,629,554	6.90%
Due over ten years	184,472,963	10,988,199	—	195,461,162	6.44%

Debt securities:
Corporate debt obligations:
Due within one year	34,995,352	120,172	28,823	35,086,701	6.49%

Federal Farm Credit Notes:

	2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield
Due within one year	22,464,362	—	361,270	22,103,092	2.58%
Due from one to five years	55,538,782	—	1,554,390	53,984,392	3.39%

FHLB Notes:
Due within one year	67,377,749	—	1,108,181	66,269,568	2.42%
Due from one to five years	698,142,936	430	16,285,872	681,857,494	3.45%
Due from five to ten years	9,706,941	—	115,641	9,591,300	4.00%

FHLMC Notes:
Due within one year	29,998,725	—	674,325	29,324,400	2.28%

FNMA Notes:
Due from one to five years	25,000,000	—	356,500	24,643,500	4.00%
Due from five to ten years	4,992,358	27,342	—	5,019,700	6.00%

Other investments:
Variable rate IOs:
Due over ten years	6,015,333	476,559	—	6,491,892	7.58%

Total	$2,925,452,236	$16,061,401	$65,557,834	$2,875,955,803	4.44%

Expected maturities on mortgage-backed securities and certain debt securities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties. The weighted average yield is computed based on amortized cost, and therefore does not give effect to changes in fair value. The net unrealized gains or losses on investment securities available for sale are presented as part of accumulated other comprehensive loss.

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time, of securities available for sale that have been in a continuous unrealized loss position up to December 31, 2007:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities:
Agency	$38,414,983	$511,208	$770,122,941	$12,926,043	$808,537,924	$13,437,251
Non-Agency	—	—	268,427,899	6,330,057	268,427,899	6,330,057

Debt Securities:
U.S. Agency obligations	747,731	131	359,320,637	1,035,854	360,068,368	1,035,985
P.R. Agency obligations	2,863,500	136,500	26,159,441	396,647	29,022,941	533,147

Total	$42,026,214	$647,839	$1,424,030,918	$20,688,601	$1,466,057,132	$21,336,440

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time, of securities available for sale that have been in a continuous unrealized loss position up to December 31, 2006:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities:
Agency	$100,186,184	$760,941	$1,024,059,966	$32,020,919	$1,124,246,150	$32,781,860
Non-Agency	—	—	327,723,183	8,577,818	327,723,183	8,577,818

Debt Securities:
U.S. Agency obligations	1,979,380	10,146	775,857,712	12,664,888	777,837,092	12,675,034

Total	$102,165,564	$771,087	$2,127,640,861	$53,263,625	$2,229,806,425	$54,034,712

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time, of securities available for sale that have been in a continuous unrealized loss position up to December 31, 2005:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities:
Agency	$637,217,988	$11,909,728	$631,661,772	$23,209,423	$1,268,879,760	$35,119,151
Non-Agency	116,281,362	2,416,703	275,243,530	7,536,978	391,524,892	9,953,681
Debt Securities:
U.S. Agency obligations	266,991,446	4,409,520	618,804,347	16,046,659	885,795,793	20,456,179
Corporate debt obligations	14,975,400	28,823	—	—	14,975,400	28,823

Total	$1,035,466,196	$18,764,774	$1,525,709,649	$46,793,060	$2,561,175,845	$65,557,834

The available for sale securities that have been in a continuous unrealized loss position are mainly mortgage-backed securities and debt securities from United States Agency obligations. Unrealized losses are generally the result of changes in interest rates rather than credit deterioration. Because a significant portion of such instruments is guaranteed by mortgages, a U.S. government sponsored entity, or the full faith and credit of the United States government, the related principal and interest are deemed recoverable. In addition, the Company has the intent and ability to hold these securities until market recovery. Therefore, no other-than-temporary impairment loss has been recognized.

The portfolio of CMO certificates carried an unrealized loss of $6.3 million as of December 31, 2007. All of the CMOs in this portfolio are AAA rated. The market place for these types of securities has suffered from a generalized lack of liquidity in the fourth quarter of 2007. This lack of liquidity has caused dislocations in the pricing of these instruments. The Company has the intent and ability to hold the securities until they recover their value. Consequently, the Company has not deemed these securities to be other-than-temporarily impaired as of December 31, 2007, 2006 or 2005.

During the years ended December 31, 2007, 2006 and 2005 gross gains realized on sales of investment securities available for sale totaled $3.3 million, $13.2 million and $13.7 million, respectively. Gross losses totaled approximately $722,000 and $4.0 million for the years ended December 31, 2007 and 2005, respectively. There were no gross realized losses on sales of investment securities available for sale during 2006.

As of December 31, 2007, 2006 and 2005, the Company had investments and mortgage-backed securities amounting to approximately $1.6 billion, $2.3 billion and $2.8 billion, respectively, pledged as collateral for certain deposits, securities sold under agreements to repurchase, and advances from the FHLB.

Securities Held to Maturity

The Company transferred all of its held to maturity securities to the available for sale portfolio during the fourth quarter of 2007. As a result, there were no securities held to maturity as of December 31, 2007.

The amortized cost, gross unrealized gains and losses, fair value, weighted average yield and contractual maturities of securities held to maturity as of December 31 were as follows:

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield
Mortgage-backed securities:
FHLMC certificates:
Due over ten years	$43,012	$—	$1,157	$41,855	3.07%

FNMA certificates:
Due over ten years	2,795,058	79,264	—	2,874,322	7.05%

GNMA certificates:
Due from one to five years	1,106,660	16,655	—	1,123,315	6.00%
Due over ten years	8,271,020	108,184	—	8,379,204	6.50%

Debt securities:
Puerto Rico Agency obligations:
Due within one year	17,644,000	—	55,500	17,588,500	5.12%
Due from one to five years	32,353,735	—	943,003	31,410,732	4.09%
Due from five to ten years	755,000	—	20,763	734,237	4.70%
Due over ten years	3,000,000	60,000	—	3,060,000	5.80%

United States Agency obligations:
Due within one year	295,405	—	7,372	288,033	5.47%

Total	$66,263,890	$264,103	$1,027,795	$65,500,198	4.91%

	2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted Average Yield
Mortgage-backed securities:
FHLMC certificates:
Due over ten years	$50,012	$—	$2,576	$47,436	3.07%

FNMA certificates:
Due over ten years	3,278,722	128,597	—	3,407,319	7.05%

GNMA certificates:
Due from one to five years	1,632,054	73,848	—	1,705,902	5.93%
Due from five to ten years	226,051	6,140	—	232,191	6.59%
Due over ten years	10,545,272	241,933	—	10,787,205	6.50%

Debt securities:

Puerto Rico Agency obligations:
Due within one year	2,537,000	6,819	12,500	2,531,319	3.23%
Due from one to five years	37,920,466	220,272	604,943	37,535,795	4.36%

United States Agency obligations:
Due within one year	2,500,000	—	16,825	2,483,175	2.02%

Other Investments:
Due within one year	100,000	—	—	100,000	6.20%

Total	$58,789,577	$677,609	$636,844	$58,830,342	4.80%

Expected maturities on debt securities may differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time, of securities held to maturity that have been in a continuous unrealized loss position up to December 31, 2006:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$—	$—	$41,854	$1,157	$41,854	$1,157
U.S. Agency obligations	288,033	7,372	—	—	288,033	7,372
Puerto Rico Agency obligations	12,646,869	184,131	26,493,600	835,135	39,140,469	1,019,266

Total	$12,934,902	$191,503	$26,535,454	$836,292	$39,470,356	$1,027,795

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time, of securities held to maturity that have been in a continuous unrealized loss position up to December 31, 2005:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$—	$—	$47,437	$2,576	$47,437	$2,576
U.S. Agency obligations	—	—	2,483,175	16,825	2,483,175	16,825
Puerto Rico Agency obligations	9,919,061	80,939	18,789,962	536,504	28,709,023	617,443

Total	$9,919,061	$80,939	$21,320,574	$555,905	$31,239,635	$636,844

The held to maturity securities that have been in continuous unrealized loss position are mainly U.S. and Puerto Rico agency obligations. Unrealized losses are generally the result of changes in interest rates rather than credit deterioration. Because such instruments are guaranteed by the full faith and credit of the U.S. and Puerto Rico governments, the related principal and interest are deemed recoverable. Consequently, no other-than-temporary impairment losses have been recognized.

As described in Note 2, R&G Financial has had limited access to financing arrangements or other external sources of liquidity. As a result, in October 2007, the Company sold $7.1 million of mortgage backed securities held to maturity. Net loss resulting from this sale was insignificant. Since the sale did not qualify under the exemption provisions for the sale or transfer of held to maturity securities under SFAS 115, the Company’s decision to sell those securities is deemed to have “tainted” the held to maturity portfolio. As a result, the Company will not be permitted to prospectively classify any investment securities under the scope of SFAS 115 as held to maturity for a period of two years. On the sale date, the remaining securities in the held to maturity portfolio were transferred to the available for sale portfolio at a fair value of $39.6 million with a net unrealized loss of $462,000 excluded from earnings and reported, net of taxes, as a separate component of equity within other comprehensive income (loss).

Other Investment Securities

Other investment securities include the following:

	December 31,
	2007	2006	2005
FHLB stock	$72,477,250	$75,843,650	$83,842,450
Investment in R&G Capital Trusts (Note 15)	6,493,666	11,597,938	11,597,938

	$78,970,916	$87,441,588	$95,440,388

As of December 31, 2007, the Company evaluated its investment in R&G Capital Trusts for impairment. As further disclosed in Note 15, these trusts issued preferred securities in a series of private placements. Each of these trusts then used the proceeds of the issuance of the preferred securities to purchase subordinated debentures of the Company. However, the liquidity and capital resources of the Company have been adversely affected by certain factors, including the downgrading of its credit ratings and its inability to access capital markets (refer to Note 2 for further details). These circumstances led the Company’s management to conclude that the fair value of the investment in R&G Capital Trusts was other than temporarily impaired as of December 31, 2007. As a result of such evaluation, the Company recorded an OTTI adjustment of approximately $3.6 million.

Institutions that are members of the FHLB-New York system are required to maintain a minimum investment in FHLB stock. Such minimum is calculated as a percentage of aggregate outstanding mortgages and an additional investment is required that is calculated as a percentage of total FHLB advances, letters of credit, and the collateralized portion of interest rate swaps outstanding. The stock is capital stock issued at $100 par. Since no indicators of impairment existed at December 31, 2007, 2006 or 2005, the Company did not estimate the fair value of its investment in FHLB stock and as a result, this investment continues to be carried at its redemption value in the Company’s consolidated statements of financial condition.

6. MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale consist of:

	December 31,
	2007	2006	2005
Conventional residential loans	$510,126,244	$918,225,212	$2,185,463,583
FHA/VA loans	66,215,580	109,594,200	120,320,163
Valuation allowance	(25,458,092)	(7,228,807)	(1,910,489)

Total mortgage loans held for sale(1)	$550,883,732	$1,020,590,605	$2,303,873,257

Approximate fair value	$550,883,732	$1,020,590,605	$2,303,873,257

(1)	Includes $7.8 million, $15.7 million and $32.7 million in net deferred fees and approximately $20,000, $116,000 and $224,000 in net premiums at December 31, 2007, 2006 and 2005, respectively.

The Company recognizes certain delinquent repurchased loans as held for sale since a number of these loans are routinely re-sold at discounted prices to private investors. As required by SFAS 140, repurchased loans are recognized at fair value. For the years ended December 31, 2007, 2006 and 2005, the Company recognized losses of approximately $11.3 million, $3.2 million and $1.7 million for the difference between fair value and outstanding principal balance of residential mortgage loans repurchased as a result of recourse obligations. These losses are included in non interest income as part of losses on mortgage loans held for sale in the accompanying consolidated statements of (loss) income, along with lower of cost or market write downs.

During 2006 and 2007, the Company completed certain restructuring transactions related to prior mortgage loan transfers classified as secured borrowings by entering into formalized credit agreements. In connection therewith, the Company reassessed its plans to sell the underlying mortgage loans serving as collateral to the formalized credit agreements and reclassified such loans from held for sale to loans and leases receivable, net. Loans with aggregate unpaid principal balance of approximately $46.5 million and $267.8 million were reclassified in October 2006 and February 2007, respectively. Both of these reclassifications were completed at the lower-of-cost-or-market on an aggregate basis. No charges were recorded at the time of the transfers because such loans had been marked to the lower-of-cost-or-market while classified in the held for sale portfolio.

Refer to Note 14 for additional details on the credit agreements as well as other financing related transactions, including a payment in kind completed in 2006, which resulted in a reduction to the Company’s mortgage loans held for sale portfolio of approximately $398.7 million.

Mortgage loans held for sale with an unpaid principal balance of approximately $56.7 million, $595.3 million and $1.2 billion at December 31, 2007, 2006 and 2005, respectively, collateralized secured borrowings with local financial institutions and private investors.

Mortgage loans held for sale with an unpaid principal balance of approximately $37.3 million, $113.0 million and $166.5 million at December 31, 2007, 2006 and 2005, respectively, collateralized warehousing lines of credit used to fund mortgage loan originations.

Mortgage loans held for sale include approximately $28.5 million, $27.9 million and $23.8 million in 2007, 2006 and 2005, respectively, related to defaulted loans backing GNMA securities for which the Company has an unconditional option to repurchase the defaulted loans. Payment on these loans is guaranteed by FHA.

Refer to Note 17 for additional information on gains and losses recognized on sales and securitizations of mortgage loans held for sale.

7. LOANS AND LEASES RECEIVABLE, NET

Loans and leases receivable, net consist of the following:

	December 31,
	2007	2006	2005
Commercial and financial(1)	$357,774,181	$390,677,798	$794,719,047
Commercial – secured by real estate	1,102,511,816	1,142,451,185	975,879,513
Real estate – construction and development (2)	897,084,798	813,142,280	588,892,858
Residential mortgage(3)	2,569,289,398	2,028,721,188	1,124,206,014
Installment(4)	271,517,451	245,329,585	193,112,324
Lease financing	89,973,243	111,100,990	113,634,617

Subtotal(5)	5,288,150,887	4,731,423,026	3,790,444,373
Allowance for loan and lease losses	(115,371,884)	(59,851,237)	(47,719,349)

Loans and leases receivable, net	$5,172,779,003	$4,671,571,789	$3,742,725,024

(1)

Commercial and financial loans include loans receivable from financial institutions, amounting to approximately $10.4 million, $32.4 million and $572.4 million at December 31, 2007, 2006 and 2005, respectively.

(2)

Includes approximately $70.6 million, $81.2 million and $65.3 million related to construction loans in the state of Florida at December 31, 2007, 2006 and 2005, respectively. Refer to Note 32 for further disclosures.

(3)	Residential mortgage loans amounting to $281.6 million and $45.4 million at December 31, 2007 and 2006, respectively, were pledged to secure credit agreements with local financial institutions.
(4)

Installment includes approximately $92.5 million, $89.7 million and $81.3 million in credit cards receivables and approximately $179.0 million, $155.6 million and $111.9 million in other consumer loans at December 31, 2007, 2006 and 2005, respectively.

(5)

Includes approximately $29.2 million, $19.4 million and $10.1 million in net deferred fees at December 31, 2007, 2006 and 2005, respectively, of which approximately $5.1 million and $885,000 correspond to net deferred fees of loans reclassified from the mortgage loans held for sale category as of December 31, 2007 and 2006, respectively. Net unamortized premiums at December 31, 2007, 2006 and 2005 approximated $2.0 million, $2.3 million and $9.9 million, respectively.

At December 31, 2005, commercial and financial loans included a $465.9 million secured commercial loan to a financial institution. During the fourth quarter of 2006, the Company entered into an agreement with the financial institution that resulted in the settlement of the commercial loan in exchange for the mortgage loans that collateralized the commercial loan. As a result of this transaction, an equivalent amount of residential mortgage loans that previously served as collateral for the commercial loan was included as part of the residential mortgage loan portfolio. The servicing rights for all of the underlying mortgage loans were retained by the entity that had previously serviced the loans. This transaction was evaluated under the provisions of SOP No. 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” noting no evidence of deterioration of credit quality, at acquisition, that would indicate the Company would be unable to collect all contractually required payments.

The changes in the allowance for loan and lease losses during the years ended December 31 follow:

	2007	2006	2005
Balance, beginning of year	$59,851,237	$47,719,349	$44,559,512
Balance included in discontinued operations	—	—	9,548,850

Balance, beginning of year, continuing operations	59,851,237	47,719,349	35,010,662
Loans charged-off	(15,293,932)	(10,203,442)	(14,224,793)
Recoveries	1,823,775	2,614,549	3,370,643

Net loan charge offs	(13,470,157)	(7,588,893)	(10,854,150)
Provision for loan and lease losses	68,990,804	19,720,781	23,562,837

Balance, end of year	$115,371,884	$59,851,237	$47,719,349

The following table summarizes the Company’s impaired loans and the related allowance:

	December 31,
	2007	2006	2005
Impaired loans with allowance	$174,718,365	$49,651,473	$36,581,051
Impaired loans without allowance	71,718,143	1,627,484	—

Total impaired loans	$246,436,508	$51,278,957	$36,581,051

Related allowance	$50,594,913	$3,743,479	$2,690,080
Average impaired loans	$148,857,732	$43,930,004	$38,891,163

During 2007 the amount of interest income recognized on impaired loans amounted to approximately $1.0 million. No interest income on impaired loans was recognized in 2005 and 2006.

Loans and leases receivable, net and mortgage loans held for sale, including impaired loans, on which the accrual of interest income had been discontinued, amounted to approximately $416.6 million, $237.7 million and $213.4 million as of December 31, 2007, 2006 and 2005, respectively. The additional interest income that would have been recognized during 2007, 2006 and 2005 had these loans been accruing interest amounted to approximately $23.5 million, $12.5 million and $12.3 million, respectively. The Company has no material commitments to lend additional funds to borrowers whose loans were in non-accruing status at December 31, 2007. At December 31, 2007 the Company had loans aggregating to approximately $103.4 million, for which the original terms of the loans had been restructured due to deterioration in the financial condition of the borrower.

During 2007, the Company began purchasing residential mortgage loans from third-party mortgage banking entities thru the Wholesale Mortgage Division of Premier Bank which underwrites each loan prior to purchase. Total loans purchased under this program during 2007 amounted to approximately $66.0 million, consisting primarily of conventional residential mortgage loans.

At December 31, 2007, fixed rate and adjustable rate loans included in the commercial and financial portfolio amounted to $121.2 million and $236.5 million, respectively and $25.3 million and $871.8 million, respectively, in the construction and development portfolio.

8. SERVICING ACTIVITIES

The Company engages in mortgage servicing activities for which it charges servicing fees, generally in the range of 25 to 50 basis points on the declining outstanding principal balances of the mortgage loans serviced. Servicing fees are collected on a monthly basis out of payments from mortgagors. The servicing agreements are cancelable by permanent investors for cause without penalty or after payment of a termination fee ranging from .5% to 1% of the outstanding principal balance of the loans.

At December 31, 2007, 2006 and 2005, the mortgage loan servicing portfolio amounted to approximately $9.2 billion, $9.3 billion and $8.9 billion, respectively, including $2.7 billion, $3.0 billion and $3.4 billion, respectively, of loans owned by the Company for which no servicing asset has been recognized.

The Company defined its servicing rights class (residential mortgage) based on the availability of market inputs. The Company considered factors such as nature of collateral, fixed or floating interest rates, credit quality, and expected variation in customer prepayment rate. The nature of the collateral is predominantly fixed rate residential mortgage loans, secured by single-family residential properties. Since MSRs are highly sensitive to prepayment, the Company stratifies the loans into interest rate categories to identify prepayment behavior by risk category in order to develop prepayment curves. Refer to Note 17 for more quantitative information about the assumptions used in the valuation of the Company’s MSRs.

The components of servicing income, net for the years ended December 31 after the adoption of SFAS 156, are shown below:

	2007	2006
Servicing fees and other	$22,393,642	$20,519,506
Late charges	6,426,533	6,180,409
Prepayment penalties	748,787	1,004,604
Interest loss	(1,367,483)	(1,209,851)

Servicing income, gross	28,201,479	26,494,668
Changes in fair value	(6,650,011)	(6,919,422)
Other changes that affect the balance	(411,201)	—

Servicing income, net	$21,140,267	$19,575,246

The components of servicing income, net for the year ended December 31, 2005 (prior to the implementation of SFAS 156) are shown below:

Servicing fees and other	$19,792,806
Late charges	5,806,044
Prepayment penalties	1,455,019
Interest loss	(1,308,111)

Servicing income, gross	25,745,758
Amortization of servicing assets	(12,184,288)
Temporary impairment charges	(2,777,160)

Servicing income, net	$10,784,310

Upon adoption of SFAS 156, the Company recorded a cumulative effect adjustment to retained earnings (net of tax) as of January 1, 2006 for the difference between the fair and the carrying value amount to bring the MSR balance to fair value. The table below reconciles the balance of MSRs as of December 31, 2005 and January 1, 2006.

	Continuing Operations	Discontinued Operations	Total
Balance as of December 31, 2005	$57,889,478	$21,753,580	$79,643,058
Adjustment upon adoption of SFAS 156	2,371,491	2,457,234	4,828,725

Balance as of January 1, 2006	$60,260,969	$24,210,814	$84,471,783

The following table summarizes the Company’s activity related to servicing assets carried at fair value for the years ended December 31:

	2007	2006
Balance, beginning of year	$76,185,227	$60,260,969
Rights obtained from sales of mortgage loans	9,137,035	22,673,718
Rights purchased	205,999	169,962
Rights sold	(3,139,958)	—

Balance before change in fair value, end of year	82,388,303	83,104,649
Change in fair value
Due to changes in valuation inputs or assumptions used in the model valuation	4,410,301	3,850,114
Other changes in fair value	(11,060,312)	(10,769,536)
Other changes that affect the balance	(411,201)	—

Net balance, end of year	$75,327,091	$76,185,227

Changes in fair value are included as part of servicing income, net in the consolidated statements of (loss) income. This line item includes changes in fair value due to changes in valuation assumptions and/or model calculations. Other changes in fair value primarily include the accretion of the discount related to forecasted cash flows and the economic run-off of the portfolio.

In September 2007, R&G Mortgage transferred to a successor servicer a portfolio with an unpaid principal balance of approximately $87.9 million as a result of non-compliance with certain provisions on the Seller’s Warranty and Servicing Agreement. Other changes that affect the balance include a reduction in fair value of approximately $411,000 resulting from the termination of this servicing contract.

The changes in the servicing assets of the Company for the year ended December 31, 2005 follow:

Balance before valuation allowance, beginning of year	$83,543,343
Balance included in discontinued operations	(29,706,883)

Balance continuing operations	53,836,460
Rights originated	19,748,323
Rights purchased	83,379
Amortization and impairment	(13,894,538)

Balance before valuation allowance, end of year	59,773,624
Valuation allowance for temporary impairment	(1,884,146)

Net balance, end of year	$57,889,478

Estimated fair value	$60,260,969

The changes in the valuation allowance for temporary impairment for the year ended December 31, 2005 follow:

Balance, beginning of year	$(10,662,997)
Balance included in discontinued operations	9,845,761

Balance, beginning of year, continuing operations	(817,236)
Temporary impairment charges, net	(2,777,160)
Impairment write-downs	1,710,250

Balance, end of year	$(1,884,146)

During the year ended December 31, 2007, 2006 and 2005, the Company purchased servicing rights for which the principal amount of underlying mortgage loans was approximately $16.5 million, $9.2 million and $3.6 million, respectively.

Servicing rights amounting to approximately $19.1 million, $23.2 million and $10.9 million at December 31, 2007, 2006 and 2005, respectively, collateralized certain of the Company’s lines of credit.

Among the conditions established in its various servicing agreements, the Company is committed to advance any shortage of monies required to complete timely payments to investors in GNMA mortgage-backed securities issued and in its FNMA and FHLMC portfolio, as well as to certain private investors, even when mortgage loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of mortgage loans may require the Company to advance mortgage and hazard insurance and tax payments on schedule even though sufficient escrow funds may not be available. The Company will generally attempt to recover advances from the mortgage owner or from liquidation proceeds when the mortgage loan is foreclosed. However, the Company must absorb the cost of funds advanced during the time the advance is outstanding until payment is received or the mortgage loan is foreclosed. Further, the Company must bear the increased cost of attempting to collect on delinquent or defaulted mortgage loans. At December 31, 2007, 2006 and 2005, the mortgage loan portfolio serviced for GSEs and private investors subject to the timely payment commitment of both principal and interest amounted to approximately $2.5 billion, $2.2 billion and $2.0 billion, respectively. In addition, at December 31, 2007, 2006 and 2005, the mortgage loan portfolio serviced for GSEs subject to the timely payment commitment of interest amounted to approximately $3.8 billion, $3.7 billion and $3.3 billion, respectively. The Company has recorded a reserve for losses related to FHLMC servicing related payments of $1.2 million, $1.4 million and $1.1 million as of December 31, 2007, 2006 and 2005, respectively. Total funds advanced for escrow, principal and interest and foreclosure advances as of December 31, 2007, 2006 and 2005 in relation to such commitments, net of allowance for bad debts, amounted to $13.8 million, $16.4 million and $15.3 million, respectively and are included in other assets in the consolidated statements of financial condition.

Under GNMA guidelines, R&G Mortgage is obligated to pay the security holders and to deposit in the central custodial account funds sufficient to enable the depository to withdraw timely monthly payments of principal and interest. R&G Mortgage is also obligated to make the payment and deposit without regard to whether it will be able to recover those payments from liquidation proceeds, insurance proceeds or late payments. This process creates an exposure for R&G Mortgage to the extent that interest is advanced to the certificate holders in excess of the interest ultimately recovered from FHA upon filing and settlement of a claim. Losses could arise for any interest shortage when the mortgage loan is liquidated, as a result of the settlement of the FHA claim, from foreclosure proceedings or if the mortgage loan is repurchased from the pool. The Company has recorded a reserve for losses related to GNMA servicing-related payments of $3.9 million, $4.9 million and $5.9 million as of December 31, 2007, 2006 and 2005, respectively, and is included in other liabilities in the consolidated statements of financial condition.

The reserves established under both FHLMC and GNMA related advances have been determined based on the Company’s historical recovery experience with mortgage loans serviced for these institutions.

On December 30, 2007, R&G Mortgage sold its FNMA MSRs portfolio with an unpaid principal balance of approximately $207.3 million and a mortgage servicing asset fair value of approximately $3.0 million. The buyer also assumed the recourse obligation on certain of the mortgage loans serviced. The agreement provides for cash consideration of 0.75% of the unpaid principal balance of the underlying mortgage loans. This transaction resulted in a loss on sale of approximately $779,000. Refer to Note 32 for additional information related to sales of MSRs.

9. PREMISES AND EQUIPMENT

Premises and equipment consist of:

	Estimated useful life (years)	December 31,
		2007	2006	2005
Land		$214,849	$214,849	$214,849
Buildings	15 – 40	1,550,444	31,401,395	31,335,177
Furniture, fixtures and equipment	3 – 10	45,859,086	43,783,126	39,249,412
Leasehold improvements	5 – 10	40,386,440	32,975,625	31,100,775
Autos	3 – 5	158,728	143,394	620,463

		88,169,547	108,518,389	102,520,676
Less – Accumulated depreciation and amortization		(55,452,140)	(52,065,151)	(42,115,280)

Total premises and equipment		$32,717,407	$56,453,238	$60,405,396

The Company was deemed the owner of its corporate headquarters during the construction phase, pursuant to the provisions of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction.” Upon completion of the construction, the sale-leaseback transaction was accounted for under the finance method as a result of a personal guarantee issued by the Company’s majority stockholder, Mr. Victor J. Galán, on the permanent loan outstanding to the leasing company which owned the building, and which is also owned by Mr. Galán. The personal guarantee was considered a form of continuing involvement pursuant to the provisions of SFAS No. 98, “Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate,” for the years ended December 31, 2006 and 2005. During such years, the finance obligation was amortized as lease payments were made, with a portion recognized as interest expense and the remaining as a reduction of the obligation. The costs associated with the construction of the building, including both the costs incurred by the leasing company and the additional costs incurred by the Company related to interior improvements, were depreciated over the lease term.

At December 31, 2006 and 2005, the building and building improvements, net of depreciation ($24.5 million and $27.4 million, respectively) were included in premises and equipment. A corresponding finance obligation of $18.1 million and $19.5 million at December 31, 2006 and 2005, respectively, was included in other borrowings in the consolidated statements of financial condition.

During the first quarter of 2007, Mr. and Mrs. Galán signed an agreement with the local financial institution that financed the permanent loan lifting the personal guarantee previously included as collateral to the loan, effectively eliminating the continuing involvement. At the time the personal guarantee was lifted, the criteria for sale-leaseback accounting was met, thus eliminating the carrying value of the building ($16.5 million) from the statements of financial condition, reclassifying the unamortized portion of building improvements to leasehold improvements ($7.3 million) and extinguishing the finance obligation ($17.8 million), resulting in a deferred gain of $1.3 million being amortized over the remaining term of the lease contract. The deferred gain is included within other liabilities in the consolidated statements of financial condition. The lease agreement with the related party was prospectively accounted for as an operating lease, recognizing rental expense on a straight line basis over the remaining term of the lease.

10. DEPOSITS

Deposits are summarized as follows:

	December 31,
	2007	2006	2005
Passbook savings	$201,363,949	$256,182,424	$298,969,491

NOW accounts	150,633,195	168,258,186	175,530,581
Super NOW accounts	268,866,627	163,766,733	204,265,943
Regular checking accounts (non-interest bearing)	79,242,752	125,344,319	142,069,305

	December 31,
	2007	2006	2005
Commercial checking accounts (primarily non-interest bearing)	209,712,968	203,845,968	199,635,184

	708,455,542	661,215,206	721,501,013

Time deposits:
Under $100,000	2,588,702,653	2,398,924,694	467,748,135
$100,000 and over	887,413,915	1,129,470,732	2,461,640,412

	3,476,116,568	3,528,395,426	2,929,388,547

Total deposits	$4,385,936,059	$4,445,793,056	$3,949,859,051

Time deposits include $1.9 billion, $1.8 billion and $1.3 billion of brokered deposits at December 31, 2007, 2006 and 2005, respectively.

As of December 31, 2007, 2006 and 2005, the Company had delivered investment securities with a carrying value of approximately $46.1 million, $38.8 million and $18.5 million, respectively, as collateral for public funds’ deposits.

At December 31, 2007, scheduled maturities of time deposits are as follows:

	Brokered	Non-brokered	Total
2008	$807,990,989	$1,346,485,089	$2,154,476,078
2009	738,741,120	53,760,953	792,502,073
2010	319,691,432	75,658,187	395,349,619
2011	68,524,605	27,531,996	96,056,601
2012	2,046,072	32,372,940	34,419,012
Thereafter	149,000	3,164,185	3,313,185

	$1,937,143,218	$1,538,973,350	$3,476,116,568

At December 31, 2007, 2006 and 2005, the Company’s banking subsidiary had deposits from officers, directors, employees and principal stockholders of the Company amounting to approximately $12.1 million, $20.8 million and $49.1 million, respectively.

In connection with its mortgage servicing activities, the Company holds escrow funds in trust for investors representing amounts collected primarily for the payment of principal, interest, real estate taxes and insurance premiums. At December 31, 2007, 2006 and 2005, escrow funds include approximately $80.3 million, $74.1 million and $83.6 million, respectively, deposited in the Company’s banking subsidiary. Escrow funds also include approximately $338,000, $227,000 and $44,000 at December 31, 2007, 2006 and 2005, respectively, deposited with other banks and excluded from the Company’s assets and liabilities.

On January 10, 2007, a third party entered into a certificate of deposit with Premier Bank for $20.0 million maturing January 5, 2012. The return on the certificate of deposit is tied to an underlying basket of indexes. At maturity, the depositor will receive the appreciation, if any, of the basket of indexes. In order to limit Premier Bank’s exposure to the volatility caused by the return of the certificate of deposit, Premier Bank entered into a call option agreement with a third party financial institution. The call option mirrors the terms of the embedded derivative which was bifurcated from the certificate of deposit. The Company paid a premium of $4,232,000 for the option.

11. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase at December 31, 2007, 2006 and 2005 amounted to $1.5 billion, $1.9 billion and $2.6 billion, respectively. These amounts include accrued interest of $6.9 million, $8.2 million and $14.0 million at December 31, 2007, 2006 and 2005, respectively. Maximum amount of borrowings outstanding at any month-end during 2007, 2006 and 2005 under the agreements to repurchase were $1.9 billion, $2.6 billion and

$3.4 billion, respectively. The approximate average aggregate borrowings outstanding during 2007, 2006 and 2005 were $1.7 billion, $2.3 billion and $2.8 billion, respectively. The weighted average interest rate of such agreements was 4.92%, 4.82% and 3.81% at December 31, 2007, 2006 and 2005, respectively; the weighted average rate during 2007, 2006 and 2005 was 4.93%, 4.55% and 3.41%, respectively.

Securities sold under agreements to repurchase (including accrued interest) as of December 31, 2007, grouped by counterparty, were as follows:

	Repurchase Liability	Weighted Average Maturity in Months
Federal Home Loan Bank of New York	$670,255,721	9
JP Morgan	345,028,333	15
Morgan Stanley DW Inc.	328,301,480	9
Credit Suisse First Boston, LLC	148,838,400	11

Total	$1,492,423,934

The carrying and fair values of securities available for sale and securities held to maturity pledged as collateral at December 31, shown by maturity of the repurchase agreement, were as follows:

	2007
	Carrying Value	Fair Value	Repurchase Liability	Weighted Average Rate
Mortgage-backed securities:
GNMA certificates:
Term over 90 days	$3,926,180	$3,926,180	$4,852,769	5.34%

FHLMC and FNMA certificates:
Term up to 30 days	42,679,719	42,679,719	39,980,932	4.20%
Term of 30 to 90 days	895,700	895,700	810,106	5.30%
Term over 90 days	353,002,364	353,002,364	349,459,624	4.44%

CMO certificates:
Term up to 30 days	64,120,285	64,120,285	60,065,736	4.20%
Term of 30 to 90 days	234,697,713	234,697,713	224,598,181	4.97%
Term over 90 days	350,887,486	350,887,486	472,563,396	5.23%

Debt securities:
Federal Farm Credit Notes:
Term over 90 days	26,463,213	26,463,213	24,891,158	5.27%

FHLB Notes:
Term of 30 to 90 days	15,183,499	15,183,499	13,732,557	5.30%
Term over 90 days	309,282,955	309,282,955	301,469,475	5.17%

Total	$1,401,139,114	$1,401,139,114	$1,492,423,934	4.92%

At December 31, 2007, securities with fair value of $161.9 million were pledged as collateral to offset the differences between repurchase agreement amounts and the fair value of the securities.

	2006
	Carrying Value	Fair Value	Repurchase Liability	Weighted Average Rate
Mortgage-backed securities:
GNMA certificates:
Term up to 30 days	$16,821,779	$16,928,196	$16,006,940	5.48%
Term over 90 days	22,359,115	22,363,685	21,652,389	5.56%

FHLMC and FNMA certificates:
Term up to 30 days	35,216,057	35,216,057	36,034,127	5.33%
Term over 90 days	399,217,479	399,227,797	564,810,647	4.07%

CMO certificates:
Term up to 30 days	36,082,523	36,082,523	60,652,428	5.30%
Term over 90 days	673,936,653	673,936,653	808,483,394	5.11%

Debt securities:
Federal Farm Credit Notes:
Term up to 30 days	984,850	984,850	1,655,470	5.30%
Term over 90 days	28,641,325	28,641,325	27,421,230	5.65%

FHLB Notes:
Term up to 30 days	73,538,488	73,538,488	82,894,848	5.31%
Term over 90 days	299,944,659	299,944,659	301,416,449	4.93%

FNMA Notes:
Term up to 30 days	12,847,640	12,847,640	12,203,080	5.32%

Total	$1,599,590,568	$1,599,711,873	$1,933,231,002	4.81%

At December 31, 2006, securities with fair value of $399.8 million were pledged as collateral to offset the differences between repurchase agreement amounts and the fair value of the securities. Repurchase agreements of $4.2 million were collateralized by repledged securities with a fair value of $4.2 million obtained under agreements to resell. Other repurchase agreements of $12.3 million were collateralized by $13.4 million of trading securities.

	2005
	Carrying Value	Fair Value	Repurchase Liability	Weighted Average Rate
Mortgage-backed securities:
GNMA certificates:
Term up to 30 days	$12,473,770	$12,706,476	$10,837,863	4.42%
Term of 30 to 90 days	51,903,070	51,903,070	128,238,092	4.98%
Term over 90 days	60,133,446	60,135,550	57,651,437	4.69%

FHLMC and FNMA certificates:
Term up to 30 days	109,256,551	109,256,551	118,383,863	4.08%
Term of 30 to 90 days	45,859,311	45,859,311	49,901,301	3.99%
Term over 90 days	430,444,733	430,444,733	560,626,958	3.60%

CMO Certificates:
Term up to 30 days	329,551,411	329,551,411	335,666,489	4.04%

	2005
	Carrying Value	Fair Value	Repurchase Liability	Weighted Average Rate
Term of 30 to 90 days	85,352,561	85,352,561	100,863,685	4.10%
Term over 90 days	427,265,520	427,265,520	578,840,273	3.61%

Debt securities:
Federal Farm Credit Notes:
Term up to 30 days	14,758,950	14,758,950	14,365,696	4.04%
Term of 30 to 90 days	2,666,840	2,666,840	2,609,629	4.11%
Term over 90 days	37,031,608	37,031,608	47,400,738	3.41%

FHLB Notes:
Term up to 30 days	82,479,096	82,479,096	80,826,609	4.05%
Term of 30 to 90 days	21,108,744	21,108,744	20,500,748	4.11%
Term over 90 days	317,626,905	317,626,905	395,091,891	3.41%

Corporate Debt:
Term up to 30 days	14,975,400	14,975,400	15,097,217	3.07%
Term over 90 days	20,111,300	20,111,300	20,107,767	3.18%

Total	$2,062,999,216	$2,063,234,026	$2,537,010,256	3.77%

At December 31, 2005, securities with fair value of $538.1 million were pledged as collateral to offset the differences between repurchase agreement amounts and the fair value of the securities. Repurchase agreements of $56.7 million were collateralized by repledged securities with a fair value of $56.7 million obtained under agreements to resell. Other repurchase agreements of $27.7 million were collateralized by $29.1 million of trading securities.

At December 31, 2007, the annual contractual maturities of the Company’s securities sold under agreements to repurchase were as follows:

2008	$1,120,248,342
2009	180,943,431
2010	83,532,430
2011	88,602,167
2012	19,097,564

$1,492,423,934

Actual maturities may differ from contractual maturities because some of the securities sold under agreements to repurchase may have call options. At December 31, 2007, securities sold under agreements to repurchase amounting to $231.2 million had call options.

12. NOTES PAYABLE

At December 31, notes payable consist of various lines of credit renewing annually as follows:

	2007	2006	2005
Line of credit for an aggregate of $100.0 million, bearing interest at a floating rate of 1.75% over the three-month LIBOR (6.59% at December 31, 2007, 7.11% at December 31, 2006 and 6.27% at December 31, 2005), maturing on demand, collateralized by commercial loans with a carrying value of approximately $72.5 million, $81.4 million and $65.3 million in 2007, 2006 and 2005, respectively.	$69,500,000	$77,000,000	$63,000,000

Warehousing line of credit, bearing interest at rates ranging from a fixed(1) 1.00% to variable rates ranging from 1.00% to 2.00% over the applicable LIBOR (6.49% at December 31, 2007, 6.81% at December 31, 2006 and 5.82% at December 31, 2005) payable on demand, collateralized by mortgage loans with carrying value of approximately $35.2 million, $55.8 million and $117.0 million in 2007, 2006 and 2005, respectively.	31,603,506	52,690,630	107,465,641

Servicing line of credit for an aggregate of $18.2 million, bearing interest at floating rate of 3.00% over the three-month LIBOR (7.70% at December 31, 2007, 6.86% at December 31, 2006 and 6.02% at December 31, 2005), maturing on January 31, 2008 and subsequently extended until July 31, 2008, collateralized by mortgage servicing rights with a fair value of approximately $19.1 million, $18.4 million and $7.7 million in 2007, 2006 and 2005, respectively.	18,171,920	19,911,920	19,911,920

Warehousing line of credit, bearing interest at variable rates of 3.00% (1.50% at December 31, 2006 and 2005) over the three-month LIBOR (7.70% at December 31, 2007, 6.86% at December 31, 2006 and 6.04% at December 31, 2005), maturing on January 31, 2008, collateralized by mortgage loans with carrying value of approximately $2.1 million, $57.2 million and $39.2 million in 2007, 2006 and 2005, respectively.	1,549,296	47,687,678	34,072,980

Working capital lines of credit bearing interest at rates ranging from 5.38% to 6.87% maturing on various dates between January 16, 2007 and March 19, 2007.	—	10,928,000	11,099,000

Working capital line of credit, bearing interest at floating rate of 1.25% over the three-month LIBOR (5.86% at December 31, 2006 and 5.80% at December 31, 2005) payable on demand, collateralized by mortgage servicing rights with a fair value of $4.8 million and $3.2 million in 2006 and 2005, respectively.	—	5,000,000	5,000,000

	2007	2006	2005
Warehousing line of credit, bearing interest at floating rate of 1.25% over the three-month LIBOR (5.79% at December 31, 2005), payable on demand, collateralized by mortgage loans with carrying value of approximately $10.3 million in 2005.	—	—	8,416,502

Working capital line of credit for an aggregate of $10.0 million, bearing interest at floating rate of 1.68% over the three-month LIBOR (6.22% at December 31, 2005).	—	—	3,000,000

Total	$120,824,722	$213,218,228	$251,966,043

(1)	$34.2 million and $95.5 million outstanding at December 31, 2006 and 2005, respectively, bore interest at a fixed 1% due to compensating balances R&G Mortgage maintained at the lending institution. The average balance of the compensating deposits amounted to $2.5 million and $3.3 million during 2006 and 2005, respectively. In February 2007 the terms of the warehousing line agreement were amended to, among other things, modify the interest rate to a variable rate of 1.50% over the three-month LIBOR.

Maximum amounts outstanding under the lines of credit at any month-end during 2007, 2006 and 2005 were $241.4 million, $258.4 million and $252.0 million, respectively. The average aggregate amounts outstanding of lines of credit during 2007, 2006 and 2005 were $189.8 million, $221.4 million and $180.5 million, respectively. The weighted average interest rate of such lines of credit was 6.69%, 5.98% and 4.11% at December 31, 2007, 2006 and 2005, respectively; the weighted average interest rate during 2007, 2006 and 2005 was 7.17%, 6.42% and 4.78%, respectively.

As of December 31, 2007, the Company had various credit line agreements permitting the Company to borrow up to $233.2 million; the unused portion of these credit line agreements amounted to approximately $112.4 million.

Several credit line agreements impose certain requirements on the Company, primarily related to maintaining net worth and debt service over certain defined minimums, and limitations on indebtedness and declaration of dividends. Under the credit agreements for R&G Mortgage’s various warehouse and working capital lines of credit, R&G Mortgage is required to maintain its mortgage banking licenses and is subject to certain financial covenants. As of December 31, 2007, the Company and R&G Mortgage have failed to comply with some of these requirements, including the delivery of audited financial statements. R&G Mortgage has obtained certain waivers of default under its credit facilities and the lenders have continued making advances under warehousing facilities. Refer to Note 32 for further information on the status of credit facilities subsequent to December 31, 2007.

13. ADVANCES FROM FEDERAL HOME LOAN BANK

At December 31, 2007, advances from the FHLB mature on various dates commencing on January 2, 2008 until March 2, 2010, and bear fixed and variable interest rates tied to the FHLB daily bank rate ranging from 2.93% to 5.79%. Maximum amount of advances from FHLB outstanding at any month-end during 2007, 2006 and 2005 were $1.0 billion, $1.1 billion and $885.6 million, respectively. The average aggregate borrowings outstanding during 2007, 2006 and 2005 were $901.1 million, $942.4 million and $810.4 million, respectively. The weighted average stated interest rate on advances from the FHLB was 4.97%, 4.81% and 3.77% at December 31, 2007, 2006 and 2005, respectively; the weighted average rate during 2007, 2006 and 2005 was 4.99%, 4.58% and 3.97%, respectively.

Scheduled maturities of FHLB advances were as follows as of December 31, 2007:

2008	$592,500,000
2009	100,000,000
2010	20,000,000

$712,500,000

Actual maturities may differ from contractual maturities because some of the advances may have call options. None of the advances outstanding at December 31, 2007 and 2006 had call options. Of the advances outstanding at December 31, 2005, $113.0 million had call options of which $88.0 million were exercised and $25.0 million matured during 2006.

The Company, through its banking subsidiary, receives advances from the FHLB under Advances, Collateral Pledge and Security Agreements (the “FHLB Agreements”). As of December 31, 2007, the FHLB Agreements allow the Company to borrow up to $2.2 billion. The unused portion under such line of credit was approximately $1.5 billion as of December 31, 2007. Under the FHLB Agreements, the Company is required to maintain a minimum amount of qualifying collateral with a market value of at least 110% of the outstanding advances. At December 31, 2007, the Company maintained collateral (principally in the form of first mortgage notes) amounting to approximately $1.1 billion ($1.2 billion in 2006 and 2005) with the FHLB as part of the FHLB Agreements. The market value of the collateral indicated above was sufficient to comply with the collateral requirements of the FHLB.

14. SECURED BORROWINGS

At December 31, secured borrowings include the following:

	2007	2006	2005
Secured borrowings with local financial institutions, collateralized by real estate mortgage loans, bearing interest at variable rates tied to either Prime or three-month LIBOR averaging 6.93%, 6.48% and 6.04% at December 31, 2007, 2006 and 2005, respectively.	$273,668,094	$620,774,200	$1,175,754,242

Secured borrowings with local financial institutions and other private lenders, collateralized by real estate mortgage loans, bearing interest at fixed rates averaging 7.61%, 7.11% and 7.31% at December 31, 2007, 2006 and 2005, respectively.	65,058,432	209,876,779	275,379,998

Secured borrowings, gross	338,726,526	830,650,979	1,451,134,240
Premium/(discount)	145,234	(4,967,784)	(5,731,672)

Secured borrowings, net	$338,871,760	$825,683,195	$1,445,402,568

Secured borrowings are subject to scheduled payments and are expected to repay according to the regular amortization and prepayment of the underlying mortgage loans. During the 4th quarter of 2006 and 1st quarter of 2007, several transactions amounting to $46.4 million and $267.2 million in the aggregate, respectively, were restructured into credit agreements, each of which provided for sixty monthly scheduled payments, according to the regular amortization and prepayment of the underlying mortgage loans. Any remaining balance after the 5-year period will be subject to final installment payments.

The following table presents details of the secured borrowings, excluding premiums and discounts, with financial institutions and other private lenders as of December 31:

	2007	2006	2005
Doral Bank	$—	$—	$448,012,139
FirstBank Puerto Rico	242,170,476	511,283,813	599,165,215
Westernbank Puerto Rico	40,085,812	46,149,313	87,678,725
Banco Santander Puerto Rico	21,380,175	24,656,751	29,605,929
Oriental Bank and Trust	—	76,821,787	87,524,049
EverBank	5,922,254	10,724,543	20,002,527
Puerto Rico Mortgage Backed & U.S. Government Securities Fund	—	126,614,859	138,859,671
Other private investors	29,167,809	34,399,913	40,285,985

Total	$338,726,526	$830,650,979	$1,451,134,240

Secured borrowings are collateralized by real estate mortgage loans with unpaid principal balances amounting to $338.3 million, $827.8 million and $1.4 billion (of which $187.0 million and $222.4 million are included in assets from discontinued operations at December 31, 2006 and 2005, respectively) at December 31, 2007, 2006 and 2005, respectively. Restricted cash accounts with balances amounting to $1.3 million, $2.7 million and $5.0 million at December 31, 2007, 2006 and 2005, respectively, are also pledged as collateral to offset the differences between secured borrowing amounts and the unpaid principal balance of the real estate mortgage loans.

The Company and its subsidiaries have restructured or modified the terms of certain prior mortgage loan transfers recorded as secured borrowings.

•

In the fourth quarter of 2005, the Company repaid a total of $508.8 million of outstanding secured borrowings with various financial institutions and assumed control of the mortgage loans collateralizing the borrowings. As part of the repayment transactions, the Company paid a premium of $6.0 million of which $3.3 million was included in (gain) loss on extinguishment of debt and $2.7 million was included in non-interest expense of discontinued operations. An additional loss of $3.9 million resulting from the accretion of the related secured borrowing discount was also included in (gain) loss on extinguishment of debt.

•

On October 2, 2006, Premier Bank, R&G Mortgage and Doral Bank entered into an agreement whereby Doral Bank accepted mortgage loans (previously reported as mortgage loans held for sale, with an unpaid principal balance of $398.7 million) collateralizing the secured borrowing as the Company’s full repayment of the secured borrowing. Following this payment in kind, Doral Bank has legal title to the mortgage loans acquired from Premier Bank. The servicing rights for all of the underlying mortgage loans were retained by R&G Mortgage, the entity that had previously serviced the loans. As a result of this agreement, the Company recognized a gain of approximately $10.1 million reported as gain on extinguishment of debt.

•

On October 18, 2006, the Company completed restructuring transactions with Westernbank. R&G Mortgage and Westernbank entered into two credit agreements totaling $46.5 million to document as secured borrowings of R&G Mortgage the mortgage loan transfers between the parties. The credit agreements are secured by a pledge of the mortgage loans which are presented on the Company’s statements of financial condition at December 31, 2007 and 2006 as loans and leases receivable, net pursuant to a pledge and security agreement entered into between R&G Mortgage and Westernbank. This modification was not considered a substantial modification under EITF 96-19.

With respect to Premier Bank’s portion of the secured borrowing, which amounted to $24.8 million, Premier Bank repaid its secured borrowing resulting from the recharacterization of the mortgage loan transfers and assumed control of the mortgages which collateralized such borrowings.

•

On February 2007, the Company completed two restructuring transactions with FirstBank Puerto Rico (“FirstBank”). First, R&G Mortgage and FirstBank entered into a credit agreement totaling $267.2 million to document the mortgage loan transfers between the parties. The credit agreements are secured by a pledge of mortgage loans presented as loans and leases receivable, net pursuant to a pledge and security agreement entered into between R&G Mortgage and FirstBank. This modification was not considered a substantial modification under EITF 96-19.

With respect to Premier Bank’s share of the remaining portion of the secured borrowing, which amounted to $50.1 million, Premier Bank repaid its secured borrowing and assumed control of the mortgages which collateralized such borrowings.

Refer to Note 17 for information concerning the second restructuring with FirstBank, which involved an on-balance sheet securitization.

On July 10, 2007, the Company completed restructuring transactions with Oriental Bank and Trust, a Puerto Rico chartered commercial bank (“Oriental”). As part of the restructuring, Oriental agreed to retain mortgage loans with an unpaid principal balance of $26.6 million as payment for a portion of the secured borrowing. In addition, Premier Bank substituted certain mortgage loans with an unpaid principal balance of $25.9 million with mortgage loans selected by Oriental that complied with its policies. Premier Bank also agreed to pay $19.8 million to extinguish the remaining balance of the secured borrowing from Oriental and assumed control of the mortgages which collateralized such borrowings. The substitution of mortgage loans resulted in a loss of approximately $669,000 recognized as a loss on extinguishment of debt. In connection with this restructuring, Oriental and Premier Bank agreed to settle all pending litigation claims relating to the payment of certain prepayment penalties associated with the mortgage loans.

In addition, the Company restructured various agreements with other financial institutions by deleting or modifying any previous conditions that precluded accounting for the transactions as sales. Note 17 – “Sales and Securitizations of Mortgage Loans” presents additional information with respect to these transactions.

15. OTHER BORROWINGS

At December 31 other borrowings include the following:

	2007	2006	2005
Finance obligation to related party (See Notes 9 and 21)	$—	$18,127,166	$19,509,383

Junior subordinated notes payable to R&G Capital Trust I, issued in 2002 and due in 2032, bearing interest at a floating-rate of 3.70% over the applicable LIBOR, averaging 8.75% and 6.97% at December 31, 2006 and 2005, respectively.	—	25,773,196	25,773,196

Junior subordinated notes payable to R&G Capital Trust II, issued in 2002 and due in 2032, bearing interest at a floating-rate of 3.25% over the applicable LIBOR, averaging 8.34% and 6.55% at December 31, 2006 and 2005, respectively.	—	10,309,278	10,309,278

Junior subordinated notes payable to R&G Capital Trust IV, issued in 2003 and due in 2033, bearing interest at a floating-rate of 3.10% over the three-month LIBOR, averaging 8.19% and 6.39% at December 31, 2006 and 2005, respectively.	—	15,463,918	15,463,918

Junior subordinated notes payable to R&G Capital Trust III, issued in 2003 and due in 2033, bearing interest at a fixed-rate of 6.95%	103,092,783	103,092,783	103,092,783

Junior subordinated notes payable to R&G Capital Trust V, issued in 2004 and due in 2034, bearing interest at a fixed-rate of 6.52%	103,092,783	103,092,783	103,092,783

Junior subordinated notes payable to R&G Capital Trust VI, issued in 2004 and due in 2034, bearing interest at a fixed-rate of 6.62%	128,865,980	128,865,980	128,865,980

Total other borrowings	$335,051,546	$404,725,104	$406,107,321

Junior subordinated notes are redeemable at the Company’s option five years after issuance of the relevant note. Certain of these notes were redeemable beginning in 2007. None have been redeemed as of December 31, 2007. During 2007, Fifth Third assumed all of the outstanding trust preferred obligations of RAC and acquired the related investment in the common securities of the trusts as part of the Crown Bank acquisition. Pursuant to EITF 87-24 “Allocation of Interest to Discontinued Operations”, interest expense associated with the RAC obligations, which amounted to $3.4 million, $4.6 million and $3.5 million at December 31, 2007, 2006 and 2005, respectively, is included within discontinued operations as it is based on the principal amount of debt that was assumed by the buyer in this transaction.

The Company guarantees the obligations on three trust preferred securities transactions issued by trusts created by the Company aggregating to $335.1 million. Under the guarantees, the Company guarantees the payment of accumulated and unpaid distributions, payments upon redemption and certain other payments to the extent not paid by the relevant trust and to the extent the trust has funds available for the distributions.

16. OTHER LIABILITIES

At December 31 other liabilities consist of the following:

	2007	2006	2005
Accounts payable	$30,861,773	$35,553,724	$29,536,819
Accrued expenses	35,028,580	22,676,559	22,583,016
Income taxes (Note 19)	13,275,011	17,406,934	16,245,625
Escrow deposits	39,074,190	41,441,850	48,212,704
Customer mortgages and closing expenses payable	7,587,091	5,464,045	7,530,695
Recourse obligation (Notes 17 and 32)	32,247,454	36,885,040	38,783,815
GNMA defaulted loans — buy-back option (Note 17)	28,508,815	27,927,429	23,795,129
Deferred rent obligation	2,441,788	2,224,635	2,132,973
Derivative instruments (Note 27)	8,924,627	11,619,546	14,671,217
Reserve for losses on servicing related payments (Note 8)	5,136,097	6,265,530	6,971,301
Reserve for class action settlement	31,900,000	31,900,000	31,900,000
Warrants liability (Note 20)	—	29,989,806	—
Other	5,587,579	5,117,469	2,539,607

Total other liabilities	$240,573,005	$274,472,567	$244,902,901

On May 21, 2008, R&G Financial entered into a stipulation of settlement that settled all claims with the lead plaintiffs in a consolidated shareholder class action lawsuit originally filed in 2005. The Company paid a total of approximately $31.9 million towards the settlements of the shareholder class action lawsuit and related shareholder derivative lawsuits, of which $2.9 million was covered and paid for by insurance.

17. SALES AND SECURITIZATIONS OF MORTGAGE LOANS

During the years ended December 31, 2007, 2006 and 2005, the Company’s consolidated statements of (loss) income included net (losses)/gains on loan sales of approximately $ (672,000), $10.5 million and $17.6 million realized on sales of residential mortgage loans with principal balances amounting to approximately $1.0 billion (including $307.2 million of sales relating to the de-recognition of certain on-balance sheet private mortgage loan securitizations), $1.1 billion, and $589.0 million (including $135.8 million of sales relating to restructurings of prior mortgage loan transfers classified as secured borrowings), respectively.

In addition, during the years ended December 31, 2007, 2006 and 2005, the Company securitized residential mortgage loans with principal balances amounting to approximately $42.6 million, $497.5 million and $1.3 billion.

Prior to 2006, the Company conducted private mortgage loan securitizations in which it retained MSRs and retained interests on the loans. These transfers had been accounted as secured borrowings since the conditions for sale accounting were not met. As a result, the related MSRs and retained interests were not recognized by the Company. Instead, the Company continued to carry the underlying mortgage loans on its consolidated statement of financial condition (included in assets from discontinued operations as of December 31, 2006 and 2005) with the related secured borrowing recognized in continuing operations. During 2007, the Company completed the renegotiation of these on-balance sheet securitizations that allowed the Company to recognize the transactions as sales under SFAS 140.

As part of the renegotiation of the private on-balance sheet securitizations described above, the Company effectively eliminated the full recourse provisions included in the original agreements. This recourse obligation precluded the original transfers from being accounted as sales, which created an inconsistency with the stated intent of both the Company and the local financial institution involved in the transfers. As a result of this renegotiation, the Company de-recognized approximately $183.3 million in mortgage loans and the related secured borrowing; recorded a net gain on sale of loans in its continuing operation of approximately $1.0 million, which consisted in the recognition of an IO of approximately $4.7 million net of the accretion of the remaining secured borrowing discount of approximately $3.7 million; and recorded a gain on sale of $3.8 million in its discontinued operations related to the recognition of an MSR of approximately $2.4 million and the release of the net premiums associated with the loans sold.

During 2007, the Company also de-recognized approximately $122.5 million in mortgage loans held for sale and the related secured borrowing, resulting from the required distribution of certain loans to the beneficial interest holders (“BIHs”), as specified in the original terms of a series of separate on-balance sheet securitizations. According to the securitization trust agreements, the Company (as servicer) was required to distribute mortgage loans to the BIHs once the mortgages complied with the FHLMC/FNMA conforming guidelines. At the time the conforming criteria was met and the Company distributed the conforming mortgage loans, the Company was allowed to recognize the transactions as sales under SFAS 140. A net gain on sale of loans of approximately $2.0 million was recognized including recognition of an MSR of approximately $1.4 million net of the accretion of the remaining secured borrowing discount and release of the net deferred fees associated with the loans sold.

The Company did not execute any on-balance sheet private mortgage loan securitizations during 2006 and 2007.

On September 28, 2007, R&G Mortgage finalized the sale of a residential mortgage loan portfolio, primarily sub-performing and non-performing mortgage loans, with an unpaid principal balance of $94.4 million to a private investor and used the proceeds of the sale to repay approximately $51.4 million of outstanding borrowings under its mortgage loan warehousing and working capital credit facilities and to meet certain other operational commitments. This transaction resulted in a realized loss of approximately $24.6 million.

Key economic assumptions used in determining the fair value of servicing assets and IOs at the time of sale or securitization ranged as follows:

	Servicing Assets			Interest-Only Strips
	Minimum	Maximum	Weighted Average	Minimum	Maximum	Weighted Average
2007:
Constant prepayment rate:
Government — guaranteed mortgage loans	6.60%	21.24%	11.28%	—	—	—
Conventional mortgage loans	6.63%	33.59%	12.84%	8.32%	20.89%	12.98%

Cash flow discount rate:
Government —guaranteed mortgage loans	11.40%	12.00%	11.74%	—	—	—
Conventional mortgage loans	10.40%	12.90%	11.26%	13.00%	13.00%	13.00%

2006:
Constant prepayment rate:
Government—guaranteed mortgage loans	6.59%	20.44%	12.06%	—	—	—
Conventional mortgage loans	6.45%	33.12%	12.51%	7.56%	11.85%	9.75%

Cash flow discount rate:
Government—guaranteed mortgage loans	11.60%	12.10%	11.78%	—	—	—
Conventional mortgage loans	10.60%	12.60%	11.50%	13.00%	13.00%	13.00%

2005:
Constant prepayment rate:
Government—guaranteed mortgage loans	6.83%	17.14%	11.10%	—	—	—
Conventional mortgage loans	6.80%	22.42%	9.41%	10.45%	13.29%	11.81%

Cash flow discount rate:
Government—guaranteed mortgage loans	10.60%	11.40%	11.04%	—	—	—
Conventional mortgage loans	10.00%	11.90%	10.27%	13.00%	13.00%	13.00%

For its servicing assets, the Company creates prepayment curves based on the portfolio’s historical prepayment experience and updates them on a quarterly basis. To consider and incorporate market expectations, the Company benchmarks these curves against actual FNMA prepayment speeds and forecasted Bloomberg median speeds as reported by dealers in mortgage-backed securities to Bloomberg.

The discount rate used in the valuation of MSRs should reflect the risks inherent in the servicing asset and the return offered by alternative investments with similar risk characteristics, as well as consideration of what a reasonable investor would demand for this type of investment. The Company follows a market-based approach in setting the discount rate, which incorporates a risk-free rate with a term consistent with the weighted average expected life of the MSRs and a risk-adjusted spread.

At December 31, 2007, key economic assumptions used by the Company to estimate the fair value of the servicing assets and the sensitivity to immediate changes in those assumptions were as follows:

Carrying amount of servicing assets	$75,327,091
Weighted-average expected life (in years)	4.8

Constant prepayment rate (weighted-average annual rate)	12.57%
Decrease in fair value due to 10% adverse change	$2,568,799
Decrease in fair value due to 20% adverse change	$5,017,529

Cash flow discount rate (weighted-average annual rate)	10.70%
Decrease in fair value due to 10% adverse change	$2,620,234
Decrease in fair value due to 20% adverse change	$4,944,458

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the servicing assets is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments), which may magnify or counteract the sensitivities.

The valuation of the Company’s IOs is comprised of two valuing components, an inverse floater and an embedded cap. Each component is valued separately and then aggregated in order to arrive to the estimated fair value of the IO. The inverse floater value is determined by modeling cash flows from the fixed-rate mortgage loans using a static cash flow analysis. The amortizing cap is measured using the Black-Scholes formula, which is a benchmark standard in the financial industry. LIBOR rates and swap rates from Bloomberg are used to build a zero curve, which is then discounted using a specified discount rate. The implied volatility used in the Black-Scholes formula for the cap valuation is obtained from Bloomberg. As a result of its composition (inverse floater and embedded cap), this asset is not highly sensitive to changes in interest rates.

The activity of the Company’s IOs is shown below:

	2007	2006	2005
Balance at beginning of year	$5,902,893	$6,491,892	$—
Capitalization of IOs retained in loan sales (1)	4,691,060	—	6,283,248
Amortization of IOs classified as available for sale	(989,001)	(1,102,872)	(267,916)
Gain (loss) on the value of IOs	1,241,311	513,873	476,560

Balance at end of year	$10,846,263	$5,902,893	$6,491,892

(1)	IOs capitalized during 2007 were classified as held for trading, while IOs capitalized during 2005 were and continue to be classified as available for sale.

Cash flows received on the IOs classified as available for sale follow:

	2007	2006	2005
Total cash flows received on IO portfolio	$1,406,531	$1,615,793	$460,530
Amortization of IOs classified available for sale, as offset to cash flows	(989,001)	(1,102,872)	(267,916)

Net cash flows recognized as interest income	$417,530	$512,921	$192,614

The degree of risk associated with sales of loans is largely dependent on the extent to which the sales are with or without recourse. In recourse sales, the Company agrees to share credit risk with the owner of the mortgage loans such as FNMA or FHLMC or with an insurer or guarantor. Losses on recourse occur primarily when foreclosure sale proceeds of the property underlying a defaulted mortgage are less than the then-outstanding principal balance and accrued interest of such mortgage loan and the cost of holding and disposing of such underlying property.

During the years ended December 31, 2007, 2006 and 2005, the Company sold and securitized mortgage loans with an unpaid principal balance of approximately $41.6 million, $811.4 million and $1.8 billion, respectively, subject to recourse. The principal amount of mortgage loans repurchased as a result of recourse provisions amounted to $43.5 million, $16.7 million and $15.3 million in 2007, 2006 and 2005, respectively. As of December 31, 2007, 2006 and 2005, the Company had an estimated recourse obligation of $32.2 million, $36.9 million and $38.8 million, respectively, recognized as part of other liabilities in the consolidated statements of financial condition. In addition, in the ordinary course of business the Company makes certain representations and warranties at the time of sales to third parties regarding the characteristics of the loans sold. To the extent the loans do not meet specific characteristics the Company may be required to repurchase the mortgage loans. Refer to Note 32 for more details on recourse obligation related transactions.

Set forth below is a breakdown of loans subject to recourse by loan type and weighted-average loan-to-value ratios as of December 31:

	2007
	Outstanding Balance	Weighted- Average Loan to Value	Maximum Contractual Exposure
Loan Type:
FHA/VA loan	$230,413	70%	$230,413
Conventional loans	1,468,259,319	78%	1,345,722,165

Total	$1,468,489,732		$1,345,952,578

18. OTHER GENERAL AND ADMINISTRATIVE EXPENSES

Other general and administrative expenses for the years ended December 31 consist of the following:

	2007	2006	2005
Stationery and supplies	$3,934,759	$3,835,630	$3,595,577
Insurance	6,494,877	3,817,766	2,214,805
Net cost of operation of real estate held for sale	9,811,596	476,854	(356,710)
Securitization guaranty fees	1,124,513	2,584,227	1,567,552
Losses on delinquent loans	2,661,384	1,021,517	2,159,505
Credit and debit card interchange expense	8,965,720	7,469,806	6,663,736
Other	5,667,409	4,159,175	11,946,281

Total	$38,660,258	$23,364,975	$27,790,746

19. INCOME TAXES

Income taxes include Puerto Rico income taxes as well as applicable federal and state taxes. As Puerto Rico corporations, the Company and all of its Puerto Rico subsidiaries are generally required to pay federal income taxes only with respect to their income derived from the active conduct of a trade or business in the United States (excluding Puerto Rico) and certain investment income derived from U.S. assets. Any such tax is creditable, with certain limitations, against Puerto Rico income taxes. However, if the United States income tax paid is not taken as a credit it can be taken as a deduction in arriving at net taxable income in Puerto Rico. Under the Puerto Rico Internal Revenue Code, the Company and its subsidiaries are treated as separate taxable entities and are not entitled to file a consolidated tax returns.

Under the Puerto Rico tax law, a company’s tax liability will be the greater of the tax computed under the regular tax system or the alternative minimum tax (“AMT”) system. The AMT is imposed based on 22% of regular taxable income after certain adjustments for preference items. An AMT credit may be claimed in future years for tax paid on an AMT basis in excess of the regular tax basis.

The maximum statutory corporate income tax rate in Puerto Rico is 39.0% for the taxable year ended December 31, 2007. In August 2005, the Government of Puerto Rico approved an increase in the maximum statutory rate from 39.0% to 41.5% to corporations and partnerships for a two-year period. The tax rate was applied retroactively effective January 1, 2005 to all of the Company’s subsidiaries doing business in Puerto Rico. The additional tax related to the income earned from January 1 to the date of enactment of the law was recorded in 2005 net of the impact in the deferred taxes. In addition, in May 2006, the Government of Puerto Rico approved an additional one year transitory tax applicable only to the banking industry that raised the maximum statutory tax rate to 43.5% for 2006. For taxable years beginning after December 31, 2006, the maximum statutory tax rate is 39.0%.

A portion of the Company’s interest income arises from mortgage loans, mortgage-backed securities and other investment securities, including interest generated on various U.S. securities held by the international banking entities (“IBEs”) of the Company, which is tax-exempt for Puerto Rico income tax purposes. The elimination of exempt income, net of related expenses, from the determination of taxable income results in a reduction of the income tax liability.

On August 22, 2004, legislation was enacted in Puerto Rico to provide a temporary reduction in the long-term capital gain tax rates. The law amended the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”), to reduce the long-term capital gain tax rates from 12.5% to 6.25% for transactions occurring from July 1, 2004, through June 30, 2005. To take advantage of this reduction, during 2005 the Company entered into two agreements with the Puerto Rico Treasury Department (“PRTD”) related to certain intercompany transactions of IO strips, which were initially recognized as a result of previous mortgage loan transfers to third parties. The agreements permitted the Company to accelerate for tax purposes the capital gain recognition of $123.9 million. During 2007, as a result of the correction in the accounting for certain mortgage loan transfers recharacterized as secured borrowings as part of the 02-04 Restatement, the Company entered into a new agreement with the PRTD. The new agreement clarified that notwithstanding the aforementioned recharacterization, the 2005 intercompany IO strip transaction permitted the Company to acquire separate and identifiable assets with a tax basis of $123.9 million related to the IO strips subject to the payment of the capital gains tax. The agreement further clarified that the IO tax asset is a stand-alone intangible asset subject to a straight-line amortization over 15 years.

The following table sets forth the components of income tax (benefit) expense from continuing operations:

	Year Ended December 31,
	2007	2006	2005
Current income taxes	$3,609,025	$10,776,725	$26,916,981

Deferred income taxes	(28,635,065)	(8,457,743)	(7,803,317)

Income tax (benefit) expense on (loss) income from continuing operations	$(25,026,040)	$2,318,982	$19,113,664

The following table sets forth the components of income tax (benefit) expense from discontinued operations:

	Year Ended December 31,
	2007	2006	2005
Current income taxes:
Puerto Rico	$—	$—	$482,259
United States	4,035	121,277	(212,270)

	4,035	121,277	269,989

Deferred income taxes
United States	(5,577,431)	7,399,034	3,152,842

Income tax (benefit) expense on (loss) income from discontinued operations	$(5,573,396)	$7,520,311	$3,422,831

The (benefit) provision for income taxes of the Company varies from amounts computed by applying the Puerto Rico statutory tax rate to income before taxes as follows:

	Year Ended December 31,
	2007		2006		2005
	Amount	% of pre-tax income	Amount	% of pre-tax income	Amount	% of pre-tax income
Computed income tax at Puerto Rico’s statutory rate	$(48,220,797)	39.00%	$8,305,250	41.50%	$14,768,973	41.50%
Effect on provision of:
Tax-exempt interest, net of disallowed items	5,249,419	(4.25)%	(1,755,948)	(8.77)%	(2,644,420)	(7.43)%
Exempt income- IBEs	(3,854,611)	3.12%	(3,143,010)	(15.71)%	(19,883,296)	(55.87)%
Amounts expected to reverse at tax rates other than the statutory rate	34,178	(0.03)%	83,477	0.42%	1,575,838	4.43%
Other (non-taxable) / Non-deductible items, net	(1,904,461)	1.54%	(701,191)	(3.50)%	(285,631)	(0.80)%
Dividends received and preferred stock dividends deduction	17,057,292	(13.80)%	10,750,550	53.72%	8,362,087	23.50%
Additional tax benefit-years closed for tax purposes	(776,236)	0.63%	(3,844,572)	(19.21)%	(1,647,213)	(4.63)%
Tax benefit – interest only strips closing agreement	(6,428,583)	5.20%	—	—	(32,600,968)	(91.61)%
Warrants liability	(11,696,024)	9.46%	(14,044,599)	(70.18)%	—	—
Valuation allowance	25,513,783	(20.64)%	6,669,025	33.32%	51,468,294	144.62%

Total	$(25,026,040)	20.24%	2,318,982	11.59%	$19,113,664	53.71%

The net deferred tax assets consist of the following:

	December 31,
	2007	2006	2005
Deferred tax assets:
Net operating loss carry forward	$63,903,045	$27,247,515	$11,118,805
Capital loss carry forward	199,336	265,781	265,781
Allowance for loan and lease losses	38,753,819	23,226,868	18,395,963
AMT and other tax credits	3,700,542	1,567,996	—
Real estate held for sale	773,219	306,687	57,248
Deferred rent obligations	952,297	867,607	831,859
Unrealized losses on derivative instruments	—	527,809	1,040,547
Recourse reserve	12,576,507	14,385,165	15,125,688
Net deferred loan origination fees	15,194,788	13,506,565	16,080,716
Discount on securities available for sale	1,036,316	1,494,616	441,266
Interest only strips tax asset	39,674,217	36,467,083	39,203,355
Reserve for class action settlement	11,310,000	11,310,000	11,310,000
Reserve for servicing advances and other	5,011,361	4,378,864	4,651,138
Valuation allowance on loans held for sale	9,928,659	2,819,235	745,091
Other	970,115	5,252,778	1,261,061

Deferred tax assets, gross	203,984,221	143,624,569	120,528,518
Valuation allowance on deferred tax assets	(97,562,269)	(61,105,700)	(51,468,294)

Deferred tax assets, net	106,421,952	82,518,869	69,060,224

	December 31,
	2007	2006	2005
Deferred tax liabilities:
Unrealized gain on securities held for trading	(927,847)	(594,843)	(2,032,950)
Unrealized gain on derivative instruments held for trading	(2,231,613)	(3,161,243)	(1,849,070)
Deferred fees on brokered deposits	(2,494,833)	(3,071,695)	(1,974,295)
Servicing asset	(24,315,479)	(24,790,673)	(19,244,335)
IOs available for sale	(1,530,149)	(1,915,859)	(2,345,979)
Unrealized gains on securities available for sale	(1,203,364)	(738,539)	(5,008,887)
Other	(187,317)	(13,747)	(1,408,040)

Deferred tax liabilities	(32,890,602)	(34,286,599)	(33,863,556)

Net deferred tax assets	$73,531,350	$48,232,270	$35,196,668

The Company evaluated its ability to realize the deferred tax asset and concluded that, based on the weight of available evidence, it is more likely than not that a portion of the asset will not be realized. As a result, the Company has established a valuation allowance as of December 31, 2007, 2006 and 2005. Increase in the valuation allowance for deferred tax assets during the years ended December 31, 2007, 2006 and 2005 amounted to $36.5 million, $9.6 million and $51.5 million, respectively, of which $10.9 million and $3.0 million were included in income tax expense from discontinued operations as of December 31, 2007 and 2006, respectively. Failure to achieve sufficient projected taxable income might affect the ultimate realization of the net deferred tax asset. Factors that may affect the Company’s ability to achieve sufficient forecasted taxable income include, but are not limited to reduction in margins, increased competition, and loss of market share.

The Company adopted FIN 48 effective January 1, 2007. As a result of the adoption, the Company recorded an adjustment to retained earnings of approximately $927,000. The Company classifies all interest and penalties related to tax uncertainties as income tax expense. For the year ended December 31, 2007, the Company recognized approximately $73,000 in interest and penalties.

During 2006 the PRTD began an income tax examination of the income tax returns for the years 2002, 2003 and 2004 of R-G Premier, R&G Mortgage and Mortgage Store. The completion of the examination for a given audit period could result in an adjustment to our liability for income taxes. Management cannot ascertain what will be the outcome of the adjustments, if any, to the results of operations for any given period. During 2005 the PRTD finalized an income tax examination of R&G Mortgage’s 2001 Puerto Rico income tax return. As a result of the examination, R&G Mortgage paid $775,000.

20. STOCKHOLDERS’ EQUITY

Earnings Per Share

Shares of the Company’s Class A common stock are entitled to two votes per share and are exchangeable into shares of Class B common stock at the option of the holder. All of the Class A shares have been owned since the Company’s organization by Mr. Víctor J. Galán.

The Company’s weighted-average number of common shares outstanding used in the computation of basic earnings per common share was 51,185,268 in 2007 (2006-51,184,641; 2005-51,160,039). During 2007 no cash dividends were paid on common shares (2006-$0.05; 2005-$0.42 per share).

The reconciliation of the numerator and denominator of the basic and diluted earnings per share follows:

	Year Ended December 31,
	2007	2006	2005
Net (loss) income from continuing operations	$(98,617,029)	$17,693,668	$16,474,221
Preferred stock dividends:
Non-cumulative perpetual	(15,884,000)	(15,884,000)	(15,884,000)
Series A redeemable	(11,954,167)	(10,687,500)	—
Accretion on Series A redeemable	(30,519,078)	(14,749,255)	—

(Loss) income from continuing operations	(156,974,274)	(23,627,087)	590,221
Loss from discontinued operations	(33,478,148)	(8,695,242)	(2,192,166)

Net loss	$(190,452,422)	$(32,322,329)	$(1,601,945)

Weighted average shares:
Basic weighted-average number of common shares outstanding	51,185,268	51,184,641	51,160,039
Incremental shares issuable upon exercise of stock options	45,100	53,100	107,500
Incremental shares issuable upon exercise of common stock warrants	—	8,175	—

Diluted weighted average number of common shares outstanding	51,230,368	51,245,916	51,267,539

Net (loss) income per common share:
From continuing operations-basic	$(3.07)	$(0.46)	$0.01
From continuing operations-diluted	$(3.06)	$(0.46)	$0.01
Discontinued operations-basic/diluted	$(0.65)	$(0.17)	$(0.04)
Net loss-basic	$(3.72)	$(0.63)	$(0.03)
Net loss-diluted	$(3.72)	$(0.63)	$(0.03)

Non-cumulative perpetual preferred stock at December 31, 2007 may be redeemed in whole or in part at a redemption price of $25.00 at the Company’s sole option as follows:

Initial Redemption Date
Series A	October 1, 2003
Series B	January 1, 2005
Series C	April 1, 2006
Series D	March 1, 2007

No redemptions have been made as of December 31, 2007.

Redeemable Preferred Stock

In March 2006, the Company sold, through RAC, $150.0 million of noncumulative perpetual Series A redeemable preferred stock (the “Series A redeemable preferred stock”). The Series A redeemable preferred stock, which was sold to a small group of investors (the “Investors”) in a private placement, bore a 9.5% annual dividend rate payable in quarterly installments, and was non-callable by RAC for seven years, except in certain circumstances including a change of control of the Company, RAC or Crown Bank, subject to regulatory approval. RAC’s Series A redeemable preferred stock had the same priority with respect to dividends and rights upon liquidation as the Company’s other outstanding series of preferred stock. The Series A redeemable preferred stock was structured to fully count as Tier I regulatory capital on consolidation.

Consistent with the terms of a securities purchase agreement (the “Securities Purchase Agreement”) also entered into with the Investors in March 2006, RAC contributed $15.0 million to Crown Bank and retained $15.0 million, which is $750,000 more than the dividend payments due on the Series A redeemable preferred stock for one year. After paying issuance costs, RAC transferred to RGF approximately $110.0 million of the net remaining proceeds, which the Company used to make capital contributions to Premier Bank and R&G Mortgage, as needed, and for general corporate purposes.

In connection with the transaction, the Company granted the Investors immediately exercisable warrants (the “warrants”) to purchase 10 million shares of the Company’s common stock at an exercise price of $12 per share. In addition, the Company, through RAC, granted the Investors Additional Purchase Rights Investments, or APRIs, that provided the Investors with the right to monetize a 20% interest in the value of RAC and Crown Bank. For every quarter that RAC paid a dividend on the Series A preferred stock, the number of warrants would decrease by 250,000 (down to a minimum of 8 million shares) and the per share exercise price would increase by $0.25 (up to a maximum of $14.00 per share). Conversely, if RAC failed to pay a quarterly dividend, the number of the Company’s warrants would correspondingly increase and the exercise price would correspondingly decrease, but never to more than 10 million shares or less than a $12.00 per share exercise price.

The Series A redeemable preferred stock was initially recorded as minority interest reduced by the initial fair value of the warrants, APRIs and issuance costs, following the residual method consistent with the Company’s policy election. The initial fair value of the warrants amounted to approximately $66.0 million and issuance costs amounted to approximately $10.0 million. The APRIs had no value at issuance. The fair value of the warrants was recorded in other liabilities with subsequent changes in fair value included in earnings. The Series A redeemable preferred stock and the issuance costs were accreted to dividends thru the first redemption date (seven years), consistent with the provisions of EITF D-98. In October 2006, when the Company made the decision to sell Crown Bank and all of the requirements of SFAS 144 were met, the accretion period was adjusted to one year, as it was determined that it was probable that a sale would be completed within one year. As of December 31, 2006, the fair value of the warrants was approximately $30.0 million. The APRIs had no value as of December 31, 2006.

As further discussed in Note 4, in May 2007, the Company entered into the Crown Agreement with Fifth Third pursuant to which Fifth Third would acquire all of the outstanding shares of common stock of Crown Bank. Pursuant to SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” when circumstances change such that an otherwise not mandatorily redeemable instrument meets the definition of mandatorily redeemable (that is, the event is no longer conditional because the event has occurred, the condition is resolved, or the event has become certain to occur), the financial instrument is reclassified as a liability. The transactions contemplated by the Crown Agreement constituted a change of control of Crown Bank within the meaning of the Series A redeemable preferred stock certificate of designation, thus requiring reclassification to liability in May 2007. Upon reclassification, the instrument was initially recorded at fair value (approximately $179.2 million) with the difference between the fair value of the instrument and its carrying amount (approximately $60.2 million) recorded in retained earnings. No gain or loss related to the reclassification of the instrument is recognized in the consolidated statements of (loss) income. Subsequent changes in the fair value of the liability amounted to $14.2 million and were included in discontinued operations in the consolidated statements of (loss) income.

The change of control of Crown Bank also caused an automatic redemption of the Series A redeemable preferred stock at 110% of stated value. The Company sought and received permission from the Federal Reserve Board to redeem the Series A redeemable preferred stock in connection with the closing of the transactions to sell Crown Bank and redeemed such instrument upon the closing of the sale of Crown Bank on November 2, 2007. As a result of an amendment entered into with the Investors in October 2007, the various transactions contemplated by the Securities Purchase Agreement were, in all respects and for all purposes, deemed terminated and of no further force or legal effect, as of November 2, 2007.

Immediately following the sale of Crown Bank, RAC used a portion of the proceeds ($165.0 million) to redeem its Series A redeemable preferred stock. In connection therewith, R&G Financial repurchased all of the outstanding warrants to purchase 8.75 million shares of its common stock for a cash payment of $0.001 for each share of the Company’s Class B Common Stock subject to such warrants.

21. RELATED PARTY TRANSACTIONS

The Company leases some of its facilities from a related party owned by Mr. Víctor J. Galán. The original lease terms vary from a month-to-month basis to up to 10 years, excluding renewal options in 2 to 5 years intervals of up to 15 years. The annual rentals under these agreements during the years ended December 31, 2007, 2006 and 2005 were approximately $5.7 million, $4.0 million and $3.7 million, respectively. In connection with the operating lease for 2007 and the finance obligation for 2006 and 2005, as discussed in Note 15, payments amounting to approximately $671,000, $2.7 million and $2.1 million were made to this related party during the years ended December 31, 2007, 2006 and 2005, respectively.

Loans to directors, officers and employees of the Company were made in the ordinary course of business. Interest rates on such loans were substantially the same as those prevailing at the time for comparable transactions with unrelated parties, and did not involve more than a normal risk of collectibility. The aggregate amount of loans outstanding to officers, directors and principal stockholders of the Company and its subsidiaries amounted to $11.8 million, $13.0 million and $13.7 million during the years ended December 31, 2007, 2006 and 2005, respectively. Deposits held from officers, directors, employees and principal stockholders of the Company totaled $12.1 million, $20.8 million and $49.1 million at December 31, 2007, 2006 and 2005, respectively.

Effective January 1, 2006, R&G Mortgage and Premier Bank amended its Master Purchase, Servicing and Collection Agreement (the “MPSCA”) whereas the parties agreed to modify the servicing fees charged by R&G Mortgage for the services rendered and certain aspects of the servicing rights. In such agreement Premier Bank retains R&G Mortgage as a servicer of its loans originated or sold after the effective date of the agreement for a customary servicing fee. Refer to Note 22 for further disclosures of MPSCA agreement implications to regulatory requirements.

22. REGULATORY REQUIREMENTS

R&G Financial is a bank holding company and is subject to regulation by the Board of Governors of the Federal Reserve System (“FRB”) and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (“Puerto Rico Commissioner” or “Commissioner”). R&G Financial is required to file a report of its operations annually with, and is subject to examination by, the FRB, which has established guidelines regarding the capital adequacy of bank holding companies. These requirements are substantially similar to those adopted by the FDIC for depository institutions, as set forth below.

Under the Bank Holding Company Act of 1956, as amended (“BHCA”), bank holding companies, all of whose subsidiary depository institutions are “well capitalized” and “well managed”, as defined in the BHCA, and which obtain satisfactory Community Reinvestment Act ratings, may elect to be treated as financial holding companies. Financial holding companies are permitted to engage in a broader spectrum of activities than those currently permitted for bank holding companies. Financial holding companies can engage in activities that are deemed to be “financial” in nature, including insurance, underwriting and brokerage. R&G Financial became a financial holding company in 2000, when it elected to be so treated under the BHCA. In view of the issues that the Company has faced since the announcement of its 02-04 Restatement, it withdrew that election, effective September 7, 2007, and ceased to be a financial holding company.

As of December 31, 2006, the Company relied on its financial holding company status to operate R-G Insurance as a direct subsidiary of the holding company and to have the ability to engage in certain activities described above. In connection with the withdrawal of its election to be treated as a financial holding company, the Company has restructured its ownership of R-G Insurance. On July 24, 2007, Premier Bank received authorization from the Commissioner to engage in the insurance agency business in Puerto Rico through the contribution of all the shares of capital stock of R-G Insurance from R&G Financial to Premier Bank. Effective September 7, 2007, R-G Insurance became a wholly owned subsidiary of Premier Bank. The tax-free reorganization had no impact on the current operations of the Company. Following the corporate reorganization, the Company is engaged solely in activities permitted by the BHCA for bank holding companies.

Banking Regulations

Premier Bank is organized under the Puerto Rico Banking Act, as amended, and is subject to regulation and examination by the Puerto Rico Commissioner, and the FDIC and to certain regulations established by the FRB.

International Banking Entity Regulations

R&G International is subject to supervision and regulation by the Puerto Rico Commissioner under the International Banking Center Regulatory Act (the “IBE Act”). Under the IBE Act no sale, encumbrance, assignment, merger, exchange or transfer of shares, interest or participation in the capital of an international banking entity may be initiated without prior approval of the Commissioner. Regulations limit the business activities that may be carried out in an international banking entity. Such activities are generally limited to persons and assets located outside Puerto Rico. Please refer to Note 32 for additional information regarding the operations of R&G International and its reorganization as an IBE business unit of R&G Financial.

Mortgage Banking Regulations

As of December 31, 2007, the mortgage banking business conducted by R&G Mortgage was subject to the rules and regulations of FHA, VA, FNMA, FHLMC, GNMA and the Puerto Rico Commissioner with respect to originating, processing, selling and servicing mortgage loans and the issuance and sale of mortgage-backed securities and to certain regulations established by the FDIC and the FRB. Those rules and regulations also applied to the mortgage banking business conducted by The Mortgage Store, prior to its 2006 merger into R&G Mortgage. As of December 31, 2007, R&G Mortgage was a HUD-approved non-supervised mortgagee. R&G Mortgage’s affairs were also subject to supervision and examination by such entities at all times to assure compliance with the applicable regulations, policies and procedures.

As of December 31, 2007, Premier Bank was an approved HUD Title II FHA supervised mortgagee as well as a FHLMC authorized Seller/Servicer and approved Certified Lender for Rural Housing Loan Programs. Premier Bank was subject to supervision and examination by such entities at all times to ensure compliance with applicable regulations, policies and procedures.

Mortgage origination activities are subject to, among others, the Equal Credit Opportunity Act, the Federal Truth-in-Lending Act and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder. R&G Mortgage is also subject to regulation by the Puerto Rico Commissioner with respect to, among other things, licensing requirements and maximum origination fees on certain types of mortgage products.

In connection with events occurring subsequent to December 31, 2007, R&G Mortgage no longer holds FNMA or GNMA licenses. Please refer to Note 32 for information about the current status of the mortgage banking licenses held by R&G Mortgage and Premier Bank.

Registered Broker-Dealer Regulations

R-G Investments was the Company’s retail brokerage business and was registered as a broker-dealer with the SEC and the Commissioner. R-G Investments was also a member of the National Association of Securities Dealers, now

known as FINRA (the “NASD”). As a registered broker-dealer, R-G Investments was subject to regulation by the SEC, the NASD and the Puerto Rico Commissioner in matters relating to the conduct of its securities business, including record-keeping and reporting requirements, supervision and licensing of employees and obligations to customers. In particular, R-G Investments was subject to net capital rules, which specify minimum net capital requirements for registered broker-dealers. These are designed to ensure that such institutions maintain adequate regulatory capital in relation to their liabilities and the size of their business. As of December 31, 2006, R-G Investments was in compliance with these regulatory requirements.

Effective October 31, 2006, the Company sold certain assets of the retail brokerage business of R-G Investments to UBS Financial Services Incorporated of Puerto Rico, a subsidiary of UBS AG. Please refer to Note 4 for additional information regarding the sale of assets of R-G Investments and its subsequent liquidation and dissolution.

Regulatory Capital Requirements

The Company and its banking subsidiaries are subject to various regulatory capital requirements administered by the Commissioner and federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary banks to maintain minimum amounts and ratios (set forth in the table below) of total capital, as defined in the regulations, to risk-weighted assets, as defined in the regulations (the “Total Capital Ratio”), Tier 1 capital, as defined in the regulations, to risk-weighted assets, (the “Tier 1 Capital Ratio”) and of Tier 1 capital to total consolidated average assets, as defined in the regulations (the “Leverage Ratio”). To be categorized as well capitalized, Premier Bank must maintain Total Capital, Tier 1 Capital and Leverage Ratios as set forth in the table below.

At December 31, 2007, Premier Bank was in compliance with all the regulatory capital requirements that were applicable to it as a state non-member bank (i.e., Total Capital and Tier 1 Capital Ratios of at least 8% and 4%, respectively, and Leverage Ratio of at least 4%). As of December 31, 2007, Premier Bank was considered “well capitalized” for purposes of the prompt corrective action regulations adopted by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. To be considered a well capitalized institution under these regulations, an institution must maintain a Leverage Ratio of at least 5%, a Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and not be subject to any written agreement, order or directive to meet and maintain a specific capital ratio.

As of December 31, 2007, the Company’s Leverage Ratio fell below the minimum regulatory level for capital adequacy that is applicable to the Company as a bank holding company. Failure to meet capital standards initiates certain mandatory requirements by regulators and, possibly, additional discretionary actions by those regulators that, if undertaken, could have a material adverse effect on the Company’s financial condition.

The following table reflects the Company’s and Premier Bank’s actual capital amounts and ratios, and applicable regulatory capital requirements at December 31, 2007, 2006 and 2005:

	Actual		Requirement for capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2007
Total Capital Ratio (to risk-weighted assets):
Consolidated	$599,049	10.07%	$476,101	8%	N/A	N/A
Premier Bank only	$556,553	11.42%	$389,959	8%	$487,448	10%
Tier 1 Capital Ratio (to risk-weighted assets):
Consolidated	$330,126	5.55%	$238,051	4%	N/A	N/A
Premier Bank only	$495,155	10.16%	$194,979	4%	$292,469	6%
Leverage Ratio (to average assets):
Consolidated	$330,126	3.84%	$344,119	4%	N/A	N/A
Premier Bank only	$495,155	6.40%	$309,547	4%	$386,933	5%

As of December 31, 2006
Total Capital Ratio (to risk-weighted assets):
Consolidated(1)	$877,934	10.59%	$663,210	8%	N/A	N/A
Premier Bank only	$576,815	11.52%	$400,612	8%	$500,765	10%
Tier 1 Capital Ratio (to risk-weighted assets):
Consolidated(1)	$635,671	7.67%	$331,605	4%	N/A	N/A
Premier Bank only	$518,095	10.35%	$200,306	4%	$300,459	6%
Leverage Ratio (to average assets):
Consolidated(1)	$635,671	5.00%	$508,148	4%	N/A	N/A
Premier Bank only	$518,095	5.85%	$354,129	4%	$442,662	5%

As of December 31, 2005
Total Capital Ratio (to risk-weighted assets):
Consolidated(1)	$805,321	9.80%	$657,202	8%	N/A	N/A
Premier Bank only	$532,253	10.94%	$389,161	8%	$486,451	10%
Tier 1 Capital Ratio (to risk-weighted assets):
Consolidated(1)	$558,878	6.80%	$328,601	4%	N/A	N/A
Premier Bank only	$485,355	9.98%	$194,581	4%	$291,871	6%
Leverage Ratio (to average assets):
Consolidated(1)	$558,878	4.29%	$521,266	4%	N/A	N/A
Premier Bank only	$485,355	5.26%	$369,127	4%	$461,409	5%

(1)	Includes investment in Crown Bank at December 31, 2006 and 2005.

The Company has included as Tier 1 Capital approximately $98.4 million, $211.8 million and $192.4 million as of December 31, 2007, 2006 and 2005, respectively, related to trust preferred securities. Tier 2 Capital in the Total Capital Ratios at December 31, 2007, 2006 and 2005 includes $194.8 million, $163.2 million and $182.7 million, respectively, related to the same securities. The related junior subordinated notes are included within other borrowings in the accompanying consolidated statements of financial condition.

On March 1, 2005, the Federal Reserve Board adopted a final rule that allows the continued limited inclusion of preferred securities as Tier 1 regulatory capital of bank holding companies. Currently, trust preferred securities and qualifying perpetual preferred stock are limited in the aggregate to no more than 25% of a bank holding company’s core capital elements. Under the final rule, trust preferred securities and other restricted core capital elements will be subject to stricter quantitative limits following a five-year transition period. Under the final rule, as supplemented by a subsequent March 23, 2009 final rule delaying the originally prescribed implementation date, as of March 31, 2011, the aggregate amount of trust preferred securities and cumulative perpetual preferred stock, as well as certain additional elements of Tier 1 Capital which are identified in the rule, may not exceed 25% of a bank holding company’s Tier 1 Capital, net of goodwill less any associated deferred tax liability. Amounts of restricted core capital elements in excess of this limit generally may be included in Tier 2 Capital. The rule will effectively limit the amount of trust preferred securities that may be included in Tier 1 Capital.

The rule described in the preceding paragraph also changes the regulatory capital treatment of recourse obligations, residual interests and direct credit substitutes. The rule imposed a dollar-for-dollar capital requirement on residual interests retained in sale or securitization transactions and a 25% limit on the amount of Tier 1 Capital that may consist of credit-enhancing IO strips, a subset of residual interests.

Failure to meet capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. The Company is exploring a number of alternatives to improve its liquidity and capital position, which are described in Note 2. In addition, the Company is exploring the possibility of participating in various programs developed by the US Treasury, but does not currently meet certain conditions for participating in such programs. Although R&G Financial is formulating and taking steps to implement a plan to address its capital and liquidity needs, the Company cannot provide assurance that it will ultimately be successful in executing these initiatives.

The regulatory capital amounts and ratios of Premier Bank disclosed above consider as an asset of Premier Bank an account receivable from R&G Mortgage of $50.5 million (the “Bank Receivable”) at December 31, 2007, 2006 and 2005. The Bank Receivable arose as a result of an agreement to transfer servicing rights contemplated under the MPSCA between Guaynabo Federal Savings Bank (predecessor to Premier Bank) and R&G Mortgage. The FDIC and the FRB notified Premier Bank that the Bank Receivable constitutes a violation of Sections 23A and 23B of the Federal Reserve Act and Regulation W. On May 14, 2009, the FDIC notified Premier Bank that, based on R&G Mortgage’s inability to make immediate cash repayment of the Bank Receivable, Premier Bank should immediately charge-off the Bank Receivable, which was done upon receipt of the May 14 letter.

The full charge-off of the Bank Receivable could cause Premier Bank’s Total Capital Ratio as of June 30, 2009 to fall below the minimum to be considered a well capitalized bank. If Premier Bank had charged off the full amount of the Bank Receivable as of December 31, 2007, it would still have met the minimum ratios to be considered a well capitalized bank under the FDIC’s prompt corrective action regulations as of such date. The charge-off of the Bank Receivable had no impact on the consolidated results of operations or regulatory capital of the Company.

Premier Bank is considering certain transactions to improve its regulatory capital position and maintain its well capitalized status as of June 30, 2009. Some of these transactions, which include the transfer to Premier Bank of certain assets by the Company and R&G Mortgage, require the prior approval of the FDIC. The Company can give no assurance that Premier Bank will be able to effect these transactions or whether such transactions would be sufficient to maintain Premier Bank as a “well capitalized” institution as of June 30, 2009. However, the Company expects that, even if it were not able to effect any of the proposed transactions, Premier Bank would still meet the minimum regulatory capital requirements applicable to it in order to be considered “adequately capitalized.”

As an “adequately capitalized” institution, Premier Bank is subject to restrictions on accepting brokered deposits, including any and all deposits sold at rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions in Premier’s Bank market area. An “adequately capitalized” bank must obtain a waiver from the FDIC in order to accept, renew or roll over brokered deposits. In addition, certain interest rate limits would apply to such brokered deposits. Although Premier Bank can seek permission from the FDIC to accept brokered deposits if it were no longer considered to be a “well capitalized” institution, the FDIC may deny permission, or revoke previously granted permission, or may permit Premier Bank to accept fewer brokered deposits than the level considered desirable. Other possible consequences of classification as an “adequately capitalized” institution include the potential for increases in Premier Bank’s borrowing costs and terms from the FHLB and other financial institutions, as well as in its premiums to the Deposit Insurance Fund administered by the FDIC to insure bank deposits. Such changes could have a material adverse effect on Premier Bank’s operations. The FDIC has indicated that it expects Premier Bank to decrease the level of its brokered deposits.

Federal and state banking regulations place certain restrictions on dividends paid by Premier Bank to the Company, and loans or advances made by Premier Bank to the Company or certain other affiliates. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of Premier Bank and loans or advances are limited to ten percent of Premier Bank’s capital stock and surplus on a secured basis. In addition, dividends paid by Premier Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements. In connection with the issuance of the FDIC Order discussed below, Premier Bank may not pay dividends to the Company without the prior written permission of its regulator.

Please refer to Note 32 for additional information about the Company’s and Premier Bank’s regulatory capital ratios following December 31, 2007 and a notice received by Premier Bank from the FDIC.

Cease and Desist Orders

On March 14, 2006, the Board of Directors of the Company consented to the issuance of a Cease and Desist Order (the “FRB Order”) by the FRB. The FRB Order became effective on March 16, 2006. On the same date, the Board of Directors of Premier Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the FDIC (the “FDIC Order”). The FDIC Order was issued and became effective on March 16, 2006. The Commissioner and Premier Bank also agreed that the issuance of the FDIC Order would be binding upon the Commissioner and Premier Bank with the same legal effect as if the Commissioner had issued a separate order (the “Commissioner Order” and, collectively with the FRB Order and the FDIC Order, the “Orders”).

The Orders require the Company and Premier Bank to, among other things, file with the FRB and the FDIC within prescribed time periods updated plans with respect to capital and liquidity and to engage an independent consultant to report to the FRB and the FDIC on specified matters related to mortgage loans in the Company’s and Premier Bank’s portfolios, and to act on recommendations resulting therefrom. The Company and Premier Bank have filed within the prescribed time periods the updated plans required under the Orders.

The Orders require that the Company and its banking subsidiaries receive permission from the applicable regulator prior to making or declaring any dividends or payments on their outstanding securities. In requesting approval for such payments, the Company must provide current and projected information on consolidated earnings, cash flow, capital, concentration of credit, asset quality and allowance for loan and lease loss needs of its banking subsidiaries, as well as information regarding the sources of funds for such payments. The applicable regulator would then determine whether to approve the payment pursuant to its policy, including, in the case of the FRB, but not limited to the proposed payment’s impact on the Company’s continued ability to serve as a source of financial strength to its banking subsidiaries. Requests by the Company and Premier Bank for permission from the FDIC to make such payments must demonstrate that the proposed payment will not have an unacceptable impact on Premier Bank’s capital position, cash flow, concentrations of credit, asset quality and allowances for loan and lease loss needs.

Finally, the Orders reminded the Company and its affiliates to engage only in transactions with each other which comply with applicable federal affiliate transaction regulations, to report certain transactions on a monthly basis to the applicable regulator and to obtain the prior approval of the applicable federal regulator for certain transactions. Under the Orders, the Company and its affiliates are permitted to continue to conduct business with each other as they have done in the past in accordance with the terms and conditions established therein and subject to certain limitations.

Under the terms of the Orders, the Company, Premier Bank and the respective regulatory agencies recognize that the Company and Premier Bank neither admitted nor denied any unsafe and unsound banking practices. No fines or monetary penalties were assessed against the Company or Premier Bank under the Orders.

23. STOCK OPTION PLANS

The Company has stock option plans designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and reward key employees for outstanding performance and the attainment of targeted goals.

In 1996, an amount of Company common stock equal to 10% of the aggregate number of Class B Shares sold in the Company’s initial public offering (241,500 shares, equivalent to 1,304,100 shares after giving effect to stock splits) was authorized under the 1996 Stock Option Plan, which may be filled by authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources.

During 2004, the Company adopted the 2004 Stock Option Plan. Under the 2004 Stock Option Plan, a total of 1,000,000 shares of the Company’s common stock were authorized. The Company’s Stock Option Plans provide for the grant of stock options at an exercise price equal to the fair market value of the Class B shares at the date of the grant. Stock options are available for grant to key employees of the Company and any subsidiaries. No options were issued prior to the public offering.

The maximum term of the options granted is ten years. Under the provisions of the stock option plans, options can be exercised as follows: 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% after five years.

There were no stock options granted during the years 2007, 2006, and 2005. Stock option activity during 2005, 2006 and 2007 was as follows:

	Number of Shares	Weighted Average Price
Outstanding stock options, January 1, 2005	246,550	$16.99
Granted	—	$—
Exercised (1)	(44,800)	$9.29
Canceled	—	$—

Outstanding stock options, December 31, 2005	201,750	$18.70
Granted	—	$—
Exercised	—	$—
Canceled (2)	(97,650)	$10.75

Outstanding stock options, December 31, 2006	104,100	$26.16
Granted	—	$—
Exercised	—	$—
Canceled (2)	(25,000)	$30.00

Outstanding stock options, December 31, 2007	79,100	$24.94

(1)	The aggregate intrinsic value of the stock options exercised amounted to approximately $1.2 million.
(2)	Stock options are canceled upon expiration.

Details of stock options outstanding and exercisable at December 31, 2007 follow:

	Options Outstanding		Options Exercisable
Prices	Number of Shares	Weighted Average Remaining Contractual Life (years)	Number of Shares	Weighted Average Remaining Contractual Life (years)
$10.00	15,000	3.50	15,000	3.50
10.17	3,000	1.42	3,000	1.42
10.75	2,100	1.42	2,100	1.42
30.00	59,000	6.17	25,000	6.17

$24.94	79,100	5.35	45,100	4.74

Prior to January 1, 2006, employee compensation expense under stock options was reported using the intrinsic value method. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, for the year ending December 31, 2005. The fair value of options was estimated on the date of the grants using the Black-Scholes Option Pricing Model.

Net income as reported	$14,282,055
Pro-forma compensation expenses, net of tax	139,395

Pro forma	$14,142,660

Basic earnings per share – as reported	$(0.03)

Basic earnings per share – pro forma	$(0.03)

Diluted earnings per share – as reported	$(0.03)

Diluted earnings per share – pro forma	$(0.03)

24. PROFIT SHARING PLAN

The Company has a profit sharing plan (the “Plan”) which covers substantially all regular employees. Annual contributions to the Plan are based on matching percentages up to 5% of employee salaries, based on the employee’s years of service and on operational income, as defined by the Plan, and are deposited in a trust. Contributions to the Plan during the years ended December 31, 2007, 2006 and 2005 amounted to approximately $354,000, $384,000 and $417,000, respectively.

The Company and its subsidiaries have no post-retirement benefit plans for their employees.

25. COMMITMENTS AND CONTINGENCIES

Commitments to Buy and Sell Mortgage-backed securities and Mortgage Loans

As of December 31, 2007, the Company had commitments to sell mortgage-backed securities and mortgage loans amounting to approximately $87.7 million.

Effective October 12, 2007 GNMA will not issue to R&G any new commitments to guaranty MBS. In addition, R&G will not be permitted to use existing commitment authority to issue additional securities.

The Company believes it will be able to fulfill its obligations under existing sale and purchase commitments.

Lease Commitments

The Company is obligated under several non-cancellable leases for office space and equipment rentals, all of which are accounted for as operating leases. The leases expire at various dates with options for renewals. Certain lease agreements contain scheduled rent increases or rent holidays. Rent expense is recognized on a straight-line basis over the term of the lease. The difference between the actual rental payments and the straight-line expense is recorded as a deferred rent obligation within other liabilities in the consolidated statements of financial condition. Rent expense during the years ended December 31, 2007, 2006 and 2005 amounted to approximately $11.4 million, $7.7 million and $8.5 million, respectively.

As of December 31, 2007, minimum annual rental commitments under non-cancellable operating leases for certain office space and equipment, including leases with an affiliate, were as follows:

Year ending December 31,
2008	$8,574,844
2009	7,754,512
2010	7,309,423
2011	6,892,650
2012	6,317,725
Thereafter	19,186,525

Total minimum lease payments	$56,035,679

Litigation

Class Action Lawsuits. Following the April 25, 2005 announcement of the 02-04 Restatement, the Company and certain of its officers and directors were named as defendants in eight putative securities class actions filed by shareholders in the U.S. District Courts for the Southern District of New York and the District of Puerto Rico, alleging violations of the federal securities laws. These actions were all consolidated in the Southern District of New York before the Honorable John E. Sprizzo and an amended and consolidated complaint was filed on February 27, 2007. A motion to dismiss the amended complaint was filed on May 4, 2007. That motion was denied on September 10, 2007 and the Company filed an answer to the amended complaint on October 12, 2007. These lawsuits, brought on behalf of shareholders who purchased the Company’s securities as early as January 21, 2003 and as late as February 13, 2007, alleged primarily that the defendants engaged in securities fraud by disseminating materially false and misleading statements during the class period and mischaracterizing certain mortgage loan transfers as sales rather than secured borrowings. These lawsuits sought unspecified compensatory damages, costs and expenses. As a result of the agreement to settle the actions, the Company established a litigation reserve and recorded a charge to the Company’s full-year financial results for 2005 of $29 million.

Refer to Note 32 for additional information regarding the settlement of the litigation.

Shareholder Derivative Lawsuits. Certain officers, directors and former officers and directors of the Company were also named as defendants in five shareholder derivative actions filed in the U.S. District Court for the Southern District of New York and the District of Puerto Rico beginning June 13, 2005. These derivative actions purported to bring claims on behalf of the Company based principally on allegations that the Company’s officers and directors breached their fiduciary duties by allowing the Company to use inadequate procedures and financial controls in connection with the Company’s financial statements and made misstatements to the public concerning the Company’s financial controls and financial performance. Four of these derivative actions were consolidated in the Southern District of New York before the Honorable John E. Sprizzo. The fifth shareholder derivative action was voluntarily dismissed by the plaintiff by a stipulation endorsed by the court on September 6, 2006, after R&G Financial successfully moved to have the action transferred from the District of Puerto Rico to the Southern District of New York. The relief sought in these derivative actions included unspecified compensatory damages on behalf of the Company, disgorgement of defendants’ profits, benefits and compensation, equitable and/or injunctive relief, costs and other expenses.

The Company also reached a settlement in the shareholder derivative action originally filed in 2005. For additional information refer to Note 32.

Other Lawsuits. The Company is involved in a number of lawsuits arising in the ordinary course of business. The Company cannot predict the outcome of the matters and is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact to R&G Financial of these matters. Accordingly, no reserve is being established in the Company’s financial statements at this time. Management cannot determine whether these actions, suits, claims and proceedings will, individually or collectively, have a material adverse effect on the business, results of operations, financial condition and liquidity of the Company.

Other Legal Matters. On April 26, 2005, the SEC informed the Company that it was conducting an informal investigation into its accounting and disclosure practices related to the April 25, 2005 announcement that it would restate its financial results, and the underlying issues related to the 02-04 Restatement. Subsequently, the SEC issued a formal order of investigation in connection with the previously announced informal inquiry and the Company received a subpoena from the SEC on October 21, 2005 relating to this investigation.

On February 12, 2007, the SEC approved a final settlement with the Company, which resolved the SEC’s investigation of the Company in connection with the 02-04 Restatement of its financial statements. Under the settlement approved by the SEC, the Company agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of certain provisions of the securities laws. The SEC did not impose a financial penalty in connection with this settlement. The Company and the United States District Court for the Southern District of New York have consented to the entry of a final judgment to implement the terms of the agreement.

26. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

In the normal course of business, the Company is party to various off-balance sheet financial instruments to satisfy the financing needs of its customers. These instruments, which include commitments to extend credit and commitments under letters of credit outstanding, involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of these instruments are an indicator of the Company’s activities in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit and outstanding letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and issuing letters of credit as it does for on-balance sheet instruments.

At December 31, 2007, commitments to extend credit amounted to $768.0 million of which $493.4 million were tied to either LIBOR or Prime rates. Outstanding letters of credit amounted to $12.8 million.

Commitments to extend credit are legally binding agreements to lend money to customers at predetermined interest rates for a specified period of time as long as the conditions established in the contract are met. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral obtained varies, but usually includes real estate mortgages and income-producing commercial properties. A geographic concentration exists because most of the Company’s business activity is with customers located in Puerto Rico.

Outstanding letters of credit are written conditional commitments issued by the Company to guarantee the performance of a customer to a third-party. The credit risk involved in issuing letters of credit and the extent of collateral obtained, if deemed necessary, are essentially the same as that involved in extending loan facilities to customers. Liability for the Company’s commitments under its letters of credit is insignificant at December 31, 2007. Management does not anticipate any material losses as a result of these transactions.

27. INTEREST RATE RISK MANAGEMENT

The Company maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings and cash flows that are caused by interest rate volatility. The Company’s goal is to manage interest rate sensitivity by modifying the repricing or maturity characteristics of certain balance sheet assets and liabilities so that the net interest margin is not on a material basis adversely affected by movements in interest rates.

As part of its interest rate risk management, the Company enters into freestanding derivative instruments such as interest rate swaps, interest rate caps, futures and options. Derivatives are generally either privately negotiated over-the-counter (“OTC”) or standard contracts transacted through regulated exchanges. OTC contracts generally consist of swaps, caps and options. Exchange-traded derivatives include futures and options. Interest rate swap agreements involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal. Interest rate caps and floors are option-like contracts that require the writer to pay the purchaser at specified future dates the amount, if any, by which a specified market interest rate exceeds the fixed cap rate or falls below the fixed floor rate, applied to a notional principal amount. The option writer receives a premium for bearing the risk of unfavorable interest rate changes.

By using derivative instruments, the Company exposes itself to credit and market risk. Entering into interest rate agreements involves the risk of dealing with counterparties and their ability to meet the terms of the contracts, and also the interest rate risk associated with unmatched positions. If the counterparty fails to fulfill its performance obligations under a derivative contract, the Company’s credit risk will equal the fair value gain in a derivative. Generally, when the fair value of a derivative contract is positive, this indicates that the counterparty owes the Company, thus creating a counterparty exposure for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, assumes no counterparty exposure. To manage the level of credit risk, the Company deals with counterparties of good credit standing, enters into master netting agreements whenever possible and, when appropriate, obtains collateral. Master netting agreements incorporate rights of offset that provide for the net settlement of subject contracts with the same counterparty in the event of default. Market risk is the risk that future changes in market conditions may make an instrument less valuable. Exposure to market risk is managed in accordance with risk limits set by the Board of Directors through policy, by buying or selling instruments or entering into offsetting positions.

The following table summarizes the activity in derivative transactions as of and for the years ended December 31:

	Underlying Notional Amount		Fair Value		Net Gains (Losses)
	Assets	Liabilities	Assets	Liabilities
2007
Interest rate swaps	$11,164,595	$10,000,000	$47,033	$367,370	$(1,929,038)
Forward commitments	—	4,448,487	—	10,211	(55,120)
Trading derivative IOs	31,044,857	—	1,697,994	—	(268,500)
Interest rate caps	—	166,900,102	—	5,053,980	1,874,308
Index options	21,000,000	—	3,623,145	—	3,195,313
Embedded derivative	—	20,717,884	—	3,493,066	(3,116,367)

	$63,209,452	$202,066,473	$5,368,172	$8,924,627	$(299,404)

2006
Interest rate swaps	$11,513,909	$101,816,505	$541,373	$2,378,196	$1,557,730
Forward commitments	3,517,302	—	21,452	—	495,300
Trading derivative IOs	36,306,128	—	2,023,177	—	(292,589)
Interest rate caps	—	200,077,750	—	8,864,652	237,297
Index options	2,000,000	—	501,563	—	98,313
Embedded derivative	—	1,620,686	—	376,698	(73,330)

	$53,337,339	$303,514,941	$3,087,565	$11,619,546	$2,022,721

2005
Eurodollar options	$—	$—	$—	$—	$1,373,167
Interest rate swaps	11,842,820	192,665,833	442,115	4,333,673	3,444,004
Forward commitments	—	42,500,000	—	473,849	(440,920)
Trading derivative IOs	42,960,423	—	2,384,466	—	—
Interest rate caps	400,000,000	236,549,581	1,084,347	9,560,329	3,881,682
Index options	2,000,000	—	403,250	—	7,552
Embedded derivative	—	1,620,686	—	303,366	1,013

	$456,803,243	$473,336,100	$4,314,178	$14,671,217	$8,266,498

For derivative instruments, the contract or notional amounts do not represent exposure to credit loss. Instead, the amount potentially subject to credit loss is substantially less. Options are contracts that grant the purchaser the right to buy or sell the underlying asset by a certain date at a specified price.

A detail of interest rate swaps by contractual maturity at December 31, 2007 follows.

Notional Amount	Maturity	Pay Fixed Rate	Receive Floating Rate	Designation/ Description	Option Features
$10,000,000	December 15, 2009	5.69%	3 month LIBOR	Non-Hedge	Cancelable quarterly after one year
11,164,595	June 23, 2015	6.03%	1 month LIBOR	Non-Hedge	Monthly Amortization Swap – Initial Notional Amount $12 million

$21,164,595

Expected maturities may differ from contractual maturities because counterparties to the agreements may have the right to cancel the swaps.

The two amortizing interest rate swaps with a notional amount of $12.0 million to hedge firm commitments on commercial loans granted by the Company. The Company had an additional amortizing swap for $23.0 million maturing on July 2015 with a fixed rate of 5.68%, to hedge a commercial loan that was cancelled during the year, as the loan was paid-off by the borrower. During 2007, the Company also cancelled an additional interest rate swap with a notional amount of $70.0 million.

In October 2005, the Company completed the renegotiation of certain mortgage loan transfers with a local financial institution previously accounted for as secured borrowings. After the renegotiation, the Company was allowed to recognize the transactions as sales under SFAS 140. As part of the renegotiation, the Company effectively eliminated the full recourse provisions included in the original agreements. This recourse obligation precluded the original transfers from being accounted for as sales, which created an inconsistency with the stated intent of both the Company and the local financial institution involved in the transfers. As a result of the renegotiation, the Company de-recognized the mortgage loans held for sale of approximately $135.8 million and the related secured borrowing; recognized MSRs of approximately $1.6 million, a recourse obligation of approximately $1.4 million, retained interests (variable rate IOs) of approximately $6.3 million (refer to Note 17) and trading derivative IOs of approximately $2.4 million. The trading derivative IOs were the result of two of the mortgage loan transfers in which the Company is obligated to pass-through the buyer variable interest cash flows that can exceed the cash flows received from the underlying mortgage loans (implied swap). A gain on sale of approximately $10.1 million was recognized as a result of this renegotiation, included in net (loss) gain on loan sales and fees in the accompanying consolidated statements of (loss) income.

At December 31, 2007, the Company had seven interest rate cap agreements outstanding with a total notional amount of $166.9 million. The notional amount of these agreements amortize proportionately to the underlying mortgage loans. These agreements end on the last day that the mortgage loan with the longest maturity in the pool of underlying mortgages is outstanding. The interest rate to be paid on these cap agreements is 100% of the 3-month LIBOR rate when the reset index is greater than the cap strike rate. The table below shows the notional amount, strike rate and effective date of each cap agreement as of December 31, 2007:

Notional Amount	Strike Rate
$1,509,113	4.23%
23,276,620	4.30%
52,008,370	4.23%
2,251,670	4.36%
28,135,331	4.32%
28,087,060	3.88%
31,631,938	4.73%

$166,900,102

The Company did not purchase interest rate caps during 2007.

28. ACQUISITIONS

On October 11, 2004, the Company and Crown Bank entered into a purchase and assumption agreement with SouthTrust Bank to acquire 18 of its branches located in three banking markets in the State of Florida and one banking market in the State of Georgia. The Company successfully completed the transaction on February 18, 2005. The transaction was intended to permit Crown Bank to expand its Central Florida footprint into nearby Lakeland, Florida and obtain a presence in the Jacksonville, Florida and Augusta, Georgia markets.

The total consideration paid for the branches totaled approximately $125.9 million, including approximately $400,000 in transaction costs. The transaction was considered the acquisition of a business. The condensed balance sheet detailing major assets and liabilities of the branches acquired as of the acquisition date follows:

(Dollars in Thousands)
Cash and cash equivalents	$172,823
Loans	313,583
Goodwill	100,765
Core deposit intangible	22,729
Other assets	18,500

$628,400

Deposits	$625,962
Other liabilities	2,438

$628,400

As a result of the acquisition, the Company recognized goodwill of $100.8 million, a core deposit intangible of $22.7 million, a premium on loans of $1.9 million, and an increase to the carrying value of its other real estate held for sale of $530,000.

The transaction was treated as though the business combination had been completed as of January 1, 2005 and thus no supplemental pro forma consolidated income statement information has been presented.

29. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instruments is the amount at which the instruments may be exchanged in a current transaction between willing parties. The estimated fair values of the Company’s financial instruments as of December 31, 2007, 2006 and 2005 are as follows:

	December 31,
	2007		2006		2005
	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash and due from banks	$16,207,296	$16,207,296	$44,340,661	$44,340,661	$60,125,064	$60,125,064
Securities purchased under agreements to resell	—	—	4,153,756	4,153,756	56,685,951	56,685,951
Time deposits with other banks	38,647,037	38,647,037	178,694,052	178,694,052	50,357,341	50,357,341
Restricted cash	41,875,120	41,875,120	120,767,906	120,767,906	55,356,129	55,356,129
Securities held for trading	5,942,218	5,942,218	17,628,804	17,628,804	47,261,295	47,261,295
Securities available for sale	1,684,578,306	1,684,578,306	2,440,503,803	2,440,503,803	2,875,955,803	2,875,955,803
Securities held to maturity	—	—	66,263,890	65,500,198	58,789,577	58,830,342
Other investment securities	78,970,916	78,970,916	87,441,588	87,441,588	95,440,388	95,440,388
Mortgage loans held for sale	550,883,732	550,883,732	1,020,590,605	1,020,590,605	2,303,873,257	2,303,873,257
Loans and leases receivable, net	5,172,779,003	4,945,041,701	4,671,571,789	4,551,362,670	3,742,725,024	3,668,015,800
Servicing assets	75,327,091	75,327,091	76,185,227	76,185,227	57,889,478	60,260,969
Accrued interest receivable	43,525,528	43,525,528	48,690,309	48,690,309	48,379,593	48,379,593

	December 31,
	2007		2006		2005
	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
Derivative financial instruments	5,368,172	5,368,172	3,087,565	3,087,565	4,314,178	4,314,178

Financial liabilities:
Deposits	4,385,936,059	4,367,301,177	4,445,793,056	4,389,114,408	3,949,859,051	3,877,332,398
Federal funds purchased	—	—	45,000,000	45,000,000	90,000,000	90,000,000
Securities sold under agreements to repurchase	1,492,423,934	1,499,406,907	1,949,740,321	1,934,448,670	2,621,445,249	2,602,621,214
Notes payable	120,824,722	120,824,722	213,218,228	213,218,228	251,966,043	251,966,043
Advances from FHLB	712,500,000	712,504,177	826,500,000	822,181,691	723,500,000	710,222,640
Secured borrowings, net	338,871,760	336,414,157	825,683,195	816,708,742	1,445,402,568	1,441,801,062
Other borrowings	335,051,546	224,360,503	404,725,104	344,697,800	406,107,321	389,111,428
Accrued interest payable	35,030,601	35,030,601	35,132,345	35,132,345	27,598,660	27,598,660
Derivative financial instruments	8,924,627	8,924,627	11,619,546	11,619,546	14,671,217	14,671,217
Warrants liability	—	—	29,989,806	29,989,806	—	—

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Short-Term Financial Instruments

Short-term financial instruments, which include cash and due from banks, restricted cash, securities purchased under agreements to resell, time deposits with other banks, accrued interest receivable, federal funds purchased and accrued interest payable, have been valued at their carrying amounts reflected in the consolidated statements of financial condition as these are reasonable estimates of fair value given the relatively short period of time between origination of the instruments and their expected realization.

Securities Held For Trading, Securities Held to Maturity, Securities Available For Sale, and Other Investments

Securities held for trading, securities held to maturity and securities available for sale are valued at quoted market prices, if available. For securities without quoted prices, fair values represent quoted market prices for comparable instruments. For retained beneficial interest recorded as securities available for sale or held for trading the fair value is determined using pricing models developed by an independent third-party valuation firm based on the 3 month LIBOR forward rate and other observable market data.

Other investments, such as FHLB stock and limited partnership interests have been valued at their carrying amounts reflected in the consolidated financial statements. The market value of FHLB stock is its redemption value determined by the recoverability of its cost. For R&G Capital Trusts the fair value was determined using an estimated present value calculation.

Mortgage Loans Held For Sale

Mortgage loans held for sale are generally valued based on quoted market prices for mortgage-backed securities adjusted by particular characteristics like guarantee fees, servicing fees, actual delinquency and the credit risk associated with the individual loans. Loans over 120 days delinquent are valued based on a discounted cash flow model that projects expected cash flow from the recovery of the collateral or comparable sales of loans with similar characteristics, if available.

Derivative Financial Instruments

The fair value of derivative financial instruments is estimated as the amounts that the Company would receive or pay to terminate the contracts at the reporting date, taking into account the current unrealized gains or losses of open contracts. Market or dealer quotes are available for many derivatives; otherwise, pricing or valuation models are applied to current market information to estimate fair value.

Loans and Leases Receivable, Net

The fair value of loans and leases, except residential mortgage loans, which are held for investment have been estimated for groups of loans and leases with similar financial characteristics. These asset categories were further segmented into various maturity groups, and by accruing and non-accruing groups. The fair value of accruing loans was calculated by discounting scheduled cash flows through their estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. Prepayment experienced in previous periods when interest rates were at levels similar to current levels was assumed to occur for mortgage loans, adjusted for any differences in the outlook of interest rates. Other loans assume little or no prepayments. For residential mortgage loans the methodology followed is the same as for mortgage loans held for sale.

Servicing Assets

The value of servicing assets is derived from using models based on the present value calculations of the expected future cash flows associated with the servicing rights. Such valuations are based on assumptions that market participants would use in estimating future servicing income and expense, such as discount rates, prepayment speeds, estimate of servicing cost, and ancillary income per loan and default rates. For further detail on assumptions and methodology refer to Note 17.

Deposits

The fair value of deposits with no stated maturity, such as non-interest bearing checking, savings, money market and NOW accounts, is equal to the amount payable on demand. The fair value of fixed maturity accounts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

The fair value estimates of deposits do not include the fair value of core deposits intangible.

Borrowings

The fair value of securities sold under agreements to repurchase, advances from the FHLB, secured borrowings, and other borrowings was determined using discounted cash flow analysis over the remaining term of the obligations using market rates for similar instruments. Securities sold under agreements to repurchase with a maturity below 90 days and notes payable have been valued at their carrying amounts reflected in the consolidated statements of financial condition as these are reasonable estimates of fair value given the relatively short period of time to expected maturity.

Warrants Liability

The Company estimates the fair value of its warrants liability using a Black-Scholes model based on a modified form, which considers annual compounding. We adjust the model for dividends paid to value the price of the warrants. The Company’s primary valuation assumptions include a risk-free rate and implied volatilities based on the price of the stock at each valuation date.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

In addition, the fair values presented do not attempt to estimate the value of the Company’s fee generating businesses and anticipated future business activities; that is, they do not represent the Company’s value as a going concern. Furthermore, the differences between the carrying amounts and the fair values presented may not be realized because, in many cases, the Company generally intends to hold these financial instruments to maturity and realize the recorded values.

Reasonable comparability of fair values among financial institutions is not likely due to the wide range of permitted valuation techniques and numerous estimates that must be made in the absence of secondary market prices. This lack of objective pricing standards introduces a greater degree of subjectivity to these derived or estimated fair values. Therefore, while disclosure of estimated fair values of financial instruments is required, readers are cautioned in using this data for purposes of evaluating the financial condition of the Company.

30. R&G FINANCIAL CORPORATION (HOLDING COMPANY ONLY) FINANCIAL INFORMATION

The following condensed financial information presents the financial position of R&G Financial Corporation (the “Holding Company”) only as of December 31, 2007, 2006 and 2005 and the results of its operations and its cash flows for each of the three years ended on December:

Statements of Financial Condition

	December 31,
	2007	2006	2005
Assets
Cash and cash equivalents	$5,712,457	$9,148,478	$2,640,415
Time deposits with other banks	50,000,000	26,500,000	—
Mortgage-backed and investment securities held to maturity, at amortized cost (market value: 2006 - $8,485,027; 2005 - $12,773,019)	—	8,385,981	12,557,138
Investment in and advances to subsidiaries, at equity(1):
Bank subsidiaries	507,786,062	483,814,347	448,704,776
Other subsidiaries(2)	77,250,119	436,973,725	430,531,410
Other assets	14,205,957	13,871,303	14,362,421

Total assets	$654,954,595	$978,693,834	$908,796,160

Liabilities
Other liabilities	$9,711,196	$57,015,236	$26,472,840
Long-term debt	335,051,546	335,051,546	335,051,546
Securities sold under agreements to repurchase	—	7,645,515	—
Provision for class action settlement	31,900,000	31,900,000	31,900,000

Total liabilities	376,662,742	431,612,297	393,424,386

Series E redeemable preferred stock(3)	—	54,892,264	—

Stockholders’ equity	278,291,853	492,189,273	515,371,774

Total liabilities and stockholders’ equity	$654,954,595	$978,693,834	$908,796,160

(1)	Includes $75.0 million and $25.0 million of preferred stock of bank and other subsidiaries, respectively.
(2)

Includes $6.5 million for 2007 and $10.1 million for 2006 and 2005 related to R&G Capital Trusts III, V and VI, unconsolidated subsidiaries under FIN 46R. Refer to Note 5 for more detail relating to the OTTI recorded during 2007.

(3)

Series E redeemable preferred stock issued by the Holding Company and purchased in its entirety by RAC. Such redeemable preferred stock is eliminated in consolidation and, therefore, is not included in the Company’s consolidated statement of financial position as of December 2006.

Statements of (Loss) Income

	Year Ended December 31,
	2007	2006	2005
Income
Interest income	$946,711	$2,466,558	$636,197
Dividend income on preferred stock from subsidiaries	5,212,500	6,805,208	6,950,000
Change in fair value of warrant liability	29,989,849	36,011,793	—
Other	8,054,966	2,770,694	3,376,341

	44,204,026	48,054,253	10,962,538

Expenses
Interest expense	12,285,051	22,421,045	22,479,800
Operating expenses	27,039,632	7,684,800	37,153,809

	39,324,683	30,105,845	59,633,609

Income (loss) before equity in earnings of unconsolidated subsidiaries	4,879,343	17,948,408	(48,671,071)
Income tax expense	226,542	—	—
Equity in earnings of unconsolidated subsidiaries: (1)
Bank	3,355,349	24,474,121	96,027,098
Non-bank	(140,103,327)	(33,424,104)	(33,073,972)

Net (loss) income	$(132,095,177)	$8,998,425	$14,282,055

(1)	Includes dividend income on common stock from subsidiaries of $34.1 million, $19.8 million and $51.2 million for the years ended December 31, 2007, 2006 and 2005, respectively.

The Holding Company had no operations during the years ended December 31, 2007, 2006 and 2005.

The principal source of income for the Holding Company consists of dividends from Premier Bank and R&G Mortgage. Dividends paid by the banking subsidiary during the years ended December 31, 2007, 2006 and 2005 amounted to $16.3 million, $17.6 million and $35.8 million, respectively.

The payment of dividends by Premier Bank to the Holding Company may be affected by certain regulatory requirements and policies, such as the maintenance of certain minimum capital levels. See Note 22 for further information regarding specific regulatory restrictions on dividend payments to the Holding Company from Premier Bank.

Statements of Cash Flows

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net (loss) income	$(132,095,177)	$8,998,425	$14,282,055

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	217,122	222,446	357,667
Loss on sale of investment securities	56,838	—	—
Equity in undistributed earnings of unconsolidated subsidiaries	170,883,686	28,707,625	(11,736,639)
Change in fair value of warrants	(29,989,806)	(36,011,793)	—
Change in fair value of redeemable preferred stock	(10,441,778)	—	—
(Increase) decrease in other assets	(434,989)	321,429	(2,851,647)
Provision for class action settlement	—	—	29,000,000
(Decrease) increase in other liabilities and accrued expenses	(3,950,180)	(2,234,249)	11,583,195

Total adjustments	126,340,893	(8,994,542)	26,352,576

Net cash (used in) provided by operating activities	(5,754,284)	3,883	40,634,631

Cash flows from investing activities:

Purchase of investment securities	(279,412)	(781,599)	—
Proceeds from sales of investment securities	7,283,453	—	—
Principal repayments and redemptions of investment securities	1,275,000	4,900,000	6,350,000
Investment in and advances to subsidiaries	171,338,277	(55,583,018)	(130,884,821)
Purchase of premises and equipment	(66,674)	—	(135,317)

Net cash provided by (used in) investing activities	179,550,644	(51,464,617)	(124,670,138)

Cash flows from financing activities:
Issuance of common stock	—	27,316	501,391
Net (decrease) increase in securities sold under agreements to repurchase	(7,645,515)	7,645,515	—
Proceeds from the issuance of redeemable preferred stock	—	110,250,000	—
Redemption of redeemable preferred stock	(121,275,000)	—	—
Cash dividends	(24,811,866)	(33,454,034)	(37,545,441)

Net cash (used in) provided by financing activities	(153,732,381)	84,468,797	(37,044,050)

	Year Ended December 31,
	2007	2006	2005
Net increase (decrease) in cash and cash equivalents	20,063,979	33,008,063	(121,079,557)
Cash and cash equivalents at beginning of year	35,648,478	2,640,415	123,719,972

Cash and cash equivalents at end of year	$55,712,457	$35,648,478	$2,640,415

Non-cash transactions:
Accretion of redeemable preferred stock Series E	$22,901,515	$10,643,864	$—

31. INDUSTRY SEGMENTS

At December 31, 2007, the Company operated in three major reportable segments identified by line of business: banking, mortgage banking and insurance agency activities. At December 31, 2006 and 2005 the Company had operations presented as discontinued operations as further discussed in Note 4. Management has determined its reportable segments based on legal entity, which is the way the operating decisions are made and performance is measured. These entities have then been aggregated by products, services and markets with similar characteristics. The Company monitors the performance of its reportable segments based on pre-established goals for different financial parameters such as net interest income and net income. The accounting policies followed by the segments are the same as those described in the Significant Accounting Policies section in Note 3.

The following summarized financial information presents the results of the Company’s segments for each of the three years ended on December 31, 2007:

	Year Ended December 31, 2007
	Banking	Mortgage Banking	Insurance	Segment Totals
Net interest income (expense)	$146,104,188	$2,178,237	$211,275	$148,493,700

Net interest income (expense) after provision for loan and lease losses	$77,703,890	$1,587,731	$211,275	$79,502,896
Non-interest income	21,704,568	7,521,121	14,365,140	43,590,829

Total revenue	99,408,458	9,108,852	14,576,415	123,093,725
Non-interest expenses	(147,449,381)	(73,729,695)	(2,936,588)	(224,115,664)

(Loss) income from continuing operations before income taxes	$(48,040,923)	$(64,620,843)	$11,639,827	$(101,021,939)

	Year Ended December 31, 2006
	Banking	Mortgage Banking	Insurance	Segment Totals
Net interest income (expense)	$153,344,021	$4,941,032	$(275,769)	$158,009,284

Net interest income (expense) after provision for loan and lease losses	$133,736,788	$4,827,484	$(275,769)	$138,288,503
Non-interest income	31,590,346	49,088,635	15,222,160	95,901,141

Total revenue	165,327,134	53,916,119	14,946,391	234,189,644
Non-interest expenses	(138,885,370)	(76,490,027)	(3,168,573)	(218,543,970)

(Loss) income from continuing operations before income taxes	$26,441,764	$(22,573,908)	$11,777,818	$15,645,674

	Year Ended December 31, 2005
	Banking	Mortgage Banking	Insurance	Segment Totals
Net interest income (expense)	$208,244,502	$16,547,682	$267,518	$225,059,702

Net interest income (expense) after provision for loan and lease losses	$184,681,665	$16,547,682	$267,518	$201,496,865
Non-interest income	58,627,960	40,973,885	14,607,087	114,208,932

Total revenue	243,309,625	57,521,567	14,874,605	315,705,797
Non-interest expenses	(145,347,885)	(73,507,534)	(2,898,231)	(221,753,650)

(Loss) income from continuing operations before income taxes	$97,961,740	$(15,985,967)	$11,976,374	$93,952,147

The following is a reconciliation of reportable segment revenues and income before income taxes to the Company’s consolidated amounts:

	Year Ended December 31, 2007
	Segment Totals	Elimination of intersegment revenues (cost)	Corporate revenues (cost) and other	Total consolidated
Net interest income (expense)	$148,493,700	$(3,339,324)	$(21,667,360)	$123,487,016

Net interest income (expense) after provision for loan and lease losses	$79,502,896	$(3,339,324)	$(21,667,360)	$54,496,212
Non-interest income	43,590,829	(18,464,611)	29,868,435	54,994,653

Total revenue	123,093,725	(21,803,935)	8,201,075	109,490,865
Non-interest expenses	(224,115,664)	20,956,963	(29,975,233)	(233,133,934)

(Loss) income from continuing operations before income taxes	$(101,021,939)	$(846,972)	$(21,774,158)	$(123,643,069)

	Year Ended December 31, 2006
	Segment Totals	Elimination of intersegment revenues (cost)	Corporate revenues (cost) and other	Total consolidated
Net interest income (expense)	$158,009,284	$(3,054,552)	$(21,135,021)	$133,819,711

Net interest income (expense) after provision for loan and lease losses	$138,288,503	$(3,054,552)	$(21,135,021)	$114,098,930
Non-interest income	95,901,141	(30,453,240)	36,063,485	101,511,386

Total revenue	234,189,644	(33,507,792)	14,928,464	215,610,316
Non-interest expenses	(218,543,970)	30,683,481	(7,737,177)	(195,597,666)

(Loss) income from continuing operations before income taxes	$15,645,674	$(2,824,311)	$7,191,287	$20,012,650

	Year Ended December 31, 2005
	Segment Totals	Elimination of intersegment revenues (cost)	Corporate revenues (cost) and other	Total consolidated
Net interest income (expense)	$225,059,702	$(8,302,098)	$(21,079,032)	$195,678,572

Net interest income (expense) after provision for loan and lease losses	$201,496,865	$(8,302,098)	$(21,079,032)	$172,115,735
Non-interest income	114,208,932	(23,827,944)	455,052	90,836,040

Total revenue	315,705,797	(32,130,042)	(20,623,980)	262,951,775
Non-interest expenses	(221,753,650)	31,528,066	(37,138,306)	(227,363,890)

(Loss) income from continuing operations before income taxes	$93,952,147	$(601,976)	$(57,762,286)	$35,587,885

Total assets of the Company among its industry segments and a reconciliation of reportable segment assets to the Company’s consolidated total assets as of December 31, 2007, 2006 and 2005 follows:

	December 31,
	2007	2006	2005
Assets:
Banking	$7,445,443,928	$8,240,498,314	$8,679,242,588
Mortgage banking	614,370,136	881,928,787	1,211,410,755
Insurance	11,929,144	16,211,118	16,596,148

Segment Total	8,071,743,208	9,138,638,219	9,907,249,491
Corporate and other (1)	32,345,607	54,068,624	134,273,465
Elimination of Inter-segment Assets	(164,585,335)	(196,174,519)	(394,358,679)

Total assets from continuing operations	7,939,503,480	8,996,532,324	9,647,164,277
Total assets from discontinued operations	—	3,434,589,799	3,262,954,686

Total consolidated assets	$7,939,503,480	$12,431,122,123	$12,910,118,963

(1)	Includes RAC and broker dealer operations.

The following summarized information presents the results of the Company’s operations for its Puerto Rico and U.S. mainland operations for the periods presented. This information is primarily based upon the geographical location of the subsidiary.

	Year Ended December 31,
	2007		2006		2005
	Puerto Rico	United States	Puerto Rico	United States	Puerto Rico	United States
Revenue (1)	$109,457,065	$33,800	$215,686,959	$(76,643)	$262,394,628	$557,147
Non-interest expense	(230,179,206)	(2,954,728)	(195,545,288)	(52,378)	(227,363,890)	—

(Loss) income from continuing operations before income taxes	$(120,722,141)	$(2,920,928)	$20,141,671	$(129,021)	$35,030,738	$557,147

(1)	Revenue includes net interest income after provision for loan and lease losses and other non-interest income.

Total assets of the Company among its Puerto Rico and U.S. mainland operations follow:

	December 31,
	2007	2006	2005
Assets:
Puerto Rico	$8,129,234,025	$9,325,866,070	$9,959,527,440
United States	12,793,846	51,860,982	3,069,936
Intercompany eliminations	(202,524,391)	(381,194,728)	(315,433,099)

Total assets from continuing operations	7,939,503,480	8,996,532,324	9,647,164,277
Total assets from discontinued operations	—	3,434,589,799	3,262,954,686

Total consolidated assets	$7,939,503,480	$12,431,122,123	$12,910,118,963

32. SUBSEQUENT EVENTS (UNAUDITED)

Capital Resources

The Company’s liquidity and capital positions have continued to deteriorate since December 31, 2007 as a result of various factors, including the ongoing economic recession in Puerto Rico, disruptions in the capital markets and the current operating environment for financial institutions.

As of December 31, 2008 and March 31, 2009, management believes that Premier Bank was “well capitalized” for purposes of the prompt corrective action regulations adopted by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. However, see Note 22 for a discussion related to the Bank Receivable that could cause Premier Bank’s Total Capital Ratio to fall below the minimum required to be considered a well capitalized bank.

As of December 31, 2008 and March 31, 2009, the Company’s consolidated Tier 1 Capital (to average assets), or Leverage Ratio, continued below the minimum regulatory level for capital adequacy that is applicable to the Company as a bank holding company. Failure to meet capital standards initiates certain mandatory requirements by regulators and, possibly, additional discretionary actions by those regulators that, if undertaken, could have a material adverse effect on the Company’s financial condition.

See Note 2 for a summary of planned activities by management to achieve and/or maintain optimum capital levels at the Holding Company and Premier Bank.

Notice from the FDIC

On April 28, 2009, Premier Bank received a letter from the FDIC indicating concerns with Premier Bank’s asset quality, earnings position, liquidity position, capital position and risk management practices relating to liquidity. The letter further indicates that in view of the heightened risk profile in the Bank’s lending and other asset portfolios, poor earnings and marginal position, the Bank’s capital is inadequate. The notice requests that Premier Bank obtain the non-objection from the FDIC before engaging in any transaction that would materially change the balance sheet composition of the Bank, including growth in total assets of 5% or more or significant changes in funding sources, such as increasing brokered deposits or other volatile funding, as interim measures until a formal corrective action program is finalized. Additionally, prior written approval of the FDIC will be required in order for Premier Bank to issue any debt guaranteed by the FDIC under the Temporary Liquidity Guarantee Program. Under these circumstances, Premier Bank expects the FDIC will take further regulatory action. Any such actions could impose additional requirements and restrictions on Premier Bank, including the issuance by the regulatory authority of a capital directive to increase capital, higher than normal minimum capital requirements, developing liquidity contingency planning, and possible restrictions on Premier Bank’s ability to accept, rollover or renew brokered deposits without prior regulatory approval. Premier Bank has a significant amount of brokered deposits that it uses to fund its operations. Further regulatory action by the FDIC could have a material adverse effect on Premier Bank.

Mortgage Banking Operations

Status of Mortgage Banking Licenses

During April 2008, Premier Bank was authorized by the Department of Veterans Affairs to originate and close VA loans as a supervised lender. Premier Bank will be subject to the supervision and examination of such entity. R&G Mortgage is not authorized.

On May 15, 2008, R&G Mortgage and HUD entered into a settlement agreement whereby R&G Mortgage would retain its FHA-approved lender status. The agreement provides, among other things, for the payment of a $10,000 one-time civil monetary penalty, which was paid, and certain deadlines for the filing of audited financial statements. Failure to file the audited financial statements by June 2009 would require R&G Mortgage to pay additional monetary penalties on a monthly basis and allow the FHA to enforce its rights and remedies under HUD regulations, including the withdrawal of the FHA-approved lender status. Premier Bank has received approval from HUD to act as a HUD-FHA approved Title II lender. As a HUD-FHA approved Title II lender, Premier Bank will be able to offer FHA-insured loans previously offered by R&G Mortgage. R&G Mortgage has ceased its mortgage origination activities. For further information refer below to Restructuring of Mortgage Banking Operations.

On May 9, 2008, R&G Mortgage and GNMA entered into a settlement agreement that allowed R&G Mortgage to continue to act as a GNMA-approved issuer and servicer. The agreement provided, among other things, for an escrow deposit of $3.2 million and certain deadlines for the filing of audited financial statements. Failure to file the audited financial statements as scheduled would allow GNMA to enforce its rights and remedies under GNMA regulations, including the withdrawal of the GNMA issuer and servicer license. On July 7, 2008, R&G Mortgage received a letter from GNMA advising it that R&G Mortgage was in default under the agreement with GNMA due to its failure to provide audited financial statements for 2005. The letter further requires R&G Mortgage to provide by August 7, 2008 a detailed description of its plan for resolving the violation or in the alternative, to sell its GNMA servicing portfolio and withdrawing from GNMA’s programs, or face adverse action from GNMA. On August 8, 2008, R&G Mortgage received notice that GNMA would forbear further action to permit R&G Mortgage to continue its negotiations with Banco Popular regarding the potential sale of R&G Mortgage’s GNMA servicing portfolio discussed above in this Note. On September 17, 2008, R&G Mortgage announced its Servicing Rights Purchase and Transfer Agreement with Banco Popular, pursuant to which R&G Mortgage sold substantially all of its mortgage servicing rights associated with mortgage loans owned by GNMA. On December 23, 2008, R&G Mortgage agreed with GNMA to withdraw as GNMA issuer. This withdrawal had an adverse effect on the Company’s ability to issue GNMA mortgages.

On July 11, 2008, R&G Mortgage and Premier Bank received notices from FHLMC of immediate termination of their respective eligibility to sell mortgages to and service mortgages for FHLMC. FHLMC indicated that it had taken these actions due to concerns regarding the entities’ ability to continue to act as servicer and to meet their obligations to FHLMC, among other reasons. On July 14, 2008, the Company successfully obtained a temporary restraining order from the United States District Court for the District of Puerto Rico precluding the effect of these terminations. On September 16, 2008 R&G Mortgage, Premier Bank and FHLMC entered into an agreement to settle the litigation with FHLMC. Under the terms of the settlement, R&G Mortgage and Premier Bank remain as approved FHLMC seller/servicers in good standing. The settlement, which did not result in any monetary penalties, was subsequently approved by the United States District Court for the District of Puerto Rico.

On July 29, 2008, R&G Mortgage voluntarily withdrew its FNMA seller/servicer license.

Restructuring of Mortgage Banking Operations

During 2008, all of R&G Mortgage’s warehousing lines with third parties were terminated by such third parties. R&G Mortgage had a warehousing line of credit with Premier Bank which was paid in full and terminated effective March 31, 2009.

Effective February 16, 2009 the Board of Directors of R&G Mortgage determined to cease R&G Mortgage’s mortgage loan origination activities, which included the sale, marketing, processing, underwriting, closing, shipping and secondary marketing and related supporting activities, such as communications, accounting, audit, compliance, legal and human resources (“the Mortgage Origination Business”) and begin transitioning such operations to Premier Bank in order to strengthen and expand Premier Bank’s mortgage loan origination operations in Puerto Rico. The transition plan includes the employment by Premier Bank of certain officers and employees of R&G Mortgage who have experience and managerial ability to engage in such functions. No assets or liabilities of R&G Mortgage related to the Mortgage Origination Business were transferred to or assumed by Premier Bank in connection with or as a result of the plan. R&G Mortgage will continue its mortgage servicing activities.

International Banking Entity

In November 2008, R&G International received approval from the Puerto Rico Commissioner, its primary regulator, to reorganize as a business unit of R&G Financial by merging with and into a newly created business unit and contributing all its assets and liabilities to the new international banking unit. Effective January 2009, R&G International was reorganized as an IBE business unit of R&G Financial as previously approved by the Puerto Rico Commissioner.

During January 2008, R&G International refinanced the terms of its existing lines of credit to a secured term loan of up to $63.0 million. As of April 30, 2009, the line of credit had a balance of approximately $37.2 million. Principal is payable in eleven consecutive quarterly payments of $3.1 million commencing on April 30, 2008 and one final balloon payment of $28.3 million due on December 31, 2010. A default rate of 200 basis points was imposed on this facility on May 26, 2009 due to the failure of the Company to provide current financial statements and maintain an adequate loan to value ratio on the participated loans.

Securities Class Action and Derivative Shareholder Lawsuits

In February 2008, the Company entered into agreements in principle to settle all claims in the consolidated securities class action and in the shareholder derivative litigation originally filed in 2005. On May 21, 2008, R&G Financial entered into a stipulation of settlement with the lead plaintiffs in the shareholder class action, and on June 11, 2008 R&G Financial entered into a stipulation of settlement with the plaintiffs in the consolidated derivative action. In October 2008, the Company received final court approval from the U.S. District Court for the Southern District of New York of those settlements.

In connection with the settlements, the Company agreed to certain corporate governance enhancements which, among other things, imposed additional director independence requirements. As part of the global settlement, the Company agreed to pay approximately $29 million and the Company’s insurers and certain individual defendants agreed to pay an aggregate of approximately $11 million. The amount required to be paid by the Company was paid on June 5, 2008.

Tax Agreements

In 2008 in connection with the settlements described above, the Company entered into an agreement with the Puerto Rico Treasury Department that permitted the contribution by the Company of a deferred tax asset of approximately $11.3 million to any of its subsidiaries.

Other Legal Matters

On February 13, 2008, the Company publicly announced that the SEC had approved a final settlement with the Company, which resolved the SEC’s investigation of the Company. Under the settlement approved by the SEC, the Company agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of certain provisions of the securities laws. The SEC did not impose a financial penalty in connection with this settlement.